UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material under §240.14a-12

DLH Holdings Corp.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DLH Corp | Atlanta Headquarters
3565 Piedmont Road NE
Bldg. 3 Ste. 700 | Atlanta, GA 30305
(770) 554–3545 | www.dlhcorp.com

January 28, 2021

Dear Fellow Shareholders:

We are pleased to invite you to attend the 2021 Annual Meeting of Shareholders of DLH Holdings Corp. (“DLH”) to be held on Thursday, March 18, 2021 at 10:00 a.m. Eastern Time (the “2021 Annual Meeting”). Due to ongoing public health concerns regarding the COVID-19 pandemic and for the health and well-being of our shareholders, directors, management and associates, the DLH Board of Directors has directed that the 2021 Annual Meeting be held as a “virtual meeting” via the Internet. You will be able to attend the 2021 Annual Meeting virtually and vote and submit questions by visiting http://www.cstproxy.com/dlhcorp/2021.

As of the date of this letter, a state of emergency remains in effect in the State of New Jersey relating to the COVID-19 pandemic. DLH is permitted to hold a virtual meeting of shareholders under New Jersey law so long as a state of emergency remains in effect. In the event that the state of emergency is lifted prior to the date fixed for the 2021 Annual Meeting and it is not, therefore, then legally permissible to hold a completely virtual annual meeting under New Jersey law, we will announce alternative arrangements for the 2021 Annual Meeting as promptly as practicable. Any such change will be announced via press release and website posting, as well as the filing of additional proxy materials with the Securities and Exchange Commission.

The accompanying notice of meeting and proxy statement describe the matters to be acted upon at the meeting. We also will report on matters of interest to our shareholders.

We hope that you will be able to attend the virtual 2021 Annual Meeting. Whether or not you plan to attend, it is important that your shares be represented and voted. Please read the instructions in the proxy materials on how to vote by proxy.

Thank you for your continued support of DLH.

Sincerely,

Frederick G. Wasserman, Chairman
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DLH HOLDINGS CORP.
3565 Piedmont Road, NE
Building 3, Suite 700
Atlanta, Georgia 30305

NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS
To Be Held on March 18, 2021

Date, Time and Location

You are cordially invited to the Annual Meeting of Shareholders of DLH Holdings Corp., a New Jersey corporation (“DLH”, or the “Company”), which will be held on Thursday, March 18, 2021, at 10:00 a.m. Eastern Time (the “Annual Meeting”). The Annual Meeting will be held virtually via the Internet, and shareholders can access the Annual Meeting and vote and submit questions by visiting https://www.cstproxy.com/dlhcorp/2021 and entering the control number provided in these proxy materials. To register and receive access to the virtual meeting, registered stockholders and beneficial stockholders (those holding shares through a stock brokerage account or by a bank or other holder of record) will need to follow the instructions applicable to them provided in the proxy statement. In the event that on the date fixed for the 2021 Annual Meeting, it is not legally permissible to hold a virtual annual meeting under New Jersey law because a state of emergency is not then in effect in New Jersey, we will announce alternative arrangements for the 2021 Annual Meeting as promptly as practicable. Any such change will be announced via press release and website posting, as well as the filing of additional proxy materials with the Securities and Exchange Commission.

Agenda

The agenda for the annual meeting is as follows:

1.To elect eight (8) directors nominated by the Board and named in this Proxy Statement to serve until DLH’s 2022 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified;

2.To hold a non-binding advisory vote on the compensation of our named executive officers;

3.To approve an amendment to DLH’s 2016 Omnibus Equity Incentive Plan, as previously amended, to increase the number of shares available for issuance under the plan;

4.To ratify the appointment of WithumSmith+Brown, PC as our independent registered public accounting firm for the fiscal year ending September 30, 2021; and

5.To transact such other business that may properly be brought before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Record Date and Voting

The record date for the Annual Meeting is January 25, 2021. Only shareholders of record at the close of business on that date are entitled to notice of, and to vote at, the Annual Meeting. A list of record shareholders will be available for inspection at the offices of our counsel, Becker & Poliakoff, LLP, located at 45 Broadway, New York, New York 10006 for a period of ten days before the Annual Meeting during ordinary business hours and electronically during the Annual Meeting at https://www.cstproxy.com/dlhcorp/2021.

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Whether or not you plan to attend, to ensure that your shares are represented and voted at the meeting, please either vote your shares by telephone, electronically over the internet or by smartphone or tablet, or if you receive a paper proxy card by mail, by completing and returning the proxy card mailed to you. Voting instructions are provided in the Notice of Internet Availability of Proxy Materials, or, if you receive a paper proxy card by mail, the instructions are printed on your proxy card and included in the accompanying Proxy Statement. Please vote as promptly as possible in order to ensure your representation at the meeting. Submitting your instructions by any of these methods will not affect your right to attend the meeting and vote in person. If you do attend the Annual Meeting, you may revoke any prior proxy and vote your shares in person if you wish to do so. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder. Any prior proxy will automatically be revoked if you execute the accompanying proxy or if you notify the secretary of the corporation, in writing, prior to the annual meeting of shareholders. Additional instructions for accessing the Annual Meeting and voting and submitting questions are included in the accompanying proxy statement.

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Shareholders on March 18, 2021

The Proxy Statement and our 2020 Annual Report to Shareholders are available at:
http://www.cstproxy.com/dlhcorp/2021

By Order of the Board of Directors
/s/ Victor J. DiGioia Victor J. DiGioia
Dated: January 28, 2021	Secretary

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Determination of Executive Compensation	32
Summary Compensation Table	34
Narrative Discussion to Summary Compensation Table	35
Outstanding Equity Awards at End of 2020	41
Employment Agreements with Named Executive Officers	42
Stock Option Plans	46
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	46
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	48
HOUSEHOLDING OF PROXY MATERIALS	49
SHAREHOLDER PROPOSALS	49
ADDITIONAL INFORMATION	50
OTHER BUSINESS	50

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DLH HOLDINGS CORP.
3565 Piedmont Road, NE
Building 3, Suite 700
Atlanta, Georgia 30305

PROXY STATEMENT
For Annual Meeting of Shareholders
to be held on March 18, 2021

This proxy statement and the accompanying form of proxy are being furnished to you as a shareholder of DLH Holdings Corp., a New Jersey corporation (“DLH” or the “Company”), in connection with the Annual Meeting of Shareholders to be held on March 18, 2021 at 10:00 a.m. (Eastern time), to be held virtually via the Internet, and at any adjournment or postponement of the meeting. In light of ongoing developments related to the COVID-19 pandemic, the Company has determined that the 2021 Annual Meeting will be a virtual meeting conducted exclusively via live webcast in order to facilitate shareholder attendance and participation while safeguarding the health and safety of our shareholders, directors and management team. You will be able to attend and vote at the 2021 Annual Meeting online by visiting https://www.cstproxy.com/dlhcorp/2021 and using a control number assigned by Continental Stock Transfer & Trust Company. This proxy statement and the accompanying form of proxy is being made available on or about January 28, 2021 to shareholders entitled to vote at the 2021 Annual Meeting.

SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

On January 25, 2021 (the “Record Date”), there were issued and outstanding 12,543,906 shares of common stock. Only holders of common stock of record at the close of business on the Record Date are entitled to receive notice of, and to vote at, the annual meeting and any adjournment thereof. Each share of common stock is entitled to one vote on each matter submitted to shareholders. Voting is on a non-cumulative basis. Shares of our common stock represented by an effective proxy in the accompanying form will, unless contrary instructions are specified in the proxy, be voted:

•FOR the election of the eight (8) directors nominated by the Board and named in this proxy statement;

•FOR the resolution approving, by non-binding vote, the compensation of the named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC;

•FOR the approval of an amendment to the 2016 Omnibus Equity Incentive Plan, as previously amended, to increase the number of shares available for issuance under the plan;

•FOR the ratification of WithumSmith+Brown, PC as our independent registered public accounting firm for the fiscal year ending September 30, 2021; and

•FOR such other matters as may be properly brought before the meeting, and any adjournment or postponement thereof, and for which the persons named on the enclosed proxies determine, in their sole discretion, to vote in favor.

INTERNET AVAILABILITY OF PROXY MATERIALS

We are furnishing proxy materials to our shareholders primarily via the Internet, instead of mailing printed copies of those materials to each shareholder. On or about January 28, 2021, we mailed to our shareholders (other than those who previously requested electronic delivery) a Notice of Internet Availability containing instructions on how to access our proxy materials, including our proxy statement and our annual report. The Notice of Internet Availability also instructs our shareholders on how to access their proxy card to vote through the Internet or by smartphone or tablet. This process is designed to expedite shareholders’ receipt of proxy materials, lower the cost of the annual meeting, and help conserve natural resources. However, if a shareholder would prefer to receive printed proxy materials, the shareholder may follow the instructions included in the Notice of Internet Availability. If a shareholder has previously elected to receive our proxy materials electronically, that shareholder will continue to receive these materials via e-mail unless he or she elects otherwise.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders on March 18, 2021. The Proxy Statement and our 2020 Annual Report to Shareholders are available at: www.cstproxy.com/dlhcorp/2021

VIRTUAL MEETING

Due to the ongoing public health concerns regarding the COVID-19 pandemic, the Board has directed that the 2021 annual meeting be held as a virtual meeting via the Internet. The decision to hold the 2021 annual meeting in a virtual format is in accordance with New Jersey law, which permits virtual shareholder meetings while the state of emergency in New Jersey relating to the COVID-19 pandemic remains in effect. In the event that on the date fixed for the 2021 annual meeting it is not legally permissible to hold a virtual annual meeting under New Jersey law because a state of emergency is not then in effect in New Jersey, we will announce alternative arrangements for the 2021 annual meeting as promptly as practicable. This may include holding the 2021 annual meeting in person or as a hybrid meeting in which the meeting will be held in person with concurrent participation by remote means for shareholders who are not physically present. Any such change will be announced via press release and website posting, as well as the filing of additional proxy materials with the Securities and Exchange Commission.

We are committed to ensuring that our shareholders have the same rights and opportunities to participate in the 2021 annual meeting as they would if the 2021 annual meeting were being held as an in-person meeting at a physical location. To that end, shareholders will have the ability to attend the 2021 annual meeting, vote their shares electronically, and ask questions at the meeting, as discussed further below.

How to attend the 2021 Annual Meeting

As a registered shareholder, you received a Notice and Access instruction form or Proxy Card from Continental Stock Transfer & Trust Company. Both forms contain instructions on how to attend the virtual annual meeting including the URL address, along with your control number. You will need your control number for access. If you do not have your control number, contact Continental Stock Transfer & Trust Company at the phone number or e-mail address below. Continental Stock Transfer & Trust Company contact information is as follows: 917-262-2373, or email proxy@continentalstock.com.

You can pre-register to attend the virtual meeting starting on March 11, 2021 at 9:00 am eastern time. Enter the URL address into your browser http://www.cstproxy.com/dlhcorp/2021, enter your control number, name and email address. Once you pre-register you can vote or enter questions in the chat box. At the start of the meeting you will need to re-log in using your control number and will also be prompted to enter your control number if you vote during the meeting.

Beneficial owners, who own their investments through a bank or broker, will need to contact Continental Stock Transfer & Trust Company to receive a control number. Continental Stock Transfer & Trust Company can be contacted at the telephone number or email address above. Beneficial owners who wish to attend the 2021 Annual Meeting must also obtain a legal proxy by contacting their account representative at the bank, broker, or other nominee that holds their shares and e-mail a copy of their legal proxy to proxy@continentalstock.com. Beneficial owners who e-mail a valid legal proxy will be issued a meeting control number that will allow them to register to attend and participate in the 2021 Annual Meeting. After contacting Continental Stock Transfer & Trust Company, a beneficial holder will receive an e-mail prior to the meeting with a link and instructions for entering the virtual meeting. Beneficial owners should contact Continental Stock Transfer & Trust Company at least five (5) business days prior to the meeting date in order to ensure access. Please allow up to 72 hours prior to the meeting for processing your control number.

If you do not have internet capabilities, you can listen only to the meeting by dialing +1 888-965-8995, outside the U.S. and Canada +1 415-655-0243 (standard rates apply). When prompted enter the pin number 88067750#. This is a listen-only alternative and you will not be able to vote or enter questions during the meeting.

How to ask questions at the 2021 Annual Meeting

The 2021 Annual Meeting will include a question and answer session, during which we will answer questions submitted in accordance with the meeting rules posted on the meeting website and that are relevant to the Company and meeting matters. Shareholders will have an opportunity to submit written questions via the Internet at any time during the meeting by following the instructions that will be available on the meeting website. To submit written questions, shareholders must have their control number available. The question and answer session will include both questions
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submitted in advance of and during the meeting. Substantially similar questions will be answered once to avoid repetition and allow more time for other questions. If time does not permit us to address each question received either before or during the annual meeting, the Company’s answers will be posted to the “Investors” page of our corporate website, www.dlhcorp.com, as soon as possible after the meeting.

If you need technical support

If you require technical support to attend the 2021 Annual Meeting, please visit the virtual meeting website located at www.cstproxy.com/dlhcorp/2021 in advance of the 2021 Annual Meeting to ensure accessibility. Technical support in connection with the virtual meeting platform will be available by telephone at (917) 262-2373 or email at proxy@continentalstock.com from 7:00 a.m. to 5:00 p.m., New York time.

The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most updated version of the applicable software and plugins. You should ensure that you have a strong Internet or telephone connection, as applicable, wherever you intend to participate in the 2021 Annual Meeting, and you should allow plenty of time to log in or call in and ensure that you can hear audio prior to the start of the 2021 Annual Meeting.

How to Vote at the 2021 Annual Meeting

Voting by Proxy - Shareholders of Record

If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are considered a “shareholder of record” and you may vote in person by attending the meeting, or by voting your shares by proxy over the internet or by smartphone or tablet by following the instructions provided in the Notice of Internet Availability, or, if you requested to receive printed proxy materials, you may vote by marking, dating and signing the proxy card delivered to you and returning it in the postage-paid envelope provided, or you may vote over the internet or by smartphone or tablet pursuant to the instructions provided in the proxy card. Instructions for voting via the internet, by smartphone or tablet and by mail are summarized below.

By Internet-If you have internet access, you may submit your proxy by following the “Vote by Internet” instructions on the Notice of Internet Availability.

By Smartphone or Tablet-You may submit your proxy via smartphone or tablet by following the “Mobile Voting” instructions on the Notice of Internet Availability.

By Mail-You may request delivery of a physical proxy card and submit your proxy by signing your proxy card and mailing it in the postage-prepaid envelope provided to you.

In order to be timely processed, all proxies submitted by record holders through the Internet, smartphone or tablet, or by telephone must be received by 11:59 p.m. Eastern Time on March 17, 2021.

If you are a shareholder of record, your shares will be voted in the manner that you indicate in your proxy card or via the Internet or by smartphone or tablet. If you return a signed proxy card but do not indicate how you wish to vote your shares, your shares will be voted:

•FOR the election of the eight (8) directors nominated by our Board of Directors and named in this proxy statement (Proposal 1);

•FOR the approval, by non-binding vote, of the compensation of our named executive officers (Proposal 2);

•FOR the amendment of our 2016 Omnibus Equity Incentive Plan, as previously amended, to increase the number of shares available for issuance under the plan (Proposal 3); and

•FOR the ratification of WithumSmith+Brown, PC as our independent registered public accounting firm for fiscal 2021 (Proposal 4).

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    If any other business properly comes before the shareholders for a vote at the annual meeting, or at any adjournments or any postponements of the meeting, your shares will be voted according to the discretion of the holders of the proxy.

Voting by Proxy - Shares Held in Street Name

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name.” Most beneficial owners whose stock is held in the name of a broker, bank or other nominee receive instructions for granting proxies from their brokers, banks or nominees, rather than our proxy card. Shareholders owning shares through certain brokers, banks and nominees are typically able to vote by telephone, mobile devices or over the internet. You can vote your shares held through a broker, bank or nominee by following the voting instructions sent to you by that institution. If Internet, telephone or mobile device voting is unavailable from your bank or brokerage firm, please complete and return the enclosed voting instruction card in the addressed, postage paid envelope provided. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign but do not provide instructions, your shares will be voted as described below. If you hold your shares in “street name” through a broker or other nominee, then the broker who holds your shares has the authority under the applicable stock exchange rules to vote on certain items when they have not received instructions from you. However, if you hold your shares in street name you must cast your vote if you want it to count for proposals 1, 2 or 3; no votes will be cast on your behalf on such proposals if you hold your shares in street name and you do not instruct your bank or broker how to vote. Your bank or broker will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of the Company’s independent registered public accounting firm (proposal 4 of this proxy statement).

Voting at the 2021 Annual Meeting

If you are a stockholder of record and choose to vote in person, you can attend the annual meeting and cast your vote at the 2021 Annual Meeting. Shareholders may cast their votes online at the meeting by following the instructions at http://www.cstproxy.com/dlhcorp/2021 and using the control number assigned by Continental Stock Transfer & Trust Company. Shareholders who hold their shares through a broker, bank or nominee and wish to vote at the meeting must present at the meeting a legal proxy from the broker, bank or nominee issued in the shareholder’s name and confirming their beneficial ownership of the shares to be voted. Whether or not a shareholder plans to attend the meeting, the shareholder should vote by proxy to ensure his or her vote is counted. A shareholder may still attend the meeting and vote in person if he or she has already voted by proxy.

Quorum

Under our bylaws, the presence, either in person or by proxy, of the holders of a majority of the outstanding shares of the Company’s common stock is necessary to constitute a quorum permitting action to be taken at the annual meeting. Shares are counted as present at the meeting if you are present in person at the meeting, or if you have properly submitted a proxy. In addition, abstentions and broker non-votes are counted as present at the annual meeting for the purpose of determining the presence of a quorum.

Vote required

Proposal 1. The shareholders will vote to elect eight (8) directors to serve until the Company’s 2022 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified or until their earlier death, resignation or removal. The election of directors requires a plurality of the votes cast by the holders of the Company’s common stock present and voting at the annual meeting, with the eight (8) nominees receiving the highest vote totals to be elected. Shareholders may vote “FOR” OR “WITHHOLD AUTHORITY.” Votes indicating “WITHHOLD AUTHORITY” will be counted as a vote against the nominee. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the outcome of the vote of Proposal 1. If your shares are held by your broker in “street name,” and you do not furnish voting instructions to your broker, your brokerage firm may not vote your shares on Proposal 1. Brokerage firms and nominees will not have the authority to vote their customers’ unvoted shares on Proposal 1 if the customers have not furnished voting instructions within a specified period of time prior to the annual meeting.

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Proposal 2. To approve Proposal 2, we must receive the affirmative vote of at least a majority of the votes cast at the annual meeting by our shareholders. For Proposal 2, a shareholder may indicate “FOR,” “AGAINST” OR “ABSTAIN” on the proxy card. For purposes of determining the number of votes cast with respect to Proposal 2, only those votes cast “FOR” OR “AGAINST” are included. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the meeting and therefore will have no effect on the outcome of the vote for this proposal. This vote is advisory only and not binding on the Company. Although this is advisory, we, our Board of Directors, and the Management Resources and Compensation Committee of the Board value the opinions of our shareholders and expect to take the outcome of this vote into account when considering future compensation arrangements for our executive officers. Brokerage firms and nominees will not have the authority to vote their customers’ unvoted shares on Proposal 2 or to vote their customers’ shares if the customers have not furnished voting instructions within a specified period of time prior to the annual meeting.

Proposal 3. To approve Proposal 3, the amendment to the 2016 Omnibus Equity Incentive Plan, we must receive the affirmative vote of at least a majority of the votes cast at the annual meeting by our shareholders. For Proposal 3, a shareholder may indicate “FOR,” “AGAINST” OR “ABSTAIN” on the proxy card. For purposes of determining the number of votes cast with respect to this proposal, only those votes cast “FOR” OR “AGAINST” are included. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the meeting and therefore will have no effect on the outcome of the vote for this proposal. If your shares are held by your broker in “street name,” and you do not vote your shares, your brokerage firm cannot vote your unvoted shares on Proposal 3.

Proposal 4. To approve Proposal 4, the ratification of the appointment of WithumSmith+Brown, PC as our independent registered public accounting firm for fiscal 2021, we must receive the affirmative vote of at least a majority of the votes cast at the annual meeting by our shareholders for each proposal. For Proposal 4, a shareholder may indicate “FOR,” “AGAINST,” OR “ABSTAIN” on the proxy card. For purposes of determining the number of votes cast with respect to this proposal, only those votes cast “FOR” OR “AGAINST” are included. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the meeting and therefore will have no effect on the outcome of the vote for this proposal. Brokerage firms and nominees have the authority to vote their customers’ unvoted shares on Proposal 4 as well as to vote their customers’ shares on this proposal where the customers have not furnished voting instructions within a specified period of time prior to the annual meeting.

A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. If you do not give instructions to your broker, bank, or other agent, it can vote your shares only with respect to discretionary items, but not with respect to non-discretionary items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange on which your broker, bank or other agent may vote shares held in street name in the absence of your voting instructions, and include the ratification of the selection of our independent registered public accounting firm (Proposal 4). On non-discretionary items for which you do not give instructions to your broker, bank or other agent, the shares will be treated as broker non-votes. Proposals 1, 2 and 3 are considered non-discretionary proposals and you must give instructions to your broker, bank or other agent in order to vote your shares with respect to these proposals.

Any other matter submitted to the shareholders will require the affirmative vote of a majority of the shares represented and entitled to vote, in person or by proxy, at the annual meeting, unless a greater percentage is required either by law or by our amended certificate of incorporation or bylaws. In addition, the proxy confers discretionary authority to the persons named in the proxy authorizing those persons to vote, in their discretion, on any other matters properly presented at the annual meeting of shareholders. The Board of Directors is not currently aware of any such other matters. If any other matter does properly come before the annual meeting, the Board of Directors intends that the persons named in the enclosed form of proxy will vote on such matter in accordance with their judgment.

Revocation of Proxies

Any proxy may be revoked at any time before it is voted at the annual meeting. A shareholder may revoke a proxy by submitting a proxy bearing a later date or by notifying the secretary of DLH either in writing prior to the annual meeting or in person at the annual meeting. Revocation is effective only upon receipt of such notice by the secretary of DLH. Shareholders who hold their shares through a broker, bank or other nominee and wish to vote at the meeting must
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bring to the meeting a letter from the broker, bank or other nominee confirming their beneficial ownership of the shares to be voted.

Solicitation of Proxies

We will bear the cost of the solicitation of proxies by the Board of Directors. The Board of Directors may use the services of its executive officers and certain directors to solicit proxies from shareholders in person and by mail or telephone. Arrangements may also be made with brokers, fiduciaries, custodians and nominees to send proxies, proxy statements and other material to the beneficial owners of our common stock held of record by such persons, and we may reimburse them for reasonable out-of-pocket expenses incurred by them in so doing.

Annual Report

Our Annual Report on Form 10-K for the fiscal year ended September 30, 2020, including financial statements, is being made available to our shareholders along with this proxy statement. Any reference in this proxy statement to the “year” or the “fiscal year” means DLH’s fiscal year commencing October 1, 2019 to and including September 30, 2020, unless otherwise specifically indicated.

Principal Offices

The principal executive offices of DLH are presently located at Piedmont Center, 3565 Piedmont Road, NE, Building 3, Suite 700, Atlanta, Georgia 30305. Our telephone number is (866) 952-1647.

Recommendation of the Board of Directors

The recommendations of our Board of Directors are set forth in the description of the matters to be acted on in this proxy statement. In summary, our Board of Directors recommends a vote:

•FOR the election of the eight (8) directors nominated by our Board of Directors and named in this proxy statement (see PROPOSAL 1);

•FOR the approval, by non-binding vote, of the compensation of our named executive officers (see PROPOSAL 2);

•FOR the approval of the amendment of the 2016 Omnibus Equity Incentive Plan, as previously amended, to increase the number of shares available for issuance under the plan (see PROPROSAL 3); and

•FOR the ratification of WithumSmith+Brown, PC as our independent registered public accounting firm for fiscal year 2021 (see PROPOSAL 4).

With respect to any other matter that properly comes before the meeting, or any adjournment or postponement, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, they will vote in their own discretion. If you sign and return your proxy card but do not specify how you want to vote your shares, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors.

PROPOSAL 1
ELECTION OF THE BOARD OF DIRECTORS

General

Eight nominees are currently standing for election to the Board. Under our Amended and Restated Certificate of Incorporation, each nominee standing for election at this Annual Meeting would, if elected, serve for a term beginning on the date of election and ending at the 2022 Annual Meeting of Shareholders or until his or her earlier resignation or removal.

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Nominees

Our Board of Directors currently consists of eight members elected for a term of one year and until their successors are duly elected and qualified. The names of the eight nominees for director, their current positions and offices, and tenure as a DLH director, are set forth in the table below. The affirmative vote of a plurality of the votes cast, voting together as a single class at the Annual Meeting of shareholders, is required to elect the nominees to the Board of Directors. In the absence of contrary instructions, the proxy holders intend to vote all proxies received by them in the accompanying form FOR the nominees for director listed below. In the event that any nominee is unable to or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the present Board to fill the vacancy, if any. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies they receive for the nominees listed below. As of the date of this Proxy Statement, the Board is not aware of any nominee who will be unable or will decline to serve as a director. No family relationship exists between any of our nominees for election as a director and other directors or executive officers of DLH.

Information regarding the director nominees is set forth below under the heading “Business Experience of Directors and Nominees.” Each nominee, if elected, will hold office for a one-year term until the annual meeting of shareholders to be held in 2022 and until their respective successors are duly elected and qualified or until their earlier death, resignation or removal. All of the nominees are current DLH directors standing for reelection, other than Mr. Zelkowicz, who was appointed to the Board of Directors on July 31, 2020. The appointment of Mr. Zelkowicz to the Board was recommended by Wynnefield Capital, Inc., the largest shareholder of DLH. The Board of Directors has reviewed the qualifications of each of the nominees and based on the recommendation of the Nominating and Corporate Governance Committee, has approved submitting the following nominees listed below for election to the Board of Directors at the Annual Meeting.

Name	Position with Company	Age	Director Continuously Since
James P. Allen	Director	72	2017
Martin J. Delaney	Director	78	1998
Dr. Elder Granger	Director	67	2014
Dr. Frances M. Murphy	Director	66	2016
Zachary C. Parker	Director, President and Chief Executive Officer	63	2010
Frederick G. Wasserman	Chairman of the Board	66	2007
Austin J. Yerks III	Director	74	2012
Stephen J. Zelkowicz	Director	47	2020

Business Experience of Board of Directors and Nominees

James P. Allen was appointed to the Board of Directors in July 2017. Mr. Allen previously served as Executive Vice President and Chief Financial Officer of Global Defense Technology & Systems, Inc. (now known as Sotera Defense Solutions, Inc.), a provider of mission-critical systems and services to the national security agencies of the Federal Government, from May 2009 until September 2010. Previously, Mr. Allen served as the Senior Vice President and Chief Financial Officer of Veridian Corporation, a publicly traded Federal IT services contractor, from May 2000 until its sale to General Dynamics Corporation in August 2003. Prior thereto, he served as Chief Financial Officer for both GRC International, Inc. and CACI International Inc., both publicly traded companies in the Federal IT services sector. Mr. Allen presently serves as non-executive Chairman of the board of directors of Applied Research Associates, Inc., as a Trustee of Noblis, Inc., as a director of Preferred Systems Solutions, Inc., and as Chairman of the board of directors of Tencate Advanced Armor U.S. From October 2004 to August 2017, Mr. Allen served as a member of the board of directors of NCI, Inc. (chair-audit committee and member-compensation committee).

Martin J. Delaney joined the Board of Directors in July 1998. Mr. Delaney is an attorney and was a prominent healthcare executive who began his hospital management career in 1971 as an Assistant Administrator at Nassau County Medical Center. He has been a director of a large regional Health Maintenance Organization on Long Island, the Hospital Association of New York State, the Greater New York Hospital Association, and chairman of the Nassau-
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Suffolk Hospital Council. He has been President, CEO and a director of Winthrop University Hospital, Winthrop South Nassau University Health Care Systems, and the Long Island Health Network. He has a graduate degree in health care management from The George Washington University and a law degree from St. John’s University. He has been admitted to practice law in New York State and Federal courts. Mr. Delaney also served as an officer in the U.S. Army Medical Service Corps in the U.S. and Vietnam from 1966-1969, attaining the rank of Captain.

Dr. Elder Granger was elected to our Board of Directors in November 2014. Dr. Granger is a U.S. Army Major General (retired) and the President and Chief Executive Officer of The 5Ps LLC. Dr. Granger previously served as an advisor to DLH on its strategic advisory board from October 2011 until his election to the Board. Dr. Granger served in the U.S. Army for over 35 years and was the Deputy Director and Program Executive Officer of the TRICARE Management Activity, Office of the Assistant Secretary of Defense (Health Affairs) in Washington, D.C. from 2005 to 2009. In this role he served as the principal advisor to the Assistant Secretary of Defense (Health Affairs) on DoD health plan, policy and performance. He oversaw the acquisition, operation and integration of DoD’s managed care program within the Military Health System. Prior to joining TRICARE Management Activity, Dr. Granger led the largest U.S. and multi-national battlefield health system in our recent history while serving as Commander, Task Force 44th Medical Command and Command Surgeon for the Multinational Corps Iraq. Presently, Dr. Granger is the President and CEO of The 5Ps, LLC, a healthcare, education, and leadership consultancy he founded following his retirement from the U.S. Army. Dr. Granger received a B.S. Degree from Arkansas State University and earned his medical degree from University of Arkansas School of Medicine. Upon graduation from the University of Arkansas School of Medicine, he was awarded the Henry Kaiser Medical Fellowship for Medical Excellence and Leadership. Dr. Granger is board certified by the American College of Physician Executives, American Board of Medical Quality, American Board of Internal Medicine, Medical Oncology, Hematology, and holds numerous medical certifications. Additionally, Dr. Granger has earned the CERT Certificate in Cybersecurity Oversight from Carnegie Mellon University. A National Association of Corporate Director, Fellow, Dr. Granger currently serves on the board of directors of Cigna Holding Co., which acquired Express Scripts Holding Co. in December 2018 (member – Compliance Committee and Corporate Governance Committee) and Cerner Corp. He served on the board of Express Scripts Holding from 2015 until its merger with Cigna Holding Co. Dr. Granger is also a current and former advisor or member of the board of directors of additional privately-held companies and also serves on the Board of Trustees of Rosalind Franklin University of Medicine and Science and on the Board of Visitors of the University of Arkansas School of Medicine.

Dr. Frances M. Murphy was elected to the Board of Directors in February 2016. Dr. Murphy is the CEO of Sigma Health Consulting, LLC, a woman-owned, veteran-owned small business, and has held this position since April 2010. Dr. Murphy is a health care executive with extensive experience in managing, operating, and transforming large health care organizations. She serves as a consultant with respect to health information technology; leadership development; healthcare management; neuroscience and mental health; women’s health; quality and safety; study design and research management; and veterans’ and military health. She is a board certified neurologist and has extensive leadership experience in public and private sector healthcare organizations. Dr. Murphy had a 20-year career working in the Department of Veterans Affairs at medical centers and in VA Central Office. She served as the Deputy Under Secretary for Health (DUSH) for Health Policy Coordination from 2002 to 2006 and as the Principal DUSH from 1999 to 2002. She retired from VA in 2007 and has served as an independent consultant since that time. Dr. Murphy is a U.S. Air Force veteran, received a M.D. from Georgetown University School of Medicine, a M.P.H. from the Uniformed Services University of Health Sciences, and a B.S. in Biology from the Nazareth College of Rochester.

Zachary C. Parker became Chief Executive Officer and President of DLH Holdings Corp. in February 2010. He has over 25 years of experience with the government services market, including DoD, holding several senior and executive management positions in addition to business development posts. His tenure includes approximately 19 years with Northrop Grumman, seven (7) years with GE Government Services (now Lockheed Martin), and three (3) and two (2) years with VSE Corporation and VT Group, respectively. Prior to joining DLH, Mr. Parker held executive positions, including President and previously Executive Vice President for Business Development, within VT Group, from March 2008 to February 2010. His executive development includes the GE Crotonville Executive Development Program and Darden Executive Leadership Program. Mr. Parker is active in both professional and community associations including the Executive Committee of the Washington DC-based Professional Services Council and has served as industry co-chair of the Government/Industry Partnership Executive council. Mr. Parker earned his bachelor’s degree from California State University, Northridge (with honors) specializing in Human Factors Engineering and has completed post-graduate studies.

Frederick Wasserman joined the Board of Directors in January 2007 and was appointed as our Chairman in July 2009. Mr. Wasserman is President of FGW Partners, LLC, a financial management consulting firm he started effective May 1, 2008. From August 2005 until December 31, 2006, Mr. Wasserman was the Chief Operating- Financial
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Officer for Mitchell & Ness Nostalgia Co., a privately-held manufacturer and distributor of licensed sportswear and authentic team apparel. Prior to Mitchell & Ness, Mr. Wasserman served as the President of Goebel of North America, a U.S. subsidiary of the German specialty gift maker, from 2001 to 2005. Mr. Wasserman also served as the Chief Financial Officer of Goebel North America in 2001. Mr. Wasserman began his career in the public accounting profession. He received a Bachelor of Science degree in Economics from the University of Pennsylvania’s Wharton School, and has been a Certified Public Accountant. Mr. Wasserman also currently serves as a director of SMTC Corp. (Chair - Audit Committee and member - Compensation and Management Development and Nominating and Corporate Governance Committees) and Marker Therapeutics, Inc. (formerly, TapImmune, Inc.) (Chairman of the Board and member – Audit Committee, Nominating and Governance Committee, and Compensation Committee). Within the past five years, he has previously served as a director of the following companies: Breeze Eastern Corporation from September 2007 to January 2016 (chairman-Audit Committee, member-Compensation Committee), MAM Software Group, Inc. from July 2007 to October 2019 (Chairman of the Board), and National Holdings Corporation from October 2013 to September 2016 (member-Audit Committee and Compensation Committee; Co-Chair- Strategy Committee).

Austin J. Yerks III was elected to our Board of Directors in November 2012. Mr. Yerks has served as a senior executive in the federal marketplace for over 30 years and from April 1998 to October 2011 held senior managerial positions with Computer Sciences Corporation (CSC) and from 2005 to October 2011, he was the President of CSC’s North American Public Sector-Defense and Intelligence Group, which supported its defense and intelligence clients. Prior to that, he was the President of CSC’s Federal Business Development organization, with responsibility for all business development and strategic marketing oversight for the operational business units of CSC’s Federal Sector. Before joining CSC, Mr. Yerks held senior management and marketing positions with other prominent defense companies. Presently, he is the President of AJY III Government Strategies LLC, a company he founded which provides consulting services focused on supporting strategic alliances between commercial firms and Federal agencies. From June 2013 to August 2017, Mr. Yerks served on the board of directors of NCI, Inc. (member – Audit and Nominating/Governance Committees). Mr. Yerks is a member of the board of directors for the National Defense Industrial Association and other trade associations that support the government services market. Mr. Yerks holds a Master’s degree in Business Administration from the University of Miami and a Bachelor of Science degree from the United States Military Academy at West Point. He also served ten (10) years in the U.S. Army.

Stephen J. Zelkowicz was elected to our Board of Directors in July 2020. Mr. Zelkowicz, has served as an equity research analyst at Wynnefield Capital, Inc., an investment firm specializing in small, publicly-traded companies since 1999. He currently serves of the board of directors of Summer Infant, Inc. (chair – Governance and Nominating Committee and member - Compensation Committee). Mr. Zelkowicz holds a B.A. from the University of Pennsylvania and a M.B.A. from Columbia University.

Qualifications of Nominees and Directors

The following table summarizes the specific experience, qualifications, attributes or skills of the nominees for director that led our Board of Directors and Nominating and Corporate Governance Committee to conclude that such persons should serve as directors of DLH:

Directors and Nominees	Relevant Experience and Qualifications

James P. Allen	Mr. Allen possesses strong knowledge and experience in providing financial leadership to public companies in our industry that provide information technology and professional services to the Federal Government. Mr. Allen’s background brings an important capability to the Board, and strengthens the Board’s collective qualifications, skills, and experience.

Martin J. Delaney	Mr. Delaney has extensive experience as an executive in the healthcare industry, with over 35 years of holding management positions in various capacities in healthcare businesses, including service as chief executive of a hospital. From his education and training as an attorney, Mr. Delaney provides the Board with a valuable perspective in considering various matters affecting the Company. He possesses a breadth of knowledge about our business as a result of service on our Board since 1998 and service as senior vice president during 2005.

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Dr. Elder Granger	Dr. Granger possesses extensive leadership experience in the government and healthcare sectors having achieved the rank of Major General in the U.S. Army, which included his serving as the Deputy Director and Program Executive Officer of the TRICARE Management Activity, Office of the Assistant Secretary of Defense (Health Affairs) from 2005 to 2009. Through TRICARE, Dr. Granger oversaw the acquisition, operation and integration of the Department of Defense’s managed care program within the Military Health System. Dr. Granger also served as Commander, Task Force 44th Medical Command and Command Surgeon for the Multinational Corps Iraq. Dr. Granger also possesses business experience and healthcare expertise through his healthcare, education, and leadership consultancy and holding numerous medical certifications. Through his experience, Dr. Granger possesses extensive executive leadership qualities and knowledge about the markets in which we compete.

Dr. Frances M. Murphy	Dr. Murphy possesses extensive leadership experience in the government and healthcare sectors having served in leadership capacities at the Department of Veterans Affairs, including holding the positions of Deputy Under Secretary for Health (DUSH) for Health Policy Coordination from 2002 to 2006 and as the Principal DUSH from 1999 to 2002. As Principal DUSH, Dr. Murphy served as the chief operating officer for VA’s integrated healthcare system and managed a $25 billion budget. In her government and independent professional career, Dr. Murphy has developed significant experience in managing and operating large health care organizations and expertise about the markets in which the Company competes. Dr. Murphy’s background brings an important capability to the Board and strengthens the Board’s collective qualifications, skills, and experience.

Zachary C. Parker	Mr. Parker is our President and Chief Executive Officer and has extensive executive experience in the government services industry. As a result of his position as our President and Chief Executive Officer, he has a deep understanding of our operations and strategy and his prior executive experience provides him with significant knowledge of the government services industry.

Frederick G. Wasserman	Mr. Wasserman has significant business, accounting and financial experience arising from service as Chief Financial Officer and executive officer of Mitchell & Ness Nostalgia Co., Goebel of North American and Papel Giftware as well as 13 years of experience in the public accounting profession. From his experience serving on the boards of numerous companies, including Allied Defense Group, Inc., a government vendor, Mr. Wasserman provides the Company with meaningful management and corporate governance expertise. He possesses a breadth of knowledge about our business as a result of service on our Board since 2007.

Austin J. Yerks III	Mr. Yerks possesses extensive experience in the government services industry, having served as a senior executive of Computer Sciences Corp. for approximately 12 years and a combined three (3) decade career in the federal marketplace. Mr. Yerks is a current or former board member of a number of trade associations that support the government services market and also served for ten (10) years in the U.S. Army. Through his experience, Mr. Yerks possesses significant expertise about the markets in which we compete and as a Board member will be able to provide us with the benefits of such knowledge.

Stephen J. Zelkowicz	Mr. Zelkowicz possesses meaningful experience and expertise in the capital markets through his over 20 years of experience as an investment analyst. He brings to our Board his experience in the capital markets and his background adds an important capability to the Board, and strengthens the Board’s collective qualifications, skills, and experience.

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CORPORATE GOVERNANCE

Meetings of the Board of Directors; Independence and Committees

During the fiscal year ended September 30, 2020, the Board of Directors met on 16 occasions and acted on unanimous written consent on three occasions. No member of the Board or any committee failed to attend at least, or participated in fewer than, 75% of the meetings of the Board or of a committee on which such member serves. During all of the regularly scheduled meetings in fiscal year 2020, the Board of Directors met in executive session where only the independent directors were present without any members of management.

The listing rules established by the Nasdaq Stock Market require that a majority of the members of a listed company’s board of directors qualify as “independent” as affirmatively determined by the board, meaning that each independent director has no direct or indirect material relationship with a company other than as a director and/or a shareholder. Our Board of Directors consults with legal counsel to ensure that our Board’s determination with respect to the definition of “independent” is consistent with current Nasdaq listing rules. The Nominating and Corporate Governance Committee annually reviews the independence of all directors and nominees for director, including relevant transactions or relationships between each director and nominee, or any of his or her family members or affiliates. The Nominating and Corporate Governance Committee reports its findings to full Board. Based on such report, the Board has affirmatively determined that each of our current directors, other than Zachary C. Parker, who serves as our President and Chief Executive Officer, are independent directors under the applicable guidelines noted above. As a result, each of Mr. Allen, Mr. Delaney, Dr. Granger, Dr. Murphy, Mr. Wasserman, Mr. Yerks, and Mr. Zelkowicz is deemed to be “independent” as that term is defined under the rules of the Nasdaq Stock Market.

The Board of Directors has three (3) committees: the Audit Committee, the Management Resources and Compensation Committee, and the Nominating and Corporate Governance Committee. All of the members of our Audit, Nominating and Corporate Governance and Management Resources and Compensation Committees meet the standards for independence required under current Nasdaq Stock Market listing rules, SEC rules, and applicable securities laws and regulations. Each of these committees has a written charter approved by the Board of Directors. All of the charters of these Board committees, as well as the Company’s corporate governance guidelines, are available at the Company’s website, www.dlhcorp.com (click on “Investors,” then on “Corporate Governance”).

For the fiscal year ended September 30, 2020, a general description of the duties of the committees, their members and number of times each committee met were as follows:

Audit Committee. A copy of the Audit Committee’s amended and restated charter may be viewed on our website at www.dlhcorp.com. Our Audit Committee acts to: (i) review with management the finances, financial condition and interim financial statements of the Company; (ii) review with our independent registered public accounting firm the year-end financial statements; (iii) review implementation with the independent registered public accounting firm and management of any action recommended by the independent registered public accounting firm; and (iv) retain and terminate our independent registered public accounting firm. At the end of the 2020 fiscal year, the members of our Audit Committee were Mr. Delaney (Chair), Mr. Allen and Mr. Wasserman. Subsequently, in December 2020, the Board appointed Mr. Zelkowicz to the Audit Committee. Mr. Allen is designated as our Audit Committee Financial Expert. During the 2020 fiscal year, and presently, all of the members of our Audit Committee were “independent” within the definition of that term as provided by the Nasdaq Marketplace Rules. During the fiscal year ended September 30, 2020, the Audit Committee met on 11 occasions.

Management Resources and Compensation Committee. The charter governing the activities of the Management Resources and Compensation Committee (sometimes referred to as the “Compensation Committee”) may be viewed online on our website at www.dlhcorp.com. The Management Resources and Compensation Committee reviews, approves and administers compensation arrangements for our executive officers, administers our equity-based compensation plans, establishes and reviews general policies relating to the compensation and benefits of our executive officers and other personnel, evaluates the relationship between executive officer compensation policies and practices and corporate risk management to confirm those policies and practices do not incentivize excessive risk-taking, and evaluates and makes recommendations to our Board of Directors regarding the compensation of our non-employee directors. As of the end of the 2020 fiscal year, the members of the Management Resources and Compensation Committee were, and currently are, Dr. Murphy (Chair), Dr. Granger, Mr. Yerks and Mr. Zelkowicz. At all times members of the Management Resources and Compensation Committee satisfied the independence requirements of the
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Nasdaq Marketplace Rules. During the fiscal year ended September 30, 2020, this committee met on 9 occasions and acted on unanimous written consent on 2 occasions.

Nominating and Corporate Governance Committee. The charter governing the activities of the Nominating and Corporate Governance Committee may be viewed online on our website at www.dlhcorp.com. Pursuant to its charter, the Nominating and Corporate Governance Committee’s tasks include reviewing and recommending to the Board issues relating to the Board’s composition and structure; establishing criteria for membership and evaluating corporate policies relating to the recruitment of Board members; implementing and monitoring policies regarding principles of corporate governance in order to ensure the Board’s compliance with its fiduciary duties to the Company and its shareholders; and making recommendations regarding proposals submitted by shareholders. The Nominating and Corporate Governance Committee’s functions also include the review of all candidates for a position on the Board of Directors, including existing directors for re-nomination, and reporting its findings with recommendations to the Board. The Nominating and Corporate Governance Committee solicits candidates on behalf of DLH to fill any vacancy on the Board. The members of the Nominating and Corporate Governance Committee as of the end of the 2020 fiscal year were, and currently are, Mr. Yerks (Chair), Mr. Delaney, and Dr. Murphy, each of whom satisfy the independence requirements of the Nasdaq Marketplace Rules. During the fiscal year ended September 30, 2020, this committee met on 2 occasions and acted on unanimous written consent on one occasion.

Corporate Governance

Board Leadership Structure

We have separated the positions of chairman of the board and chief executive officer consistent with the view of the Board that such a structure is the most appropriate for us based on the size of the Board as well as the experience of the applicable individuals, the current business environment of our company or other relevant factors. Further, the Board believes that the separation of the positions of chief executive officer and chairman of the board strengthens its governance structure, fosters clear accountability and enhances alignment on corporate strategy. We will continue to review this structure from time to time in accordance with the needs of the Company.

Board’s Role in Oversight of Risk

The Board of Directors does not have a separate risk oversight body but rather manages risk directly and through its committees. In particular, the Board of Directors meets regularly with and is updated by our executive officers on areas of material risk to the Company, including strategic planning and financial, regulatory, legal and operational updates. These reports are provided in connection with every regular Board meeting and are discussed, as necessary, at the meeting. The Board of Directors is also routinely informed of developments that affect our risk profile and those that are material to other aspects of our business. Further, significant transactions and decisions require approval by the Board of Directors, or the appropriate Board committee. The Board of Directors mitigates risks through discussing with management the appropriate level of risk for the Company and evaluating the risk information received from management. These risks include financial, technological, competitive, and operational risks.

Further, the Audit Committee receives updates from senior management and assesses risk in satisfaction of their risk management role in accordance with the Audit Committee charter. Our Audit Committee charter provides that the Audit Committee is responsible for monitoring material financial and operating risks of the Company, including monitoring of our internal control over financial reporting and disclosure controls and procedures. On a quarterly basis, management reports to the Audit Committee regarding our various risk areas. The Audit Committee meets regularly with management and our independent registered public accounting firm and addresses risks as the Audit Committee deems appropriate. In addition, each of the other committees of the Board of Directors considers risks within its area of responsibility. For instance, our Management Resources and Compensation Committee considers risks associated with our compensation policies and practices, with respect to both executive compensation and compensation generally. The Management Resources and Compensation Committee’s responsibilities include annually reviewing and approving corporate goals and objectives relevant to our Chief Executive Officer’s and our other named executive officers’ compensation, making recommendations with respect to the compensation of our named executive officers, and reviewing our compensation policies and procedures in general.
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Nominating Matters

Our Nominating and Corporate Governance Committee considers candidates for election to our Board of Directors, whether recommended by security holders or otherwise, in accordance with the following criteria. The Nominating and Corporate Governance Committee applies the following general criteria to all candidates:

•Nominees shall have a reputation for integrity, honesty and adherence to high ethical standards.

•Nominees should have demonstrated business acumen, experience and the ability to exercise sound judgment in matters that relate to current and long-term objectives of the Company and should be willing and able to contribute positively to our decision making process.

•Nominees should have a commitment to understand the Company and its industries and to regularly attend and participate in meetings of the Board and its committees.

•Nominees should have the interest and ability to understand the sometimes conflicting interests of the various constituencies of the Company, which include shareholders, employees, customers, governmental units, creditors and the general public, and to act in the interests of all shareholders.

•Nominees should not have, nor appear to have, a conflict of interest that would impair the nominees’ ability to represent the interests of all the Company’s shareholders and to fulfill the responsibilities of a director.

•Nominees shall not be discriminated against on the basis of race, religion, national origin, sex, disability or any other basis proscribed by applicable law.

The re-nomination of existing directors is not to be viewed as automatic, but is based on continuing qualification under the various criteria set forth above. In addition, the Nominating and Corporate Governance Committee considers the existing director’s performance on the Board and any committee thereof. The Nominating and Corporate Governance Committee also considers the backgrounds and qualifications of the directors considered as a group. Although the Company does not have a formal policy with regard to the consideration of diversity in identifying nominees, the Nominating and Corporate Governance Committee will consider whether the candidate assists in achieving a mix of members that represents a diversity of background and experience, including with respect to age, gender, international background, race and specialized experience. Accordingly, the Nominating and Corporate Governance Committee strives to ensure that the Board, when taken as a whole, provides a significant breadth of experience, knowledge and abilities that shall assist the Board in fulfilling its responsibilities. Nominees for the Board of Directors should be committed to enhancing long-term shareholder value and must possess a high level of personal and professional ethics, sound business judgment and integrity. The Nominating and Corporate Governance Committee may from time to time review the appropriate skills and characteristics required of Board members, including such factors as business experience, diversity, personal skills in finance, marketing, international business, financial reporting and other areas that are expected to contribute to an effective Board of Directors. In evaluating potential candidates for the Board of Directors, the Nominating and Corporate Governance Committee considers these factors in the light of the specific needs of the Board of Directors at that time.

Procedure to be Followed by Shareholders in Submitting Director Candidate Recommendations

Any shareholder who desires the Nominating and Corporate Governance Committee to consider one or more candidates for nomination as a director should, either by personal delivery or by United States mail, postage prepaid, deliver a written recommendation addressed to the Secretary of the Company at our principal executive offices not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the anniversary date of the immediately preceding annual meeting; provided, however, that, in the event that the date of the annual meeting is advanced more than 30 days prior to or delayed (other than as a result of adjournment) by more than 30 days after the anniversary of the preceding year’s annual meeting, notice by the shareholder to be timely must be so delivered
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not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the date on which such notice of the date of such meeting was mailed a public announcement of the date of such meeting was first made by the Company. Each written recommendation should set forth: (a) the name and address of the shareholder making the recommendation and of the person or persons recommended; (b) the consent of such person(s) to serve as a director(s) of the Company if nominated and elected; and (c) a description of how the person(s) satisfy the general criteria specified in our Amended and Restated By-laws for consideration as a candidate.

Additional Criteria for Notice of Shareholder Nominees

In accordance with our Amended and Restated By-Laws, any shareholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such shareholder’s intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company in accordance with the terms described in the preceding paragraph. Each shareholder’s notice shall set forth for each nominee all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934 and pursuant to the Company’s Amended and Restated By-laws, including such person’s written consent to being named as a nominee and to serving as a director if elected, as well as whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of the nominee with respect to any securities of the Company and a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the shareholder. Further, the notice shall include as to the shareholder giving notice all information required to be disclosed by the shareholder under Regulation 14A under the Exchange Act, including: (i) the name and address of the shareholder; (ii) the class or series and number of shares of the Company which are, directly or indirectly, owned by such shareholder, as well as any derivative positions held by such shareholder; (iii) any proxy, arrangement, or relationship pursuant to which such shareholder has a right, directly or indirectly, to vote any shares of any security of the Company; (iv) any hedging or similar transactions in securities of the Company directly or indirectly owned by such shareholder; (v) a description of any agreement, arrangement or understanding with respect to the proposal; and (vi) a statement whether either such shareholder intends, or is part of a group which intends, to deliver a proxy statement and form of proxy to holders of at least the percentage of the Company’s voting shares required under applicable law to carry the proposal.

Shareholder Communications with the Board

Any shareholder may communicate with the Board of Directors in writing through the Company’s Corporate Secretary provided that the communication identifies the shareholder and the number and type of securities held by that shareholder. The Secretary reviews such communications, and forwards them to the Board of Directors unless the Secretary, in consultation with the Chief Executive Officer, determines that the communication is inappropriate for the Board’s consideration (for example, if it relates to a personal grievance or is unrelated to Company business). The Secretary maintains a permanent written record of all such shareholder communications received by the Secretary. This process was unanimously approved by the Nominating and Corporate Governance Committee of the Board of Directors (which is comprised of independent directors).
Attendance at Annual Meetings

All of the nominees for directors being voted upon at the annual meeting are directors standing for re-election. Except in the event of unexpected or unusual circumstances, all nominees and other directors are expected to be present at the annual meeting of shareholders. During the annual meeting of shareholders held on March 12, 2020, all of our directors were in attendance.

Management Resources and Compensation Committee Interlocks

Dr. Frances M. Murphy, Dr. Elder Granger, Mr. Austin J. Yerks and Mr. Stephen J. Zelkowicz served on the Management Resources and Compensation Committee as of the end of the fiscal year ended September 30, 2020. There are no interlocks between our directors and directors of other companies.
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Code of Ethics and Business Conduct

We have adopted a written code of business conduct and ethics, which applies to our principal executive officer, principal financial or accounting officer or person serving similar functions and all of our other employees and members of our Board of Directors. Our Code of Ethics can be found posted on our Corporate Governance web page at www.dlhcorp.com and provides employees with a confidential method of reporting suspected violations. A printed copy is available, without charge, to any shareholder upon written request to the Secretary of the Company, at addressed to the Company’s headquarters at 3565 Piedmont Road, NE, Building 3, Suite 700, Atlanta, Georgia 30305. Any amendment or waiver of our code of ethics required to be disclosed under the Exchange Act will be reflected on our corporate website.

Anti-Hedging and Anti-Pledging Policies

    The Company’s Insider Trading Policy prohibits directors, officers and key employees from selling short or purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds), or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of DLH’s securities. It also prohibits those parties from pledging DLH securities.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own, directly or indirectly, more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities we issue. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms that they file. Based solely on a review of the copies of such reports filed with the SEC and of written representations by certain officers and directors, we believe that all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis during the fiscal year ended September 30, 2020, except for one Form 4 with respect to two transactions by Wynnefield Capital, Inc., which was filed two days late due to administrative oversight.

Procedures for Determining Executive and Director Compensation

As described above, the Compensation Committee, among other things, assists our Board of Directors in the discharge of its responsibilities with respect to compensation of our executive officers and non-employee directors. In accordance with its charter, the Compensation Committee has the following duties and responsibilities:

•To determine the amount, form and terms of compensation of our Chief Executive Officer and other executive officers, and to take such action, and to direct us to take such action, as it deems necessary or advisable to compensate our Chief Executive Officer and other executive officers in a manner consistent with its determinations, and shall deliberate and vote on all such actions outside the presence of our Chief Executive Officer and other officers.

•To review, at least annually, the performance of our Chief Executive Officer and other executive officers, giving consideration to goals and objectives established for such performance, and, in light of such review, determining each officer’s compensation.

•In accordance with its charter, the Compensation Committee has authority to establish our general compensation policies and practices and to administer plans and arrangements established pursuant to such policies and practices.

•In addition, it has authority to administer our equity compensation programs, including without limitation to recommend the adoption of such plans, to recommend the reservation of shares of our common stock for issuance thereunder, to amend and interpret such plans and the awards and agreements issued pursuant thereto, and to make awards to eligible persons under the plans and determine the terms of such awards, including any such awards to our Chief Executive Officer and other officers.
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•With respect to non-employee director compensation, the Compensation Committee reviews such compensation practices and policies and makes recommendations to our Board of Directors as to the amount, form and terms of non-employee director compensation.

In determining its compensation programs and making compensation decisions for our executives, the Compensation Committee, from time to time, reviews general information regarding the compensation practices of other companies, including some that may compete with us for the services of its executives and employees and that information is a factor used by the Compensation Committee in its decisions and in its general oversight of compensation practices. In addition, in developing its understanding of the Company’s position within the marketplace for management talent and to assist it in making decisions to enable us to attract and retain a strong management team, the Compensation Committee reviews national compensation survey data, peer financial performance and compensation information, the Company’s financial performance both against its internal financial targets and its designated peer group, and internal compensation comparability among senior executives. However, it does not use that information to generate specific compensation amounts or targets. Instead, in each compensation decision, the committee exercises its business judgment regarding the appropriateness of types and amounts of compensation in light of the value to the company of specific individuals.

In light of the Company’s growth, particularly following its acquisition of Social & Scientific Systems, Inc. in 2019, as well as general developments in the industry in which DLH competes, the Compensation Committee engaged a new independent compensation consultant to advise it in considering compensation decisions for the 2020 fiscal year. With respect to such decisions, the Compensation Committee retained Korn Ferry International (“Korn Ferry”) to provide advice with respect to its consideration of compensation arrangements for our named executive officers and non-employee directors. Korn Ferry conducted analyses and provided information to the Compensation Committee to assist it in determining whether the Company’s executive compensation programs are reasonable and consistent with competitive practices. The Compensation Committee reviewed the independence of Korn Ferry in light of SEC rules and concluded that its work for the Compensation Committee was independent and did not raise any conflict of interest. The Compensation Committee is directly responsible for the appointment, compensation and oversight of the compensation consultant and the Company provided appropriate funding for payment of reasonable compensation to the consultant retained by the Compensation Committee. The Compensation Committee believes that these analyses were relevant with respect to its compensation decisions during fiscal 2020 and considered that information, along with its independent assessment of general market data, as it determined the compensation arrangements for our named executive officers and non-employee directors. Additional information concerning the Compensation Committee’s procedures in determining executive compensation is set forth below under the caption “Executive Compensation – Determination of Executive Compensation”.

Director Compensation

The Compensation Committee evaluates the compensation and form of compensation for non-employee directors annually. As a part of this process, the Compensation Committee reviews general market data for director compensation as well as director compensation data from the Company’s peer group, the same group used for our executive compensation review, including cash compensation, equity compensation and stock ownership requirements. The Compensation Committee also considers input from the third-party compensation consultant it retained regarding market practices for director compensation. Generally, the Compensation Committee intends to set director compensation levels at or near the market median relative to directors at companies of comparable size, industry, and scope of operations in order to ensure directors are paid competitively for their time commitment and responsibilities. As a result, non-employee director compensation generally approximates the market median and is periodically adjusted to maintain alignment with market practices. The Compensation Committee intends to continue to conduct director compensation reviews annually. In the Compensation Committee’s evaluation of the compensation arrangements for our non-employee directors, including the input received from its independent compensation consultant, the Compensation Committee recommended certain changes to our director compensation program effective for the 2020 fiscal year.

For the fiscal year ended September 30, 2020, our non-executive directors were compensated as follows:

•the annual fee for service on the board of directors for non-employee directors was $45,000;
•the annual fee payable to the Chairman of the Board for service in such capacity was $15,000;
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•the annual fee payable to the Chair of the audit committee for service in such capacity was $12,500;

•the annual fee payable to the Chair of the compensation committee for service in such capacity was $10,000;

•and the annual fee payable to the Chair of the nominating and corporate governance committee was $7,500;

•each non-executive director was granted, under our 2016 Omnibus Equity Incentive Plan (the “2016 Plan”), 12,500 restricted stock units (“RSUs”) as of November 7, 2019. The RSUs entitle the holder to receive an equivalent number of shares of our common stock upon vesting. These RSUs cliff-vested on September 30, 2020. Generally, upon termination of a director’s Board membership, all unvested RSUs are forfeited. However, the vesting of any unvested RSUs will accelerate upon a director’s death or disability or upon the occurrence of a change in control (as defined in the 2016 Plan); and

•reasonable and customary expenses incurred in attending Board and committee meetings are reimbursable.

Further, as previously reported, in evaluating its equity compensation arrangements for non-employee directors, based on the recommendation of the Compensation Committee, the Board determined that commencing with the 2021 fiscal year, the Company will grant its non-employee directors, as of October 1, 2020 and annually thereafter, an award of RSUs with an aggregate value of $65,000, with respect to which the number of RSUs to be granted shall be determined by reference to the fair market value of the Company’s common stock (as determined under the 2016 Plan) on the grant date. Additionally, the Chairman of the Board will receive an additional RSU grant with a fair market value of $12,500. Each such award will vest on September 30 of the year following the grant, subject to acceleration upon the events described above.

Summary of Non-Executive Director Compensation

A summary of the compensation paid to our non-executive directors for the fiscal year ended September 30, 2020, is as follows:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
William H. Alderman (2)	$11,250	$55,875	$—	$—	$—	$—	$67,125
James P. Allen	$45,000	$55,875	$—	$—	$—	$—	$100,875
Martin J. Delaney	$57,500	$55,875	$—	$—	$—	$—	$113,375
Elder Granger	$45,000	$55,875	$—	$—	$—	$—	$100,875
Frances M. Murphy	$55,000	$55,875	$—	$—	$—	$—	$110,875
Frederick G. Wasserman	$60,000	$67,050	$—	$—	$—	$—	$127,050
Austin J. Yerks III	$52,500	$55,875	$—	$—	$—	$—	$100,375
Stephen J. Zelkowicz (3)	$3,750	$—	$—	$—	$—	$—	$3,750

(1)“Stock Awards” reflect the portion of restricted stock grants awarded to non-employee directors under the Company’s 2016 Omnibus Equity Incentive Plan that was recognized by the Company as a compensation expense in fiscal year 2020 in accordance
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with FASB Accounting Standards Codification Topic 718: Compensation-Stock Compensation. The grant date fair value per share is the closing price for the Company’s stock on the grant date. A discussion of the methods used to calculate these values may be found in the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended September 30, 2020. On November 7, 2019, we granted an aggregate of 90,000 RSUs to our then-current non-executive directors as follows: Mr. Alderman-12,500; Mr. Allen – 12,500; Mr. Delaney-12,500; Dr. Granger – 12,500; Dr. Murphy-12,500; Mr. Wasserman-15,000; and Mr. Yerks-12,500. The closing price of our common stock on such date was $4.17. As of September 30, 2020, the outstanding number of restricted stock awards and shares vested under RSU grants held by our then-current non-employee directors was: Mr. Allen-41,458; Mr. Delaney-178,125; Dr. Granger – 84,792; Dr. Murphy – 66,875; Mr. Wasserman-172,417; Mr. Yerks-111,875; and Mr. Zelkowicz – 0. Excludes RSUs granted to our non-executive directors on October 1, 2020. On such date we granted a total of 63,177 RSUs to our then-current non-executive directors as follows: Mr. Allen-8,784; Mr. Delaney-8,784; Dr. Granger – 8,784; Dr. Murphy – 8,784; Mr. Wasserman-10,473; Mr. Yerks-8,784; and Mr. Zelkowicz - 8,784. Such RSUs were granted under the 2016 Plan, will cliff-vest on September 30, 2021, and are otherwise on terms substantially similar to the RSUs granted November 7, 2019.

(2)Mr. Alderman resigned from the Board of Directors on December 17, 2019.

(3)Mr. Zelkowicz was appointed to the Board of Directors on July 31, 2020.

Report of the Audit Committee of the Board of Directors

The Audit Committee is comprised solely of independent directors, as defined in the Marketplace Rules of The Nasdaq Stock Market, and operates under a written charter. Management has the primary responsibility for the financial statements and the reporting process, including internal control systems. Our independent registered public accounting firm, WithumSmith+Brown, PC, is responsible for expressing an opinion as to the conformity of our audited financial statements with United States generally accepted accounting principles. In fulfilling its oversight responsibilities, the Audit Committee:

•Reviewed and discussed the audited financial statements with DLH’s management and its independent registered public accounting firm;

•reviewed with the Company’s independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited financial statements in accordance with accounting principles generally accepted in the United States, their judgments as to the Company’s accounting principles and including the matters required to be discussed with the Audit Committee pursuant to the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC;

•received the written disclosures and the letter from our independent registered public accounting firm required by the applicable requirements of the PCAOB regarding the auditors’ communications with the Audit Committee concerning independence, and has discussed with our independent registered public accounting firm their independence;

•discussed with management and the independent registered public accountants the quality and adequacy of the Company’s internal controls and reviewed with the independent registered public accountants, their audit plans, audit scope and identification of audit risks; and

•recommended to the Board of Directors of DLH, on the basis of the foregoing statements, that the audited financial statements be included in DLH’s Annual Report on Form 10-K for the fiscal year ended September 30, 2020 for filing with the SEC.

The Audit Committee:
Martin J. Delaney, Chair, James P. Allen, Frederick G. Wasserman, and Stephen J. Zelkowicz

The presentation of this report of the Audit Committee does not constitute “soliciting material” and should not be deemed “filed” with the SEC or incorporated by reference into any other filing by us under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof, except to the extent we specifically incorporate this report by reference therein.
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Information about our Executive Officers

Set forth below is information regarding each of our executive officers as of the Record Date. Further information about Mr. Parker is presented above under the heading “Business Experience of Board of Directors and Nominees.”

Name	Age	Position
Zachary C. Parker	63	President, Chief Executive Officer and Director
Kathryn M. JohnBull	61	Chief Financial Officer
Jacqueline S. Everett	59	Chief Growth Officer
Kevin Wilson	55	President, DLH Solutions, Inc. and Health & Logistics Services operating unit
Helene Fisher	56	President, Danya International LLC and Mission Services & Solutions operating unit
Jeanine M. Christian	53	President, Social & Scientific Systems, Inc. and Public Health & Scientific Research operating unit

Kathryn M. JohnBull was named Chief Financial Officer on June 25, 2012. She has over 25 years of experience within the government services market, principally with publicly-traded companies which experienced substantial organic and acquisitive growth. From January 2008 to June 2012, Ms. JohnBull was a senior financial executive with QinetiQ North America, serving in both corporate and operating group roles, including as Senior Vice President-Finance for its overall operations. From August 2002 to December 2007, Ms. JohnBull served as Operations Segment Chief Financial Officer for MAXIMUS, Inc., a publicly-traded provider of business process outsourcing, consulting and systems solutions. Prior industry positions, with emphasis on tax and treasury, were with BDM International, Inc. and United Defense. Ms. JohnBull has been a certified public accountant and from 1985 to 1988 was with Arthur Andersen & Company as a tax manager and staff member. Ms. JohnBull received a Bachelor of Business Administration, summa cum laude, from the University of Tulsa.

Jacqueline S. Everett has over 25 years of experience working within the federal marketplace. Prior to joining DLH in July 2020, she held senior roles at Leidos Holdings from November 2018 to June 2020, including as Vice President for their DoD Enterprise and Cyber Solutions Group, where she led the business development efforts for this group, and Vice President of Leidos’ Civilian Mission Information Technology. Before her tenure at Leidos, she served as the President and CEO of Fedfusion, LLC, a management consulting firm, from May 2018 to November 2018 and from September 2010 to May 2018 held leadership positions with DXC Technology Company (formerly, Hewlett Packard Enterprise Services) as Industry Sales Leader US Public Sector – Civilian, where she led its strategic growth efforts. Earlier in her career, Ms. Everett held various senior and managerial positions with G&B Solutions, Inc. (a subsidiary of VSE Corp.), Serco NA, BAE Systems, Unisys Corporation, and Computer Sciences Corporation. Ms. Everett holds a Bachelor of Science in Computer Science from the University of Kansas and Master of Science in Technology Management from the University of Maryland.

Kevin Wilson was appointed as the President of our subsidiary DLH Solutions in October 2008, previously serving as the Director of DLH Solutions from June 2007 through September 2008. From January 2004 to June 2007, Mr. Wilson served as the Director of Strategic Alliances of a subsidiary of government services provider SAIC, Inc., where he was responsible for business development in the domestic and foreign defense markets. From March 1997 to January 2004, Mr. Wilson was the Program Manager for a multiyear defense services contract with Endress Hauser Systems & Gauging. Mr. Wilson also worked at Tracer Research Corporation from January 1990 to March 1997, where he was Project Manager for the United States Air Force, Air Combat Command professional services contract. Mr. Wilson holds a B.S. in Business Marketing from Northwest Missouri State University.

Helene Fisher was appointed as President of our Danya International LLC subsidiary effective January 3, 2017. Ms. Fisher has extensive industry experience working on high profile federal government programs.  Prior to joining DLH, from 2013 to December 2016 she held leadership positions with MAXIMUS Federal Solutions, LLC as Vice President/Program Director, including responsibility for operations and program performance of a major initiative for the Department of Health and Human Services and several Federal Civilian agencies. Previously, she held the position of
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Vice President, Federal Healthcare – Defense - Homeland Security Solutions with Xerox Federal Solutions, LLC from 2009 to 2012. Earlier in her career she held various senior and managerial positions with Northrop Grumman Information Systems and Lockheed Martin Enterprise Solutions & Services. Ms. Fisher holds Project Management Professional (PMP) and Information Technology Infrastructure Library (ITIL) certifications. Ms. Fisher previously served as a U.S. Army Officer, Signal Corps, Captain. She earned a Bachelor of Science degree in Mathematics/Computer Science from Prairie View A&M University, and a Master of Arts degree in Computer Information and Resources from Webster University.

Jeanine M. Christian was appointed as the President of our Social & Scientific Systems, Inc. subsidiary in July 2020. Before joining us, she has spent over 20 years of professional experience in the public health research industry, most recently serving as Vice President and Business Line Manager for Battelle Memorial Institute’s Public Health Research Division, a position she held from 2016 to 2020 where she provided executive-level leadership to Battelle’s public health research business. Ms. Christian’s tenure with Battelle began in 2003 over which time period she also served as Business Line Manager, Public Health Research Division from 2014 to 2016 and prior to that led various research and study projects as Senior Study Director & Research Leader, Site Director, and Resource Group Director. Prior to Battelle, Ms. Christian worked for over ten years at Westat, Inc., a professional services and research company, where she held various research positions. Ms. Christian holds a Bachelor of Arts from Millersville University of Pennsylvania and a M.B.A. from Johns Hopkins University.

Vote Required and Board Recommendation

    The affirmative vote of the holders of a plurality of the shares of common stock voting at the annual meeting is required for the election of the eight (8) nominees to the Board of Directors. The Board of Directors recommends that you vote FOR the eight (8) nominees for election to the Board of Directors as described in this Proposal 1.

PROPOSAL 2
ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are providing our shareholders the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. This proposal, which is commonly referred to as “say-on-pay,” is required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, which added Section 14A to the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).

Our executive compensation programs are designed to attract, motivate, and retain our executive officers, who are critical to our success. Under these programs, our named executive officers are rewarded for the achievement of our near-term and longer-term financial and strategic goals and for driving corporate financial performance and stability. The programs contain elements of cash and equity-based compensation and are designed to align the interests of our executives with those of our shareholders.

The “Executive Compensation” section of this proxy statement describes in detail our executive compensation programs and the decisions made by the Management Resources and Compensation Committee with respect to the fiscal year ended September 30, 2020. As we describe in this section of the proxy statement, our executive compensation program incorporates a pay-for-performance philosophy that supports our business strategy and aligns the interests of our executives with our shareholders. The Board believes this link between compensation and the achievement of our near- and long-term business goals has helped drive our performance over time. At the same time, we believe our program does not encourage excessive risk-taking by management.

Our Board of Directors is asking shareholders to approve a non-binding advisory vote on the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the
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disclosure under “Executive Compensation”, the compensation tables and accompanying narrative disclosure, and any related material disclosed in this proxy statement, is hereby approved.

As an advisory vote, this proposal is not binding. The outcome of this advisory vote will not overrule any decision by the Company or the Board of Directors (or any committee thereof), create or imply any change to the fiduciary duties of the Company or the Board of Directors (or any committee thereof), or create or imply any additional fiduciary duties for the Company or the Board of Directors (or any committee thereof). However, our Management Resources and Compensation Committee and Board of Directors value the opinions expressed by our shareholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers.

Section 14A of the Exchange Act also requires that shareholders have the opportunity, at least once every six years, to cast an advisory vote with respect to whether future executive compensation advisory votes will be held every one, two, or three years. At our Annual Meeting of Shareholders held on March 21, 2019, our shareholders indicated their preference for an advisory vote on the compensation of our named executive officers to be held annually, which annual frequency was also the recommendation of our Board. Our Board confirmed that we will hold an advisory vote on the compensation of our named executive officers on an annual basis until the next required vote on the frequency of such advisory votes, or until the Board otherwise determines that a different frequency for such votes is in the best interests of our shareholders.

Vote Required and Board Recommendation

On this non-binding matter, the affirmative vote of at least a majority of the votes cast at the annual meeting is required to approve this Proposal 2. The Board of Directors believes that voting FOR the compensation of our named executive officers is in the best interest of the Company and the best interests of our shareholders, and therefore, recommends a vote FOR this proposal.

PROPOSAL 3
AMENDMENT TO 2016 OMNIBUS EQUITY INCENTIVE PLAN

Overview

Subject to shareholder approval, in December 2020, our Board of Directors approved an amendment to our 2016 Omnibus Equity Incentive Plan, as amended (the “2016 Plan”) to increase the number of shares of common stock reserved for issuance pursuant to awards granted under the 2016 Plan by 1,500,000 shares to an aggregate of 4,000,000 shares, subject to adjustments permitted under the 2016 Plan (the “2016 Plan Amendment”). We are seeking shareholder approval in order to comply with the listing requirements of the Nasdaq Stock Market. On the Record Date, the last reported sale price of the Company’s common stock on the NASDAQ Stock Market was $10.42 per share. The full text of the amended 2016 Plan incorporating the amendment is attached as Appendix A.

The 2016 Plan was originally approved by our shareholders in February 2016 and was previously amended effective in March 2018. As of the Record Date, there were 2,500,000 shares of common stock authorized for issuance pursuant to awards granted under the 2016 Plan. As of the Record Date, there are an aggregate of 455,850 shares of common stock available for issuance pursuant to future awards under the 2016 Plan. As of the Record Date, there were a total of 2,044,150 shares of common stock underlying awards granted under the 2016 Plan, including 1,035,833 shares underlying options previously granted under the 2016 Plan which will not vest unless we realize substantial increases in shareholder value and 147,431 performance-based restricted stock units. The weighted average exercise price of the outstanding options is $7.40 per share.

Burn rate measures our usage of shares for our stock plans as a percentage of our outstanding shares. For 2020, 2019, and 2018, our burn rate was 5.0%, 1.9%, and 2.3%, respectively, resulting in an average annual burn rate of 3.1% over a three-year period. The rates were calculated by dividing the number of shares subject to awards granted during the year net of forfeitures and cancellations by the weighted average number of shares outstanding during the year.
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The Board believes that the 2016 Plan Amendment will benefit the Company and its shareholders by allowing the Company to continue to achieve the objectives of the 2016 Plan: (i) to increase the stake of key employees and executives in the success of the Company; (ii) to align the interests of awardees under the 2016 Plan with the interests of the shareholders; (iii) to keep pace with the increase in number of Company employees due to both the Company’s internal growth and outside acquisition activities; and (iv) to aid the Company in its efforts to recruit and retain highly qualified individuals. The Board believes that the grant of awards under the Plan will not result in an unacceptable level of dilution to the interests of public stockholders and that the Company’s financial performance and the resulting performance of the Common Stock indicate that the benefits of the 2016 Plan could more than offset any such potential dilution.

Purposes of the Plan

We face intense competition in recruiting and retaining high quality personnel. Our success in this regard will be crucial to our ability to build and retain shareholder value. Our Board of Directors believes that equity awards, such as stock options, restricted stock, and other equity awards are a vital component of compensation packages that we can offer to attract and retain high-caliber individuals. Importantly, they also serve to ensure that our personnel’s overall compensation is tied to increases in shareholder value. Further, granting equity awards as a form of compensation allows us to manage cash resources. Our Board of Directors believes that the number of shares currently available for issuance under the 2016 Plan is not sufficient in view of our compensation structure and strategy and that the availability of the additional shares sought in this proposal will ensure that we continue to have a sufficient number of shares of common stock authorized for issuance under the 2016 Plan.

Our Board of Directors adopted these amendments to ensure that, as we grow over the coming years, we can compete effectively in our recruitment and retention efforts by granting stock options, restricted shares and other equity-linked awards to eligible participants at levels determined appropriate by the Compensation Committee and/or our Board of Directors.

The 2016 Plan provides for various types of equity awards, and therefore, will provide us with meaningful flexibility in rewarding our employees and those other individuals who provide significant services to us. The 2016 Plan is intended to provide qualifying persons with equity ownership in our company, thereby strengthening their commitment to our success, aligning the interests between our shareholders and such employees, directors and consultants and stimulating their efforts on our behalf, and to assist us in attracting and retaining talented personnel. Management believes that assuming approval of this proposal, the ratio of the number of shares available for future awards under the 2016 Plan, as amended, in relation to the number of outstanding shares of Common Stock would be within the range of outstanding shares ratios for comparable companies.

The Board recommends that shareholders approve the 2016 Plan Amendment. If the 2016 Plan Amendment is approved, we will continue to grant equity-based compensation awards under the 2016 Plan, as summarized below. If the requisite shareholder approval of the amendment and restatement of the 2016 Plan is not obtained, the 2016 Plan, as amended, will not take effect and we may only continue to grant awards under the 2016 Plan in accordance with its current terms.

All awards will be subject to the recommendations of management and approval of the Compensation Committee and/or Board of Directors and in compliance with the requirements of the securities laws and any exchange or trading medium on which the shares of common stock may be listed or traded. The Board believes that the approval of the 2016 Plan Amendment is in the best interests of the Company and its shareholders.

Description of the 2016 Plan

The following is a summary of the principal provisions of the 2016 Plan, as amended. This summary is qualified in its entirety by reference to the full text of the 2016 Plan, as amended, which is included as Appendix A hereto. The following awards may be granted under the 2016 Plan:
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•	options to acquire shares of our common stock intended to qualify as incentive stock options, or ISOs, under Section 422(b) of the Code;
•	non-qualified stock options to acquire shares of our common stock, or NSOs;
•	stock appreciation rights;
•	shares of restricted common stock;
•	restricted stock units;
•	performance-based awards; and
•	other equity-linked awards.

Shares Reserved for Issuance. Presently, the maximum number of shares of common stock that may be delivered to participants under the 2016 Plan is 2,500,000 shares (subject to the adjustment provisions described under “Adjustments upon Changes in Capitalization” below). As of the Record Date, the Company had determined that the maximum number of shares of common stock available for issuance pursuant to the 2016 Plan for additional awards was 455,850 shares. If the 2016 Plan Amendment is approved by the Company’s shareholders, the maximum number of shares of common stock authorized for issuance under the 2016 Plan will be 4,000,000 shares (including shares that have already been issued under the Plan), subject to adjustment as permitted by the 2016 Plan. If any shares of common stock subject to an award under the 2016 Plan are forfeited, expire or are settled for cash (in whole or in part), the shares subject to the award may be used again for awards under the 2016 Plan to the extent of the forfeiture, expiration or cash settlement.

Shares of our common stock under awards made under the 2016 Plan in substitution or exchange for awards granted by a company acquired by us or a subsidiary, or with which we or a subsidiary combine, do not reduce the maximum number of shares that are available for awards under the 2016 Plan. In addition, if a company acquired by us or a subsidiary, or with which we or a subsidiary combine, has shares remaining available under a plan approved by its stockholders, the available shares (adjusted to reflect the exchange or valuation ratio in the acquisition or combination) may be used for awards under the 2016 Plan and will not reduce the maximum number of shares of our common stock that are available for awards under the 2016 Plan; provided, however, that awards using such available shares shall not be made after the date awards or grants could have been made under the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not our employees or directors prior to the acquisition or combination.

Administration. Subject to the reservation of authority by our board of directors to administer the 2016 Plan and act as the committee thereunder, the 2016 Plan is administered by the Management Resources and Compensation Committee of our Board (the “Committee”). The Committee has the authority to select those participants to whom awards may be granted, to determine whether and to what extent awards are granted, to determine the number of shares of common stock or other considerations to be covered by each award, to determine the terms and conditions of awards, to interpret and administer the 2016 Plan, and to take any other action consistent with the terms of the 2016 Plan as the Committee deems appropriate. The Committee may grant awards subject to vesting schedules or restrictions and contingencies in the Company’s favor. The Committee may (i) delegate to a committee of one or more directors the right to make awards and to cancel or suspend awards and otherwise take action on its behalf under the 2016 Plan (to the extent not inconsistent with applicable law, including the rules of the principal exchange on which our shares are listed), and (ii) to the extent permitted by law, delegate to an executive officer or a committee of executive officers the right to make awards to employees who are not directors or executive officers and the authority to take action on behalf of the Committee pursuant to the 2016 Plan to cancel or suspend awards under the 2016 Plan to key employees who are not directors or executive officers of the company.

Duration, Amendment and Termination. The 2016 Plan became effective upon its approval by our shareholders in February 2016 and will expire on the tenth anniversary of the effective date, except with respect to awards then outstanding, and no further awards may be granted thereafter. In addition to the power to terminate the 2016 Plan at any time, the Board of Directors also has the power to amend the 2016 Plan; provided, no amendment to the 2016 Plan may be made without shareholder approval if such approval is required by law or agreement, or if such change: increases the number of shares of common stock available for awards under the 2016 Plan, expands the types of awards available
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under the 2016 Plan, materially expands the class of persons eligible to participate in the 2016 Plan, permits the grant of options or SARs with an exercise or grant price of less than 100% of fair market value on the date of grant, amends the provisions of the 2016 Plan prohibiting the repricing of options and SARs as described above, increases the limits on shares subject to awards, or otherwise materially increases the benefits to participants under the 2016 Plan. No amendment may materially impair a participant’s rights under an award previously granted under the 2016 Plan without the written consent of the participant.

Eligibility. Awards may be granted under the 2016 Plan, as determined by the Committee, to any employee, non-employee member of our board of directors, consultant or advisor who is a natural person and provides services to us or a subsidiary, except that incentive stock options which may be granted only to employees.

Limits on Awards to Participants. Subject to adjustment as provided for in the 2016 Plan, no participant may (i) be granted options or SARs during any 12-month period with respect to more than 350,000 shares and (ii) earn more than 350,000 shares for each twelve (12) months in the vesting period or performance period with respect to restricted stock awards, restricted stock unit awards, performance awards and/or other share-based awards. In addition to the foregoing, the maximum dollar value that may be earned by any Participant for each twelve (12) months in a performance period with respect to performance awards that are denominated in cash is $1,000,000. If an award is canceled, the canceled award shall continue to be counted toward the applicable limitation.

Stock Options. The Committee may grant either non-qualified stock options or incentive stock options. A stock option entitles the recipient to purchase a specified number of shares of our common stock at a fixed price subject to terms and conditions set by the Committee. The purchase price of shares of common stock covered by a stock option cannot be less than 100% of the fair market value of the common stock on the date the option is granted; provided, however, that in the case of an incentive stock option granted to a participant who, at the time of the grant, owns stock representing more than 10% of the voting power of all classes of stock of the company or any subsidiary, the option price per share shall be no less than 110% of the fair market value of one share on the date of grant. Fair market value of the common stock is generally equal to the closing price for the common stock on our principal exchange on the date the option is granted (or if there was no closing price on that date, on the last preceding date on which a closing price was reported). Options are subject to terms and conditions set by the Committee.

The 2016 Plan permits payment of the purchase price of stock options to be made by cash or cash equivalents, shares of our common stock previously acquired by the participant, any other form of consideration approved by the Committee and permitted by applicable law (including withholding of shares of common stock that would otherwise be issued on exercise), or any combination thereof. Options granted under the 2016 Plan expire no later than 10 years from the date of grant.

Stock Appreciation Rights. The Committee is authorized to grant SARs in conjunction with a stock option or other award granted under the 2016 Plan, and to grant SARs separately. The grant price of a SAR may not be less than 100% of the fair market value of a share of our common stock on the date the SAR is granted. The term of an SAR may be no more than 10 years from the date of grant. SARs are subject to terms and conditions set by the Committee. Upon exercise of an SAR, the participant will have the right to receive the excess of the fair market value of the shares covered by the SAR on the date of exercise over the grant price. Payment may be made in cash, shares of our common stock or other property, or any combination thereof, as the Committee may determine. Shares issued upon the exercise of SARs are valued at their fair market value as of the date of exercise.

Restricted Stock Awards. Restricted stock awards may be issued either alone or in addition to other awards granted under the 2016 Plan, and are also available as a form of payment of performance awards and other earned cash-based incentive compensation. The Committee determines the terms and conditions of restricted stock awards, including the number of shares of common stock granted, and conditions for vesting that must be satisfied, which may be based principally or solely on continued provision of services, and also may include a performance-based component. Unless otherwise provided in the award agreement, the holder of a restricted stock award will have the rights of a stockholder from the date of grant of the award, including the right to vote the shares of common stock and the right to receive distributions on the shares (subject to the requirements for dividends on restricted stock awards that vest based on the achievement of performance goals). Except as otherwise provided in the award agreement, any shares or other property (other than cash)
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distributed with respect to the award will be subject to the same restrictions as the award (subject to the requirements for dividends on restricted stock awards that vest based on the achievement of performance goals).

Restricted Stock Unit Awards. Awards of restricted stock units having a value equal to an identical number of shares of common stock may be granted either alone or in addition to other awards granted under the 2016 Plan, and are also available as a form of payment of performance awards granted under the 2016 Plan and other earned cash-based incentive compensation. The Committee determines the terms and conditions of restricted stock units, including conditions for vesting that must be satisfied, which may be based principally or solely on continued provision of services, and also may include a performance-based component. The holder of a restricted stock unit award will not have voting rights with respect to the award. Except as otherwise provided in the award agreement, any shares or other property (other than cash) distributed with respect to the award will be subject to the same restrictions as the award (subject to the requirements for dividend equivalents on restricted stock unit awards that vest based on the achievement of performance goals as described under “Dividends; Dividend Equivalents” below).

Other Share-Based Awards. The 2016 Plan also provides for the award of shares of our common stock and other awards that are valued by reference to our common stock or other property (“Other Share-Based Awards”). Such awards may be granted above or in addition to other awards under the 2016 Plan. Other Share-Based Awards may be paid in cash, shares of our common stock or other property, or a combination thereof, as determined by the Committee. The Committee determines the terms and conditions of Other Share-Based Awards, including any conditions for vesting that must be satisfied.

Performance Awards. Performance awards provide participants with the opportunity to receive shares of our common stock, cash or other property based on performance and other vesting conditions. Performance awards may be granted from time to time as determined at the discretion of the Committee. Subject to the share limit and maximum dollar value set forth above under “Limits on Awards to Participants,” the Committee has the discretion to determine (i) the number of shares of common stock under, or the dollar value of, a performance award and (ii) the conditions that must be satisfied for grant or for vesting, which typically will be based principally or solely on achievement of performance goals.

Performance Criteria. At the Committee’s discretion, performance goals for restricted stock awards, restricted stock units, performance awards or other share-based awards may be based on the attainment of specified levels of one or more of the following criteria: (a) earnings per share; (b) operating income (before or after taxes); (c) net income (before or after taxes); (d) net sales; (e) cash flow; (f) gross profit; (g) gross profit return on investment; (h) gross margin return on investment; (i) gross margin; (j) working capital; (k) earnings before interest and taxes; (l) earnings before interest, tax, depreciation and amortization (which may also include adjustments to reflect special or other items, or any combination of any or all of the foregoing); (m) return on equity; (n) return on assets; (o) return on capital; (p) return on invested capital; (q) net revenues; (r) gross revenues; (s) new business awards bookings and/or backlog; (t) revenue growth or product revenue growth; (u) total shareholder return; (v) appreciation in and/or maintenance of the company’s market capitalization; (w) cash flow or cash flow per share (before or after dividends); (x) economic value added; (y) the fair market value of the shares of the company’s common stock; (z) the growth in the value of an investment in the company’s common stock assuming the reinvestment of dividends; (aa) reduction in expenses or improvement in or attainment of expense levels or working capital levels; (bb) financing and other capital raising transactions; (cc) debt reductions; (dd) regulatory achievements (including submitting or filing applications or other documents with regulatory authorities, having any such applications or other documents accepted for review by the applicable regulatory authority or receiving approval of any such applications or other documents); or (ee) strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property). The performance goals may be based solely by reference to our performance or the performance of one or more of our subsidiaries, divisions, business segments or business units, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The Committee may also exclude under the terms of the performance awards the impact of an event or occurrence which the Committee determines should appropriately be excluded, including (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to our operations or not within the reasonable control of our management, or (iii) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles.

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Dividends; Dividend Equivalents. Awards other than options and SARs may, if determined by the Committee, provide that the participant will be entitled to receive, currently or on a deferred basis, cash, stock or other property dividends, or cash payments in amounts equivalent to cash, stock, or other property dividends declared with respect to shares of common stock covered by an award. The Committee may provide that such amounts will be deemed to have been reinvested in additional shares of common stock or otherwise, and that they are subject to the same vesting or performance conditions as the underlying award. Any dividends or dividend equivalents provided with respect to performance awards or restricted stock, restricted stock units or other share-based awards that are subject to the attainment of specified performance goals will be subject to the same restrictions and risk of forfeiture as the underlying awards.

No Repricing. The 2016 Plan prohibits option and SAR repricings (other than to reflect stock splits, spin-offs or other corporate events described under “Adjustments upon Changes in Capitalization” below, or in connection with a change in control of the company) unless stockholder approval is obtained. For purposes of the 2016 Plan, a “repricing” means a reduction in the exercise price of an option or the grant price of a SAR, the cancellation of an option or SAR in exchange for cash or another award under the 2016 Plan if the exercise price or grant price of the option or SAR is greater than the fair market value of our common stock (except in connection with a change in control, or for awards granted in assumption of or in substitution for awards previously granted by a company acquired by the company or a subsidiary or with which the company or a subsidiary combines), or any other action with respect to an option or SAR that may be treated as a repricing under the rules of the exchange on which our common stock is listed for trading.

Nontransferability of Awards. No award under the 2016 Plan, and no shares subject to awards that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, is transferable other than by will or the laws of descent and distribution, and an award may be exercised during the participant’s lifetime only by the participant or the participant’s estate, guardian or legal representative, except that the Committee may provide in an award agreement that a participant may transfer an award without consideration to certain family members, family trusts, or other family-owned entities, or for charitable donations under such terms and conditions determined by the Committee.

Adjustments upon Changes in Capitalization. In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in our corporate structure affecting our common stock or the value thereof, appropriate adjustments to the 2016 Plan and awards will be made as the Committee determines to be equitable and appropriate, including adjustments in the number and class of shares of stock available for awards under the 2016 Plan, the number, class and exercise or grant price of shares subject to awards outstanding under the 2016 Plan, and the limits on the number of awards that any person may receive.

Adjustments upon Merger or Change in Control. The 2016 Plan provides that in the event of a merger with or into another corporation or “change in control,” including the sale of all or substantially all of our assets, unless otherwise provided in an award agreement, in the event of a change in control in which the successor company assumes or substitutes for an option, stock appreciation right, restricted stock award, restricted stock unit award or other share-based award, if a participant’s employment or service as a director with such successor company terminates within 24 months following such change in control (or such other period set forth in the award agreement): (i) options and stock appreciation rights outstanding as of the date of such termination of employment will immediately vest, become fully exercisable, and may thereafter be exercised for 24 months (or such other period of time set forth in the award agreement), (ii) the restrictions, limitations and other conditions applicable to restricted stock and restricted stock units outstanding as of the date of such termination of employment shall lapse and such awards shall become free of all restrictions, and (iii) the restrictions, limitations and other conditions applicable to any other share-based awards or any other awards shall lapse, and such awards shall become free of all restrictions. However, unless otherwise provided in an award agreement, in the event of a change in control, if the successor company does not assume or substitute for an option, stock appreciation right, restricted stock award, restricted stock unit award or other share-based award, then immediately prior to the change in control: (i) those options and stock appreciation rights outstanding as of the date of the change in control that are not assumed or substituted for shall immediately vest and become fully exercisable, (ii) restrictions, limitations and other conditions applicable to restricted stock and restricted stock units that are not assumed or substituted for shall lapse and the restricted stock and restricted stock units shall become free of all
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restrictions, and (iii) the restrictions, other limitations and other conditions applicable to any other share-based awards or any other awards that are not assumed or substituted for shall lapse, and such other share-based awards or such other awards shall become free of all restrictions.

Termination of Employment. Subject to the parameters set forth in the 2016 Plan, the Committee will determine and set forth in the award agreement whether any awards will continue to be exercisable, and the terms of such exercise, on and after the date the participant ceases to be employed by, or to otherwise provide services to, us, whether by reason of death, disability, voluntary or involuntary termination of employment or service, or otherwise.

Effect of Amendment to 2016 Plan

Except as described above, the proposed amendment to the 2016 Plan will not alter any other terms of the 2016 Plan. The proceeds received from the Company from the exercise of options or other awards to purchase Common Stock under the 2016 Plan will be used for general corporate purposes.

Federal Income Tax Consequences

The following discussion summarizes certain federal income tax considerations of awards under the 2016 Plan. However, it does not purport to be complete and does not cover federal employment or other tax consequences that may be associated with the 2016 Plan, nor does it describe the state, local or foreign tax considerations or the consequences for any particular individual.

Nonqualified Stock Options. A nonqualified stock option results in no taxable income to the optionee or deduction to the Company at the time of grant. An optionee exercising a non-qualified option will, at that time, realize taxable compensation in the amount of the difference between the then market value of the underlying shares of the Company’s common stock on the exercise date and the option exercise price. Subject to the applicable provisions of the Code, a deduction for federal income tax purposes will be allowable to the Company in the year of exercise in an amount equal to the taxable compensation realized by the optionee. The optionee’s basis in shares relating to non-qualified stock option awards is equal to the sum of the option price plus the amount includible in his or her income as compensation upon exercise. Any gain (or loss) upon subsequent disposition of the shares will be a long-term or short-term gain (or loss), depending upon the holding period of the shares.

Incentive Stock Options. An incentive stock option results in no taxable income to the optionee or deduction for the Company at the time it is granted or exercised (although the excess of the fair market value of the underlying shares on the date of exercise over the exercise price will be included in the optionee’s alternative minimum taxable income for purposes of determining his or her alternative minimum tax). If the optionee holds the stock received as a result of an exercise of an incentive stock option for at least two years from the date of the grant and one year from the date of exercise, then the gain realized on disposition of the stock is treated as a long-term capital gain. If the shares are disposed of prior to the end of this period, however (i.e., a “disqualifying disposition”), then the optionee will include in income, as compensation for the year of the disposition, an amount equal to the excess, if any, of the fair market value of the shares upon exercise of the option over the option price (or, if less, the excess of the amount realized upon disposition over the option price). In that event, the excess, if any, of the sale price over the fair market value on the date of exercise will be a short-term capital gain. In addition, the Company will be entitled to a deduction, in the year of such a disposition, for the amount includible in the optionee’s income as compensation. The optionee’s basis in the shares acquired upon exercise of an incentive stock option is equal to the option price paid, plus any amount includible in his or her income as a result of a disqualifying disposition.

Stock Appreciation Rights. Generally, a participant recognizes no taxable income, and the Company is not entitled to a deduction, when a stock appreciation right or SAR is granted. Upon exercise of a stock appreciation right or SAR, a participant will recognize compensation taxable as ordinary income in an amount equal to the cash and/or the fair market value of the shares received and, subject to the applicable provisions of the Code, the Company will be entitled to a corresponding deduction. A participant’s basis in shares received upon the exercise of an SAR will be equal to the fair market value of such shares on the exercise date, and the participant’s holding period for such shares will begin at that time.
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Restricted Stock, Performance and Restricted Stock Unit Awards. No income will be recognized at the time of grant by the recipient of a restricted stock, restricted stock unit or performance award if the award is subject to a substantial risk of forfeiture during the restricted period. Generally, at the time the substantial risk of forfeiture terminates with respect to the award, the then fair market value of the stock (less any amount paid for the award) will constitute ordinary income to the participant. Subject to the applicable provisions of the IRC, a deduction for federal income tax purposes will be allowable to the Company in an amount equal to the compensation realized by the participant. A participant’s basis in restricted shares or in the shares received upon settlement of restricted stock units will be equal to their fair market value when the forfeiture restrictions lapse with respect to the restricted shares and when the shares are delivered to the participant in settlement of the restricted stock units, as applicable, and the participant’s holding period for the shares will begin when the forfeiture restrictions lapse or when such shares are delivered to the participant, as applicable. However, a recipient of restricted stock may, within thirty (30) days of grant, elect to recognize income equal to the fair market value of the restricted stock on the date of grant and there is no further income recognition when the restrictions lapse (but no refund or tax deductions if the restricted stock is forfeited).

The foregoing provides only a general description of the application of federal income tax laws to awards granted under the 2016 Plan. This discussion is intended for the information of shareholders considering how to vote at the annual meeting and not as tax guidance to participants in the 2016 Plan, as the consequences may vary with the types of awards made, the identity of the recipients and the method of payment or settlement.

Registration under the Securities Act of 1933

We plan to register the securities issuable under the 2016 Plan Amendment pursuant to a registration statement on Form S-8 as soon as practicable following shareholder approval of this Proposal.

Interests of Certain Persons

Each of our directors and executive officers would be eligible to participate in the 2016 Plan Amendment. As a result, approval of the 2016 Plan Amendment impacts each of our directors and executive officers and each of them has a personal interest in this proposal and its approval by our shareholders.

New Plan Benefits

As of the Record Date, approximately 2,288 persons were eligible to receive awards under the 2016 Plan, including (i) our named executive officers, (ii) our non-employee directors and (iii) our worksite employees. Because benefits under the 2016 Plan will depend on the actions of our Board of Directors or the Compensation Committee, and the fair market value of our common stock at various future dates, the future benefits payable under the 2016 Plan Amendment are not determinable. Under its non-employee director compensation policy, the Company has generally made an annual grant of equity awards to its non-employee directors and intends to make an annual grant of equity awards in October of each year to its non-employee directors. The following chart is based on awards granted to our non-employee directors on October 1, 2020.

Name	Fair Market Value	Restricted Stock Units(1)
Non-Employee Director Group	$ 467,500	63,177
(1) Amounts represent the grant date fair value of annual RSUs awarded in October 2020 to our non-employee directors under our director compensation policy.

The following table sets forth awards granted to the persons or groups specified below under our 2016 Plan during the fiscal year ended September 30, 2020.

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Name and Position	Number of Shares of Common Stock Underlying Options Granted*	Number of Shares of Common Stock Underlying Restricted Stock Granted*
Zachary C. Parker, Chief Executive Officer	—	—
Kathryn M. JohnBull, Chief Financial Officer	—	—
Helene Fisher, President, Danya International, LLC	—	—
Kevin Wilson, President, DLH Solutions, Inc.	—	—
Jeanine M. Christian, President, Social & Scientific Solutions, Inc.	250,000	—
Jacqueline S. Everett, Chief Growth Officer	250,000	—
All current executive officers as a group	500,000	—
All current non-employee directors as a group	—	90,000
All non-executive officers and employees as a group	220,000	—
* Excludes an aggregate of (i) 63,177 restricted stock units and (ii) and 147,431 performance-based restricted stock units granted subsequent to the fiscal year ended September 30, 2020.

Equity Compensation Plan Information

We presently utilize one shareholder approved equity compensation plan under which we make equity compensation awards available to officers, directors, employees and consultants. The table set forth below discloses outstanding and available awards under our equity compensation plans as of September 30, 2020. All grants of equity securities made to executive officers and directors are presently made under the 2016 Plan. Prior to the adoption of the 2016 Plan, awards of equity securities were made under the 2006 Plan.

Equity Compensation Plan Information*
Plan Category	(a) Number of Securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted Average exercise price of outstanding options, warrants and rights (or fair value at date of grant)	(c) Number of securities remaining available for future issuances under equity compensation plans (excluding securities reflected in column (a))
Equity Compensation Plans Approved by Security Holders:	2,129,000	$6.14	883,958
*	Shares included in column (a) of this table are issuable upon exercise of options granted under both the 2016 Plan and 2006 Plan. Shares set forth under column (c) of this table are issuable under our 2016 Plan.

Vote Required and Board Recommendation

The affirmative vote of the holders of a majority of the votes cast at the annual meeting is required for the approval of the 2016 Plan Amendment. The Board of Directors recommends that you vote for the approval of the 2016 Plan Amendment, as described in this Proposal No. 3.

PROPOSAL 4
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

WithumSmith+Brown, PC has served as our independent registered public accounting firm since July 2007. The Audit Committee of our Board of Directors has selected WithumSmith+Brown, PC as our independent registered public accountants for the fiscal year ending September 30, 2021, and has directed that management submit the selection of
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WithumSmith+Brown, PC as our independent registered public accounting firm for ratification by the shareholders at the annual meeting. Shareholder ratification of the selection of our independent registered public accounting firm is not required by our bylaws, New Jersey corporate law or otherwise. The Board of Directors has elected to seek such ratification as a matter of good corporate practice. Should the shareholders fail to ratify the selection of WithumSmith+Brown, PC as our independent registered public accounting firm, the Audit Committee will reconsider whether to retain that firm for fiscal 2021. Even if the selection is ratified, our Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of our shareholders and the Company. Representatives of WithumSmith+Brown, PC are expected to be present in person at the annual meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Principal Accountant Fees and Services

The Audit Committee of the Board of Directors of DLH has selected WithumSmith+Brown, PC as its independent registered public accounting firm for the current fiscal year. During fiscal 2020, the audit services that WithumSmith+Brown, PC provided consisted of examination of financial statements, services relative to filings with the SEC, and consultation in regard to various accounting matters. The following table presents the total fees for professional audit and non-audit services rendered by our independent registered public accounting firm for the fiscal years ended September 30, 2020 and 2019, and fees for other services rendered by our independent registered public accounting firm during those periods.

	Year Ended September 30,
	2020	2019
Audit Fees (1)	$316,725	$349,993
Audit-Related Fees (2)	$61,800	$43,209
Tax Fees (3)	$12,360	$11,330
All Other Fees (4)	$—	$—
Total	$390,885	$404,532

(1)    “Audit Fees” consist of fees for professional services rendered for the audit of the Company’s annual financial statements, review of the interim financial statements included in quarterly reports, and services that are normally provided by the Company’s independent registered public accounting firm in connection with statutory and regulatory filings, including registration statements filed with the Securities and Exchange Commission.

(2)    “Audit-Related Fees” consist of fees for services that are traditionally performed by the independent registered public accounting firm, including fees billed or accrued primarily for employee benefit plan audits and other attestation services.

(3)    “Tax Fees” consist of fees for professional services rendered for tax compliance, tax advice and tax planning.

(4)    “All Other Fees” consist of fees for those services not captured in the audit, audit-related and tax categories. The Company generally does not request such services from the independent auditors.

Our Audit Committee has determined that the services provided by our independent registered public accounting firm and the fees paid to them for such services has not compromised the independence of our independent registered public accounting firm.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. Prior to engagement of the independent registered public accounting firm for the next year’s audit, management will submit a detailed description of the audit and permissible non-audit services expected to be rendered during that year for each of four categories of services provided by the independent registered public accounting firm to the Audit Committee for approval. The four
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categories of services provided by the independent registered public accounting firm are as defined in the footnotes to the fee table set forth above. In addition, management will also provide to the Audit Committee for its approval a fee proposal for the services proposed to be rendered by the independent registered public accounting firm. Prior to the engagement of the independent registered public accounting firm, the Audit Committee will approve both the description of audit and permissible non-audit services proposed to be rendered by the independent registered public accounting firm and the budget for all such services. The fees are budgeted and the Audit Committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires separate pre-approval before engaging the independent registered public accounting firm. To ensure prompt handling of unexpected matters, the Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Vote Required and Board Recommendation

The affirmative vote of the holders of a majority of the votes cast at the annual meeting is required for the ratification of WithumSmith+Brown, PC as our independent registered public accounting firm for our 2021 fiscal year. The Board of Directors recommends that you vote FOR the ratification of WithumSmith+Brown, PC as our independent registered public accounting firm for our 2021 fiscal year as described in this Proposal 4.

EXECUTIVE COMPENSATION

This section provides information, in tabular and narrative formats specified in applicable SEC rules, regarding the amounts of compensation paid to each of our named executive officers and related information. As a smaller reporting company, we have presented such information in accordance with the scaled disclosure requirements permitted under applicable SEC regulations.

Executive Summary

The Management Resources and Compensation Committee (the “Compensation Committee”) reviews and establishes the compensation of our executive officers, including the named executive officers, and provides oversight of our compensation programs. The Compensation Committee consists entirely of non-employee, independent members of our Board of Directors and operates under a written charter approved by the Board of Directors.

During our 2020 fiscal year, we approved a new employment agreement with our Chief Financial Officer, the terms of which are summarized below. In addition, in fiscal 2020, we experienced a number of changes in the composition of our executive team. In July 2020, we named Jacqueline S. Everett as our Chief Growth Officer and Jeanine M. Christian as the new President of our Social & Scientific Systems, Inc. subsidiary and Public Health & Scientific Research operating unit, replacing Kevin H. Beverly in such capacity. A summary of the terms of our employment arrangements with Ms. Everett and Ms. Christian is also included below.

In order to provide our shareholders with a fuller understanding of our executive compensation arrangements, in light of the changes in the composition of our executive officers during the fiscal year ended September 30, 2020, we are reporting the following executives as our Named Executive Officers for fiscal 2020:

•Zachary Parker, Chief Executive Officer
•Kathryn M. JohnBull, Chief Financial Officer
•Jacqueline S. Everett, Chief Growth Officer
•Jeanine M. Christian, President – Social & Scientific Systems, Inc. and Public Health & Scientific Research
•Kevin Wilson, President - DLH Solutions, Inc. and Health & Logistics Services
•Helene Fisher, President - Danya International, LLC and Mission Services & Solutions

Compensation Objectives and Elements of Executive Compensation

The Board, through the Compensation Committee, annually reviews the manner in which it implements our compensation policies in connection with our executives. Our policies will continue to be designed to align the interests
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of our executives and senior management with the long-term interests of the shareholders. The primary objectives of our executive compensation program are to:

•Provide competitive total compensation opportunities that are consistent with opportunities provided to executives at comparable companies;
•Tie compensation to performance by ensuring that our executives’ total compensation levels vary based on both our short-term financial performance and growth in shareholder value over time;
•Focus and motivate executives on the achievement of defined objectives; and
•Reward executives in accordance with their relative contributions to achieving strategic goals and key corporate objectives.

In designing and administering our executive compensation program, we attempt to strike an appropriate balance among these objectives. Our executive compensation programs consist of three principal elements:

•Base salary compensation;
•Short-term incentive compensation (consisting of cash bonuses); and
•Long-term incentive compensation (consisting of equity-based awards under the 2016 Omnibus Equity Incentive Plan, and generally awarded in the form of stock options).

We believe that short-term annual cash incentive compensation should be tied directly to both corporate performance and individual performance for the fiscal year, including the achievement of identified goals as they pertain to the areas of our operations for which the executive officer is personally responsible and accountable and other strategic objectives that will grow long-term shareholder value. Under our program, performance above targeted standards results in increased total compensation, and performance below targeted standards results in decreased total compensation. These components of executive compensation are used together to achieve an appropriate balance between cash and equity compensation and between short-term and long-term incentives. Through the performance criteria embedded in both our short-term incentive programs and long-term awards, a significant portion of each executive officer’s total compensation is at risk, tied both to our annual and long-term performance as well as to the creation of shareholder value.

Determination of Executive Compensation

The Compensation Committee regularly reviews our executive compensation program and its elements. All decisions by the Compensation Committee relating to the compensation of our executive officers are reported to the full board of directors. In determining the compensation of our executive officers, the Compensation Committee evaluates the elements of the compensation program, including the mix of salary, cash bonus incentive and equity incentives. Within the context of the overall objectives of our compensation program, the Compensation Committee determined the specific amounts of compensation to be paid to each of our executives during fiscal 2020 based on several factors, including the following:

•Financial and operating performance, measured by attainment of specific objectives including revenue growth, EBITDA growth and new business awards;

•Duties, responsibilities and performance of each executive officer, including the achievement of identified goals for the year as they pertain to the areas of our operations for which the executive is personally responsible and accountable;

•Internal pay equity considerations;

•Comparative industry market data to assess compensation competitiveness.

•The individual experience and skills of, and expected contributions from, our executives;

•Our executives’ historical compensation and performance at our company; and

•The contractual commitments we have made to our executives regarding compensation.

In addition, the Compensation Committee considered recommendations made by the Board with respect to our Chief Executive Officer’s compensation, and recommendations from the Chief Executive Officer as well as the Board with respect to determinations of compensation paid to the other executive officers. Our senior management generally
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applies a similar philosophy and similar policies to determine the compensation of officers and managers who are not executive officers and reports to the Compensation Committee regarding these matters. Further, members of management may provide information to the Compensation Committee that it believes will be helpful to the Compensation Committee in discussing these matters.

Say-on-Pay

The Compensation Committee monitors the results of the annual advisory “say-on-pay” proposal and considers those results as one element in connection with the discharge of its responsibilities. Beginning in 2013, we gave our shareholders an opportunity to provide feedback on our executive compensation program and related proxy disclosure through an advisory vote at our annual shareholders meeting. Shareholders were asked to approve, on an advisory basis, the compensation paid to our named executive officers. A majority of shareholders have indicated approval of the compensation of the named executive officers, with approximately 80% of the votes of the shares present or represented and voting on such matter cast in favor of the proposal at our 2020 annual shareholders meeting. In light of the results of the advisory vote, the Compensation Committee approached decisions regarding executive compensation policies and decisions for 2020 in a manner consistent with 2019. It is currently expected that we will continue to hold annual say-on-pay votes.

Role of the Compensation Committee and the Compensation Consultant

As described above, the Compensation Committee considered the reports presented to it by Korn Ferry in determining executive compensation for fiscal 2020. The Compensation Committee engaged Korn Ferry to provide advice and assistance in setting executive pay levels for fiscal 2020. Specifically, Korn Ferry helped to ensure that the Company’s executive compensation practices were competitive, appropriately designed, and aimed at linking executive compensation to the business and strategic objectives of the Company. Korn Ferry provided the Compensation Committee with competitive market data based on a peer group of companies that DLH competes against for products and/or services, recruits human capital from, and/or are similar in size and/or scope to the Company, and used this peer company data to advise the Compensation Committee as to best practices regarding total compensation arrangements for senior executives. Additional information on the Compensation Committee’s processes and procedures for the consideration and determination of executive compensation is included under the caption “Corporate Governance - Procedures for Determining Executive and Director Compensation.”

Comparative Industry Data

With respect to comparative industry data, the Compensation Committee reviews executive compensation (including the mix of base salary, bonus and equity compensation elements) and evaluates compensation structures of comparable companies, with assistance from the data generated by its compensation consultant in determining the comparatives. That group consists of public companies in the same or similar business lines as DLH as well as competitors for executive talent. For the 2020 fiscal year, the Compensation Committee evaluated the comparative industry data of the peer group that had been structured by Korn Ferry. The peer group consisted of the following companies:

• American Software, Inc. • Castlight Health, Inc. • Computer Programs & Systems, Inc. • CRA International Inc. • CSP Inc. • Cynergistek, Inc.	• Diversicare Healthcare Services Inc. • Information Services Group, Inc. • Mastech Digital, Inc. • MTBC, Inc. • Nanhealth, Inc.	• PFSweb Inc. • RCM Technologies Inc. • Vaso Corp. • WidePoint Corp. • Willdan Group, Inc.

For the 2020 fiscal year, the peer group structured by Korn Ferry modified the comparative industry data that was previously considered by the Compensation Committee. In developing this peer group, a number of changes were made to the prior comparator group, which was developed in 2016. Previously, the peer group considered by the Compensation Committee consisted of the following companies: Agility Health, Inc., Amber Road, Inc., American Software, Inc., Auxilio Inc., CRA International Inc., CryoLife Inc., CSP Inc, Diversicare Healthcare Services Inc., Edgewater Technology Inc., Everyday Health, Inc., Foundation Healthcare, Inc., Imprivata, Inc., InterCloud Systems,
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Inc., Mattersight Corporation, NCI, Inc., OmniComm Systems Inc., PFSweb Inc., RCM Technologies Inc., StarTek, Inc., Utah Medical Products Inc., Vasomedical Inc., WidePoint Corp., and Willdan Group, Inc.

In order to identify the peer companies above, Korn Ferry conducted an analysis with consideration of general industry survey data and our need to attract and retain a motivated team of skilled executives. The analysis considered base pay, cash bonus, long-term equity and total compensation data for DLH executives, and compared this information to the competitive market data collected from the group of peer comparators. This analysis also considered the significantly changed nature of our company and its business following our acquisition of Social & Scientific Systems, Inc. in June 2019. Following the completion of this acquisition, the consultant conducted a competitive compensation review of the Chief Executive Officer and our other named executive officers. DLH, however, has not established formal benchmarking targets or objectives for total compensation or the individual elements thereof, and actual compensation may vary significantly from that of the peer group members due to corporate and individual performance.

Summary Compensation Table

The following table sets forth certain information concerning all cash and non-cash compensation awarded to, earned by or paid to our each of our named executive officers during the fiscal years ended September 30, 2020 and 2019:

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Stock Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Zachary C. Parker,	2020	$465,000	$75,000	$—	$—	$498,465	$6,531	$1,044,996
President and Chief Executive Officer	2019	$446,256	$75,000	$—	__	$464,100	$6,596	$991,952

Kathryn M. JohnBull,	2020	$334,698	$100,000	$—	$—	$301,228	$6,693	$742,619
Chief Financial Officer	2019	$334,698	$100,000	$—	$—	$243,653	$6,406	$684,757

Kevin Wilson,	2020	$254,800	$—	$—	$—	$158,152	$—	$412,952
President, Health & Logistics Services	2019	$254,800	$—	$—	$—	$133,770	$—	$388,570

Helene Fisher,	2020	$254,800	$80,000	$—	$—	$28,500	$588	$363,888
President, Mission Services & Solutions	2019	$254,800	$—	$—	$—	$68,796	$—	$323,596

Jeanine M. Christian,	2020	$44,100	$—	$—	$1,188,500	$—	$381	$1,232,981
President, Public Health & Scientific Research

Jacqueline S. Everett,	2020	$48,865	$—	$—	$1,188,500	$—	$408	$1,237,773
Chief Growth Officer

(1) “Salary” is comprised of the cash salary paid to the named executive officers during fiscal 2020 and 2019.

(2) “Stock Awards” reflect the portion of restricted stock grants awarded to named executive officers under the Company’s 2016 Omnibus Equity Incentive Plan that was recognized by the Company as a compensation expense in fiscal year 2020 and 2019 in accordance with FASB Accounting Standards Codification Topic 718: Compensation-Stock Compensation, and thus may include amounts from awards granted in and prior to 2020. A discussion of the methods used to calculate these values may be found in the Notes to Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2020.

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(3) Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended September 30, 2020 computed in accordance with FASB Accounting Standards Codification Topic 718: Compensation-Stock Compensation, and thus may include amounts from awards granted in and prior to 2020. A discussion of the methods used to calculate these values may be found in the Notes to Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2020.
(4) The amounts represent the cash performance bonuses awarded to the named executive officers, which are discussed below. Such cash awards were made to the named executive officers in the discretion of the Company’s Board of Directors as recommended by the Management Resources and Compensation Committee, subject to certain performance requirements.
(5) “All Other Compensation” consists of compensation received from employer matching contributions to the Company’s 401(k) Plan, long term disability insurance premiums and life insurance premiums paid by the Company for each named executive officer.

Narrative Discussion to Summary Compensation Table

Overview

The Summary Compensation Table above quantifies the amount or value of the different forms of compensation earned by or awarded to our named executive officers in fiscal 2020 and 2019 and provides a dollar amount for total compensation. Descriptions of the material terms of each named executive officer’s employment arrangements with us and related information is provided under “Employment Agreements with named executive officers” below. The agreements provide the general framework and some of the specific terms for the compensation of the named executive officers. Approval of the Compensation Committee and/or the Board of Directors is required prior to our entering into employment agreements with its executive officers or amendments to those agreements. However, many of the decisions relating to compensation for a specific year are made by the Compensation Committee and are implemented without changes to the general terms of employment set forth in those agreements.

Awards of options or shares of restricted stock were granted under our 2006 Long Term Incentive Plan, as amended (the “2006 Plan”) until the adoption, in February 2016, of our 2016 Omnibus Equity Incentive Plan (the “2016 Plan”). From and after the adoption of the 2016 Plan, all equity awards are granted under the 2016 Plan. Both plans are administered by the Compensation Committee. The Compensation Committee has authority to interpret the plan provisions and make all required determinations under those plans. This authority includes making required proportionate adjustments to outstanding awards upon the occurrence of certain corporate events such as reorganizations, mergers and stock splits. Awards granted under the 2016 Plan are generally only transferable to a beneficiary of a participant upon his or her death. However, the committee may establish procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable laws.

Base Salary

Our base salary philosophy is to provide reasonable and competitive income to our named executive officers in amounts that will attract and retain individuals with a broad, proven track record of performance. The Compensation Committee approves the salaries for the executive officers. In establishing the salaries, the Compensation Committee balances the need to offer competitive salaries that will limit turnover with the need to maintain careful control of salary and benefit expenses. Individual salaries (except for the salary of the Chief Executive Officer) are recommended by the Chief Executive Officer to the Compensation Committee based on his subjective assessment in each case of the nature of the position, as well as the contribution, performance and experience of the executive officer.

Base salary for each of our named executive officers are generally determined by the employment agreements that we have entered into with each of them; however, the Compensation Committee retains discretion to adjust annual base salary in a manner consistent with the parameters set forth in such employment agreements. For the year ended September 30, 2020, base salary paid to each of our named executive officers is as set forth in the Summary Compensation Table, above, which amounts are consistent with each officer’s employment arrangement with us. The Compensation Committee may increase base salary payable to each of our named executive officers in its discretion based on its assessment of the Company’s performance.

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Consistent with their employment arrangements, the Compensation Committee considered increases in the base salaries payable to our named executive officers for fiscal 2020 based on its review of the performance of each officer and the Company’s overall financial results. Based on its analysis of the level of total cash compensation payable to our named executive officers during fiscal 2019, the Compensation Committee did not increase the base salary payable to its named executive officers for fiscal 2020 except for the base salary payable to Mr. Parker, which was increased to $465,000 in connection with the Compensation Committee’s negotiations on his new employment agreement.

In making salary determinations for fiscal 2020, the Compensation Committee evaluated the financial and strategic contributions of the executive officers based on our overall corporate financial performance, business unit financial performance, achievements in implementing our long-term strategy, and the recommendations of the Chief Executive Officer. The Compensation Committee gives meaningful weight to the recommendations of the Chief Executive Officer, but the final decisions regarding executive salaries are made by the Compensation Committee. The Chief Executive Officer does not make any recommendations to the Compensation Committee regarding his own compensation. The Chief Executive Officer’s compensation for fiscal 2020 was determined by the Compensation Committee during its negotiations on the Company’s new employment agreement with its Chief Executive Officer.

Based on its analysis of the level of total cash compensation payable to our named executive officers and the performance of the Company and our named executive officers during fiscal 2020, the Compensation Committee approved increases in the base salary of our named executive officers for fiscal 2021 as follows. An increase of 8% in the base salary was approved for Mr. Wilson, Ms. Fisher and Ms. Christian and an increase of 3% in base salary was approved for Mr. Parker. In addition, in September 2020, we entered into a new employment agreement with our Chief Financial Officers, Kathryn M. JohnBull and in connection with that, approved an increase in her annual base salary to $355,000.

Short-Term Performance Bonuses

The Compensation Committee may grant bonuses to our named executive officers and other employees to be identified from time to time by the Chief Executive Officer. Bonus awards available to our named executive officers are initially described in our employment agreements with such persons and may provide for the payment of a bonus that is linked to achievement of key performance objectives as approved by the Compensation Committee. The goal of this program is to reward personnel by providing further compensation based on the achievement of goals that the Compensation Committee and the Board of Directors believe correlate closely with the growth of long-term shareholder value. In addition, as an inducement, from time to time we have agreed to guarantee bonus payments in written employment agreements entered into with certain of our named executive officers. Target corporate performance metrics are approved by the Compensation Committee and are linked to the corresponding terms in our employment agreements with our named executive officers and are based on achievement of key objectives (e.g. revenue, gross margin, and EBITDA and may include other metrics, such as net bookings performance targets) established by the Compensation Committee for each fiscal year. The Compensation Committee will also assign relative weights to different performance targets determined by it for a given period. The determination of whether the performance criteria shall have been attained shall be solely in the discretion of the Compensation Committee.

In addition, under our current employment arrangements with our named executive officers, our Chief Executive Officer may receive a bonus in the sole discretion of the Compensation Committee of up to 100% of his base salary for each fiscal year of employment. Our employment agreement with our Chief Financial Officer provides that she may receive a bonus in the sole discretion of the Compensation Committee of up to 70% of base salary for each fiscal year of employment and our employment arrangements with our other named executive officers provide that each of them may receive a bonus in the sole discretion of the Compensation Committee of up to 50% of base salary for each fiscal year of employment. In each case, bonuses will be based on performance targets and other key objectives established by the Compensation Committee. Targeted bonus will be reduced or increased by 2% of base salary for every 1% of variance between the actual results and the targets, no bonus for a particular performance metric will be awarded if actual results are less than 90% of such target and no bonus will exceed an amount 20% above the targeted bonus.

At the beginning of fiscal 2020, each executive officer’s individual goals were established, communicated and approved to our named executive officers. At the conclusion of the fiscal year, the Compensation Committee considered
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whether the goals were met and if they were met, whether they exceeded expectations. In the case of the executives other than the Chief Executive Officer, the Compensation Committee consulted with the Chief Executive Officer in determining annual cash incentive awards. The Chief Executive Officer did not make a recommendation for his own cash incentive award.

Ultimately, the final cash incentive awards were based on the Compensation Committee’s overall evaluation and assessment of the various factors and inputs described above, and made with the intention to compensate the executive officers for their accomplishments as well as to incentivize desired behaviors and outcomes in the future. Following a review of the Company’s performance for fiscal 2020, the Compensation Committee awarded cash bonuses to our named executive officers based on their assessment of the Company’s performance for fiscal 2020 and the performance of the individual executives. The Compensation Committee reviewed the Company’s performance as measured against revenue, EBITDA and bookings targets that were established for fiscal 2020. For our Chief Executive Officer, the revenue, EBITDA and bookings targets accounted for 40%, 60%, and 15% respectively, of the bonus potential. For our Chief Financial Officer, revenue and EBITDA targets accounted for 40% and 60%, respectively, of the bonus potential. For our other named executive officers, incentive awards were designed to reflect their respective contributions to the performance of both our consolidated operations as well as the specific operating unit over which each such officer possessed responsibility. Accordingly, the incentive payment structure for each of the presidents of our operating units provided that (x) achievement of overall corporate revenue, EBITDA, and bookings targets would each account for 5%, 10%, and 50% of the total bonus potential for each officer and (y) targets for revenue, EBITDA, and bookings attributable to each operating unit were allocated a 30%, 40%, and 10% weight, respectively, for each such officer.

Following the conclusion of our 2020 fiscal year, our Compensation Committee approved cash bonus compensation for our named executive officers as set forth in the table below. In making this determination, the Compensation Committee considered: (i) achievement of the 2020 corporate objectives described above and (ii) individual performance by the named executive officers. Cash bonuses were then determined by calculating base salary multiplied by their target bonus percentage multiplied by the percent of performance achievement for each target. Based on the foregoing, the approved cash bonuses for the named executive officers for fiscal 2020 are as follows:

Name and Position*	Overall % Achievement of 2020 Bonus Targets	2020 Cash Bonus
Zachary C. Parker, Chief Executive Officer	107.0%	$498,465

Kathryn M. JohnBull, Chief Financial Officer	120.0%	$301,228

Kevin Wilson, President – Health & Logistics Services	120.0%	$158,152

Helene Fisher, President - Mission Services & Solutions	22.0%	$28,500

* We named Jacqueline S. Everett as our Chief Growth Officer and Jeanine M. Christian as our new Operating Unit President of our Public Health & Scientific Research unit in July 2020 and they did not participate in our annual performance bonus program for fiscal 2020. Ms. Everett and Ms. Christian will, however, participate in our annual performance bonus program for the 2021 fiscal year.

Discretionary Special Cash Bonus Awards

As previously reported, the Compensation Committee approved discretionary special cash bonus awards for its Chief Executive Officer and Chief Financial Officer based on its review of the performance of these officers in connection with the development of a strategic acquisition plan, the identification of a target company consistent with such strategic plan, the consummation of the acquisition of Irving Burton Associates, LLC, including the arrangement of
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financing for the transaction. In addition, the Compensation Committee approved a cash bonus to the President of the Company’s Mission Services & Solutions operating unit in connection with and recognition of the Company’s successful re-procurement of the Head Start contract and the effort and performance of the Operating Unit President in implementing such strategy and successfully managing the procurement effort. The special cash bonuses awarded were as follows:

Name	Amount
Zachary C. Parker	$75,000

Kathryn M. JohnBull	$100,000

Helene Fisher	$80,000

Signing Bonuses

In connection with our hiring of Ms. Christian and Ms. Everett in July 2020, we agreed to pay Ms. Christian a signing bonus of $30,000 and Ms. Everett a signing bonus of $60,000 to offset certain amounts each forfeited to their prior employers. These amounts were paid to them in fiscal 2021. These benefits were individually negotiated with Ms. Christian and Ms. Everett and were provided because they were deemed necessary for their employment.

Equity Awards

Equity incentive awards are granted under the 2016 Plan. The Compensation Committee has sole discretion in selecting participants for long-term incentive grants and approves all equity grants made to our named executive officers. Long-term equity is awarded at the discretion of the Compensation Committee using various factors including the financial performance of the Company, retention considerations, individual performance of the executive and increases or decreases in an executive’s job responsibilities. The Compensation Committee typically employs multi-year vesting of equity incentive awards based in part on the lapse of time as well as the achievement of corporate goals. The Compensation Committee believes that this vesting arrangement focuses executive officers on consistent long-term growth of shareholder value and encourages retention. Equity grants are periodically awarded to the named executive officers as a long-term incentive to increase shareholder value and the performance of our stock price, which directly aligns with the objectives of all shareholders. At present, the Board does not prescribe any stock ownership guidelines for our executive officers.

In fiscal 2020, the Compensation Committee evaluated the level of equity ownership of each of our named executive officers and further assessed their individual performance in considering whether to grant additional equity awards to our executives. Following and based on such review, the Compensation Committee determined not to make any additional equity grants to those of our named executive officers during fiscal 2020 that were continuing officers. However, the Compensation Committee approved the grant of stock options to newly hired executives during fiscal 2020 in connection with their recruitment process. As described in greater detail below, in July 2020, the Compensation Committee granted each of Ms. Christian and Ms. Everett options to purchase 250,000 shares of common stock in connection with their execution of employment offer letters and their appointments as executive officers.

As previously reported, subsequent to the end of our 2020 fiscal year, on December 9, 2020, the Compensation Committee approved modifications to the Company’s incentive compensation program for its executive officers by granting long-term incentive awards to the Company’s executives. In adopting this program, the Committee granted performance-based restricted stock units (the “Performance RSUs”) to each of its executives under the 2016 Plan. Under this program, the Committee granted and a total of 147,431 Performance RSUs to the executives as follows, with the number of Performance RSUs granted to each executive based on a target amount of 75% of such person’s 2021 base salary:

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No. of Performance RSUs Granted

Zach Parker	36,691
Kathryn JohnBull	27,196
Kevin Wilson	21,081
Helene Fisher	21,081
Jeanine Christian	21,081
Jacqueline Everett	20,301

The Performance RSUs are designed to further align each individual’s total direct compensation with the long-term interests of the Company and its shareholders by further linking compensation to performance. In doing so, the Committee designed the Performance RSUs as described below. The Performance RSUs represent the right to receive a number of shares of Common Stock of the Company on a one-to-one basis with the number of Performance RSUs granted, subject to Company’s achievement of the performance goals set forth in the award agreement. Under the Performance RSUs, the awards will vest based on the achievement of the performance goals over a three-year performance period ending September 30, 2023.

The applicable performance targets approved by the Compensation Committee are a revenue growth target and a stock price target, with each target weighted at 50% of the total award. The revenue growth target will be achieved at the target level if the revenue recognized by the Company for the performance period represents growth at a level of 30% above the Company’s revenue for its 2020 fiscal year, excluding the value (as of the closing date of such acquisitions) of revenues generated from acquisitions completed during the period commencing on the date that is 30 calendar days prior to the start of the performance period and to the end of the performance period. The stock price target will be achieved at the target level if the average closing price of the Company’s common stock, measured over a 30-day trading period ending prior to the last trading day of the 2023 fiscal year, is at least $17.98 per share, which represents a 225% increase of the market price of the Company’s Common Stock measured over a thirty-day period ending prior the start of the performance period. The Compensation Committee established threshold, target and maximum levels of performance for each of the performance goals of 80%, 100% and 125% of target, respectively. These performance levels feature payout ratios of 80% at threshold, 100% at target, and 125% at the maximum level of performance. No Performance RSUs would be earned if performance is below the threshold level for each target. If the Company achieves either or both of the targets in amounts between these levels, the percentage of any such target that will become earned and vested will be interpolated on a straight-line basis between the closest two percentages.

The Performance RSUs will only vest upon the achievement of the performance goals, subject, in general, to the executive’s continuous employment with the Company through the end of the performance period. However, an awardee may be entitled to accelerated vesting of a pro-rated portion of the award in the event that his or her employment is terminated by the Company without cause, by the executive for “good reason”, or upon his or her death or disability. Further, subsequent to the one-year anniversary of the grant date, if a change in control occurs and the executive’s employment is terminated within 90 days of such event, the Performance RSU shall vest at the target level or actual level of performance, if greater. Performance RSUs will also be subject to recoupment by the Company. The Performance RSUs are not reflected in the “Summary Compensation Table” or the “Outstanding Equity Awards at End of 2020” table since they occurred following the close of our 2020 fiscal year. The grant date value of these awards will be reflected in next year’s proxy statement.

Benefits

Our executive officers are eligible to participate in the employee benefit and welfare plans that the Company maintains on similar terms as employees who meet applicable eligibility criteria, subject to any legal limitations on the amounts that may be contributed or the benefits that may be payable under such plans. We believe that our executive officer benefit and perquisite programs provided are reasonable and competitive with benefits provided to executive officers of our peer group companies, and are necessary to sustain a fully competitive executive compensation program.

Severance Payments

The Company has severance arrangements with certain of its executive officers that apply in the event of a layoff or termination of employment for reasons other than cause, which are incorporated into its employment
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agreements with each of its named executive officers. These arrangements are described in greater detail below under “Employment Agreements with Named Executive Officers”.

Risk Assessment of Compensation Programs

The Compensation Committee reviews the compensation and benefit programs for the Company’s executive officers and the potential effects of those programs on individual and group behavior and on the risk profile of the Company. The Compensation Committee has determined that those programs do not create incentives with respect to individual or group behavior that are likely to have a material adverse effect upon the Company’s risk profile or approach to risk management.

Effect of Accounting and Tax Treatment on Compensation Decisions

The Compensation Committee’s policy is to pay our executive officers in the manner that it believes is in the best interests of the Company. While the Compensation Committee has considered whether or not compensation will be deductible under Section 162(m) of the Internal Revenue Code when making compensation determinations, such tax deductibility has generally not been a decisive factor with respect to such determinations. This has in the past resulted in, and in the future may result in, the payment of compensation to our named executive officers that is not tax deductible. Prior to the enactment of the Tax Cuts and Jobs Act in December 2017, Section 162(m) of the Internal Revenue Code generally limited to $1 million the U.S. federal income tax deductibility of compensation paid in one year to the Company’s CEO or any of its three next-highest-paid executive officers, other than the CFO, while performance-based compensation was not subject to the $1 million deduction limit. While the Tax Cuts and Jobs Act retained the $1 million deduction limit in Section 162(m), among other things, it repealed the performance-based exemption, while expanding the definition of “covered employees” to include the CFO and any executive who is subject to the limitation in tax years beginning after 2016. The new rules generally apply to taxable years beginning after December 31, 2017 but exempt compensation provided pursuant to a written binding contract in effect on November 2, 2017 that is not modified in any material respect after that date. While we will continue to monitor our compensation programs in light of developments under applicable law, our Compensation Committee considers it important to retain the flexibility to design compensation programs that are in the best long-term interests of our Company and our shareholders. As a result, our Compensation Committee will continue to consider the tax and accounting implications (including with respect to the expected lack of deductibility under the revised Section 162(m)) when making compensation decisions, but reserves its right to make compensation decisions based on other factors as well if the Compensation Committee determines it is in its best interests to do so. Accordingly, we may pay compensation at levels that are not deductible under Section 162(m).

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Outstanding Equity Awards at End of 2020*

The following table sets forth certain information with respect to outstanding equity awards at September 30, 2020 with respect to the named executive officers.

	Option Awards					Stock Awards
(a) Name	(b) Number of Securities Underlying Unexercised Options Exercisable (#)	(c) Number of Securities Underlying Unexercised Options Unexercisable (#)		(d) Option Exercise Price ($)	(e) Option Expiration Date	(f) Number of Shares or Units of Stock That Have Not Vested (#)	(g) Market Value of Shares or Units of Stock That Have Not Vested ($)	(h) Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	(i) Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Zachary Parker	75,000	—	(1)	$1.81	08/18/21	—	—	—	—
	250,000	—	(2)	$0.95	11/21/22	—	—	—	—
	100,000	—	(4)	$1.40	11/08/23	—	—	—	—
	—	35,000	(7)	$6.46	11/29/27	—	—	—	—

Kathryn M. JohnBull	203,000	—	(3)	$1.34	06/25/22	—	—	—	—
	75,000	—	(4)	$1.40	11/08/23	—	—	—	—
	200,000	—	(5)	$1.95	09/22/24	—	—	—	—
	—	27,500	(7)	$6.46	11/29/27	—	—	—	—

Kevin Wilson	37,500	—	(1)	$1.81	08/18/21	—	—	—	—

Helene Fisher	116,667	133,333	(6)	$5.79	01/03/27	—	—	—	—

Jeanine M. Christian	—	250,000	(8)	$8.02	07/13/30	—	—	—	—

Jacqueline S. Everett	—	250,000	(8)	$8.02	07/13/30	—	—	—	—

* Excludes grants of Performance RSUs which were awarded subsequent to the end of the 2020 fiscal year.
(1) Represents grant of options awarded August 18, 2011.
(2) Represents grant of options pursuant to an amendment to Mr. Parker’s employment agreement, entered into November 21, 2012.
(3) Grant of options pursuant to employment agreement entered into between the Company and Ms. JohnBull on June 25, 2012.
(4) Represents grant of performance options awarded to the Company’s named executive officers on November 13, 2013.
(5) Represents grant of options pursuant to an amendment to Ms. JohnBull’s employment agreement, entered into September 22, 2014.
(6) Represents grant of options pursuant to offer letter as of the commencement of employment on January 3, 2017.
(7) Represents grant of options awarded by the Compensation Committee on November 29, 2017.
(8) Represents grant of options pursuant to offer letter as of the commencement of employment on July 13, 2020.

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Additional Information. Each stock option grant reported in the table above was granted under, and is subject to, our 2006 Plan or 2016 Plan. The option expiration date shown above is the normal expiration date, and the last date that the options may be exercised. For each named executive officer, the unexercisable options shown above are also unvested. Unvested options are generally forfeited if the named executive officer’s employment terminates, except to the extent otherwise provided in an employment agreement. For information regarding the effect on vesting of options on the death, disability or termination of employment of a named executive officer or a change in control of our company, see “Employment Agreements with Named Executive Officers” below. If a named executive officer’s employment is terminated by us for cause, options (including the vested portion) are generally forfeited. The exercisable options shown above, and any unexercisable options shown above that subsequently become exercisable, will generally expire earlier than the normal expiration date if the named executive officer’s employment terminates, except as otherwise specifically provided in the his or her employment agreement. For a description of the material terms of the named executive officers’ employment agreements, see “Employment Agreements with Named Executive Officers” below. This table does not reflect prior grants of restricted stock awards that are fully vested and excludes awards granted to our named executive officers subsequent to the end of the fiscal year referenced in the caption to this table.

Employment Agreements with Named Executive Officers

The following are summaries of the employment agreements or other arrangements with our named executive officers. The agreements provide the general framework and the specific terms for the compensation of the named executive officers. Further, each of our employment agreements with our named executive officers includes provisions addressing the amounts and benefits that would be paid or accrue to each of our named executive officers in the event of a termination of their employment under differing circumstances. The following discussion also includes for each named executive officer the provisions of their employment agreements which provide for the payment or accrual of benefits upon the termination of their employment under the following circumstances:

•termination without cause, or constructive (“good reason”) termination (including upon the occurrence of a change in control of the company);

•termination for cause;

•upon the executive’s disability; or

•in the event of the executive’s death.

Zachary C. Parker

On September 28, 2016, we had entered into a three-year employment agreement with Mr. Zachary C. Parker to continue as our Chief Executive Officer and President. On October 11, 2019, we entered into a new employment agreement with Mr. Parker pursuant to which we agreed with him to continue his employment as our Chief Executive Officer and President for a term expiring September 30, 2022. Under his employment agreements, we agreed to nominate him and use our best efforts to have him elected to our Board of Directors during the term of such agreements. The following is a description of our current employment arrangement with Mr. Parker, which is qualified in its entirety by reference to the full text of our agreement with Mr. Parker.

Under the terms of his new employment agreement, Mr. Parker’s base salary for fiscal 2020 was increased to $465,000 per annum. Mr. Parker is eligible to receive a bonus in the sole discretion of the Compensation Committee of up to 100% of his base salary for each fiscal year of employment, which bonus will be based on performance targets and other key objectives established by the committee at the commencement of each fiscal year. He shall also be eligible to receive equity or performance awards pursuant to any long-term incentive compensation plan adopted by the committee or the board of directors.

In the event of the termination of Mr. Parker’s employment by us without “cause” or by him for “good reason”, as such terms are defined in his employment agreement, he would be entitled to: (a) a severance payment of 24 months
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of base salary; (b) continued participation in our health and welfare plans for up to 18 months; (c) all accrued but unpaid compensation; and (d) accelerated vesting of equity compensation awards to the extent they are subject to time-based vesting conditions. If his employment is terminated because of death or disability, he or his beneficiary, as the case may be, will be paid his accrued compensation, the continuation benefits, a pro rata bonus for the year of termination, the accelerated vesting of outstanding equity compensation awards and in the case of disability, a severance payment of one year of base salary.

Further, under the new employment agreement, if within 90 days of a “change in control” (as defined in the employment agreement) either Mr. Parker’s employment is terminated, or his title, position or responsibilities are materially reduced and he terminates his employment, the Company shall pay and/or provide to him substantially the same compensation and benefits as if his termination was without “cause” or for “good reason”, except that the severance payment shall be made in a lump sum payment. Further, in such circumstances, he shall also be entitled to the accelerated vesting of outstanding equity compensation awards. Such payments are subject to limitation to avoid the imposition of the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”) if such payments would constitute an “excess parachute payment” as defined in Section 280G of the Code.

If Mr. Parker’s employment is terminated by us for “cause” or by him without “good reason,” he is not entitled to any additional compensation or benefits other than his accrued and unpaid compensation. If his employment is terminated for cause (as defined in the employment agreement), awards granted and not exercised as of the termination date shall terminate immediately and be null and void. In the event he terminates his employment other than for “good reason”, equity awards, to the extent vested as of the date of termination, shall remain exercisable for a period of three months, but in no event after the expiration date of such award. Upon any termination of the employment on or after the expiration date of his employment agreement, other than cause, Mr. Parker will be entitled to a severance payment equal to 12 months of his then-current base salary. Pursuant to the employment agreement, Mr. Parker is subject to customary confidentiality, non-solicitation of employees and non-competition obligations that survive the termination of such agreement.

Kathryn M. JohnBull

On June 29, 2017, we entered into a new employment agreement with Ms. JohnBull to continue as our Chief Financial Officer and Treasurer. The employment agreement with Ms. JohnBull was effective as of June 25, 2017 and expired September 30, 2020. During the fiscal year ended September 30, 2020, our employment relationship with Ms. JohnBull was governed by this employment agreement. On September 14, 2020, we entered into a new employment agreement with Ms. JohnBull to continue her employment as our Chief Financial Officer for a term expiring September 30, 2023. The following is a summary of the terms of the new employment agreement with Ms. JohnBull, which summary is qualified in its entirety by reference to the full text of such agreement.

Under her new employment agreement, Ms. JohnBull will receive a base salary of $355,000 per annum and be eligible to receive an annual bonus of up to 70% of base salary for each fiscal year of employment based on performance targets and other key objectives established by the Compensation Committee. During the term of the agreement, she shall also be eligible to receive equity or performance awards pursuant to any long-term incentive compensation plan adopted by the Committee or the board of directors.

In the event of the termination of her employment by us without “cause” or by her for “good reason”, as such terms are defined in the employment agreement, Ms. JohnBull would be entitled to: (a) a severance payment of 18 months of base salary; (b) continued participation in our health and welfare plans for up to 12 months; (c) all accrued but unpaid compensation; and (d) the accelerated vesting of equity compensation awards to the extent they are subject to time-based vesting conditions. If her employment is terminated because of death or disability, she or her beneficiary, as the case may be, will be paid her accrued compensation, a pro rata bonus for the year of termination, the accelerated vesting of outstanding equity compensation awards and in the case of disability, a severance payment of one year of base salary.

Further, under the new employment agreement, if within 90 days of a “change in control” (as defined in the new employment agreement) either Ms. JohnBull’s employment is terminated without cause or she terminates her employment for “good reason”, the Company shall pay and/or provide to her substantially the same compensation and
{N0302236 5 }    43

benefits as if her termination was without “cause” or for “good reason”, except that she will also be entitled to the accelerated vesting of all outstanding equity compensation awards held by her. In connection with a change of control, “good reason” is defined as Ms. JohnBull ceasing to serve as an executive officer or the successor does not assume the obligations of the Company under the new employment agreement. Such benefits remain subject to limitation to avoid the imposition of the excise tax imposed by Section 4999 of the Code if such payments would constitute an “excess parachute payment” as defined in Section 280G of the Code.

If Ms. JohnBull’s employment is terminated by us for “cause” or by her without “good reason,” she is not entitled to any additional compensation or benefits other than her accrued and unpaid compensation. If her employment is terminated for cause, awards granted and not exercised as of the termination date shall terminate immediately and be null and void. In the event she terminates his employment other than for “good reason”, equity awards, to the extent vested as of the date of termination, shall remain exercisable for a period of three months, but in no event after the expiration date of such award. Upon termination of her employment on or after the expiration date, other than for cause, she will be entitled to the severance payment of 12 months of her base salary. Pursuant to the employment agreement, Ms. JohnBull remains subject to customary confidentiality, non-solicitation, and non-competition obligations that survive the termination of the agreement.

Jacqueline S. Everett and Jeanine M. Christian

During July 2020 we hired Jeanine M. Christian as the President of our Social & Scientific Systems, Inc. subsidiary and Jacqueline S. Everett as our Chief Growth Officer. In connection with our employment of each of them, we entered into an at-will employment offer letter and a Change in Control, Severance and Covenant Agreement (the “Severance Agreement”) with Ms. Christian and Ms. Everett. The terms of our arrangements with Ms. Christian and Ms. Everett, which are summarized below, are substantially the same in all material respects except where specified below.

Under the employment letter with Ms. Christian, we agreed to pay her an initial base salary at the rate of $254,800 per year. In addition, she will be eligible to be considered for an incentive bonus of up to 50% of her annual base salary based on performance targets and other key objectives established by the Compensation Committee. We also agreed to pay her a one-time signing bonus of $30,000 following the commencement of her employment. Under the employment letter with Ms. Everett, we agreed to pay her an initial base salary at the rate of $265,000 per year. In addition, she will be eligible to be considered for an incentive bonus of up to 50% of her annual base salary based on performance targets and other key objectives established by the Compensation Committee. We also agreed to pay her a one-time signing bonus of $60,000 following the commencement of her employment. Additionally, we agreed to provide both with customary health, insurance, and other benefits. Further, we granted each of Ms. Christian and Ms. Everett an option to purchase 250,000 shares of Common Stock pursuant to the Company’s 2016 Plan. The options, to the extent vested, shall be exercisable for a period of ten years at the per share exercise price equal to the fair market value of our common stock on the grant date, as determined in accordance with the Plan. The options are subject to vesting requirements, with 50,000 options vesting on the first anniversary of the grant date and the remainder vesting as follows: (i) 66,667 shares vest if the closing price of the Company’s Common Stock equals or exceeds $12.00 per share for ten consecutive trading days; (ii) 66,667 shares vest if the closing price of the Company’s Common Stock equals or exceeds $14.00 per share for ten consecutive trading days; and (iii) 66,666 shares vest if the closing price of the Company’s Common Stock equals or exceeds $16.00 per share for ten consecutive trading days.

Under the Severance Agreements we entered into with Ms. Christian and Ms. Everett, we agreed to provide each of them with certain post-termination payments and benefits if their employment is terminated by us without “cause” or by either of them for “good reason”, as those terms are defined in the Severance Agreement. These termination payments and benefits include the following: (a) a severance payment of 12 months of base salary; (b) continued participation in our health and welfare plans for a period not to exceed 12 months from the termination date; and (c) all compensation accrued but not paid as of the termination date. Further, the Severance Agreement provides that if her employment is terminated in connection with a change of control, subject to limitation to avoid the imposition of the excise tax imposed under the Internal Revenue Code, she would be eligible to receive a payment of base salary for a period of twelve months in addition to any accrued compensation and the continuation benefits. In the event of the termination of her employment was due to death or disability, she or her estate, as the case may be, would be entitled to receive all compensation accrued but not paid as of the termination date and continued participation in our
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health and welfare plans for a period not to exceed 12 months from the termination date. If her employment is terminated by us for “cause” or by her without “good reason,” she would not be entitled to any additional compensation or benefits other than accrued and unpaid compensation. The Severance Agreement also provides that in the event of the termination of her employment with the Company other than for cause, any equity awards held by her as of the date of such termination, to the extent vested, shall remain exercisable in accordance with the Company’s equity compensation plans. In addition, each of them is subject to customary confidentiality, non-solicitation, and non-competition obligations that survive the termination of employment.

Helene Fisher

Effective January 3, 2017, we hired Ms. Fisher as the President of our Danya International subsidiary. Ms. Fisher is an employee at-will and entered into our standard employment offer letter that we provide to new employees. Pursuant to her offer, Ms. Fisher received an initial base salary payable at the rate of $215,000 per annum and her base salary through the end of fiscal 2020 was $254,800. She may receive an annual bonus of up to 50% of base salary based on performance targets and other key objectives established by the Compensation Committee.

Pursuant to her offer letter, we granted Ms. Fisher options to purchase 250,000 shares of common stock under the Company’s 2016 Plan which vest as follows: (i) 50,000 options vest on the first anniversary of the date of grant, (ii) 66,667 options will vest if the closing price of our common stock equals or exceeds $8.00 per share for ten consecutive trading days, (iii) 66,667 options will vest if the closing price of our common stock equals or exceeds $10.00 per share for ten consecutive trading days; and (iv) the remaining 66,666 options will vest if the closing price of our common stock equals or exceeds $12.00 per share for ten consecutive trading days, in each case subject to continued service. The options, to the extent vested, are exercisable for a period of ten years at the per share exercise price equal to the fair market value of our common stock on the grant date. In the event of the termination of her employment, the options will, to the extent vested, remain exercisable in accordance with the terms of the 2016 Plan.

In June 2018, we had entered into a Severance Agreement with Ms. Fisher to provide her with certain post-termination payments and benefits if her employment is terminated by us without “cause” or by her for “good reason”, as those terms are defined in the Severance Agreement. These termination payments and benefits include the following: (a) a severance payment of 12 months of base salary; (b) continued participation in our health and welfare plans for a period not to exceed 12 months from the termination date; and (c) all compensation accrued but not paid as of the termination date. Further, the Severance Agreement provides that if her employment is terminated in connection with a change of control, subject to limitation to avoid the imposition of the excise tax imposed under the Internal Revenue Code, she would be eligible for the following: (i) accrued compensation; (ii) continuation benefits; (iii) as severance, a payment of base salary for a period of twelve months. In the event of the termination of her employment was due to death or disability, Ms. Fisher or her estate, as the case may be, would be entitled to receive all compensation accrued but not paid as of the termination date and continued participation in our health and welfare plans for a period not to exceed 12 months. If her employment is terminated by us for “cause” or by her without “good reason,” she would not be entitled to any additional compensation or benefits other than accrued and unpaid compensation. The Severance Agreement also provides that in the event of the termination of her employment with the Company other than for cause, any equity awards held by her as of the date of such termination, to the extent vested, shall remain exercisable in accordance with the Company’s equity compensation plans. In addition, Ms. Fisher remains subject to customary confidentiality, non-solicitation, and non-competition obligations that survive the termination of her employment.

Kevin Wilson

For fiscal 2020, the Compensation Committee approved a base salary of $254,800 for Mr. Wilson. Further, he may receive an annual bonus of up to 50% of base salary based on performance targets and other key objectives established by the Compensation Committee. Pursuant to the terms of the employment agreement entered into with Mr. Wilson in 2013, he is subject to customary confidentiality and non-compete obligations that survive the termination of such agreement.

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Stock Option Plans

2016 Omnibus Equity Incentive Plan

Our shareholders initially approved the 2016 Plan at the annual meeting held on February 25, 2016 with an initial reserve of 1,000,000 shares of common stock and at our annual meeting held February 8, 2018, approved an amendment to the 2016 to increase the number of shares of common stock reserved for issuance under the 2016 Plan to 2,500,000 shares. Shares that are subject to issuance upon exercise of an award granted under the 2016 Plan but which cease to be subject to such award (other than due to the exercise of such award), and shares that are subject to an award that is granted under the 2016 Plan but is subsequently forfeited, or that are subject to an award that terminates without shares being issued, will again be available for grant and issuance under the 2016 Plan. Under the 2016 Plan, we may grant options, stock appreciation rights, restricted stock awards, restricted stock unit awards, other share-based awards and performance awards to eligible participants. As of the Record Date, there were outstanding (i) options to purchase 1,327,500 shares under the 2016 Plan, with exercise prices ranging from $5.25 to $10.05 and (ii) a total of 666,650 shares granted pursuant to restricted stock and restricted stock unit awards under the 2016 Plan. As discussed in Proposal No. 3, we are seeking the approval of our stockholders of an amendment to the 2016 Plan to increase by 1,500,000 shares the number of shares of common stock authorized for issuance pursuant to awards under the 2016 Plan. A summary of the terms and conditions of the 2016 Plan appears in the discussion of Proposal No.3, “Approval of Amendment to 2016 Omnibus Equity Incentive Plan” in this Proxy Statement. The summary is qualified by reference to the complete text of the 2016 Plan, as amended, which is attached as Appendix A.

2006 Long Term Incentive Plan

    Until the adoption of the 2016 Plan, we used the 2006 Plan as the vehicle for granting equity awards to our directors, officers, employees and other eligible participants. The 2006 Plan expired ten years following its approval by our shareholders in April 2006. The 2006 Plan was administered by our Compensation Committee. As of the Record Date, there were 959,500 shares of common stock reserved for issuance pursuant to outstanding awards granted under the 2006 Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of the Record Date with respect to each nominee, director, and named executive officer as defined in Item 402(a)(3) of Regulation S-K, and the nominees, directors and executive officers of DLH as a group, and to the persons known by DLH to be the beneficial owner of more than five percent of any class of its voting securities. Securities entitled to vote at this annual meeting are DLH’s common stock. Each share entitles its holder to one vote on each matter submitted to shareholders. As of the Record Date, there were 12,543,906 shares of common stock issued and outstanding. The following table sets forth certain information as of the Record Date, with respect to (i) each director, nominee and executive officer, (ii) all directors, nominees and executive officers as a group, and (iii) persons (including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), known by us to be the beneficial owner of more than five percent of our common stock. Shares of common stock subject to options or warrants exercisable within 60 days from the date of this table are deemed to be outstanding and beneficially owned for purposes of computing the percentage ownership of such person but are not treated as outstanding for purposes of computing the percentage ownership of others. Except as otherwise noted below, the address for each person or entity listed in the table is: DLH Holdings Corp., 3565 Piedmont Road NE, Bldg. 3, Suite 700, Atlanta, GA 30305.

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Name	Number of Shares Currently Owned (1)	Percent of Outstanding Stock
Directors and Officers

Martin J. Delaney (2)	298,146	2.4%

Elder Granger (2)	98,316	*

Dr. Frances M. Murphy (2)	66,875	*

Zachary C. Parker (3)	895,059	6.9%

Frederick G. Wasserman (2)	237,831	1.9%

Austin J. Yerks III (2)	111,875	*

James P. Allen (2)	41,458	*

Stephen J. Zelkowicz (2)	2,500	*

Kathryn M. JohnBull (4)	655,500	5.0%

Kevin Wilson (5)	322,506	2.4%

Helene Fisher (6)	251,200	2.0%

Jeanine M. Christian (7)	200,000	1.6%

Jacqueline S. Everett (7)	200,000	1.6%

All officers, directors and nominees as a group 13 persons (2)(3)(4)(5)(6)(7)	3,366,266	26.3%

5% Holders
Punch & Associates Investment Management, Inc. (8)	664,294	5.3%
7701 France Ave. South Edina, MN 55435
Wynnefield Partners Small Cap Value LP (9)(10)	1,066,442	8.5%
450 Seventh Ave. New York, NY 10123
Wynnefield Partners Small Cap Value LP I (9)(11)	1,991,447	15.8%
450 Seventh Ave. New York, NY 10123
Wynnefield Partners Small Cap Value Offshore Fund, Ltd. (9)(12)	740,503	5.9%
450 Seventh Ave. New York, NY 10123
Wynnefield Capital Profit Sharing Plan (9)(13)	126,487	1.0%
450 Seventh Ave. New York, NY 10123

To our knowledge, except as noted above, no person or entity is the beneficial owner of more than 5% of the voting power of the company’s stock.
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*    Less than 1 percent.
(1) Ownership consists of sole voting and investment power except as otherwise noted.
(2) Excludes restricted stock units (RSUs) granted to each of our non-employee directors as of October 1, 2020, none of which will vest within 60 days of the Record Date.
(3) Includes vested options to purchase 425,000 shares of common stock and 35,000 options which are subject to vesting requirements. Excludes performance-based restricted stock units granted on December 9, 2020.
(4) Includes vested options to purchase 466,000 shares of common stock and 27,500 options which are subject to vesting requirements. Excludes performance-based restricted stock units granted on December 9, 2020.
(5) Includes vested options to purchase 37,500 shares of common stock. Excludes performance-based restricted stock units granted on December 9, 2020.
(6) Includes vested options to purchase 116,667 shares of common stock and 133,333 options which are subject to performance-based vesting requirements. Excludes performance-based restricted stock units granted on December 9, 2020.
(7) Includes 200,000 options which are subject to vesting requirements. Excludes options to purchase 50,000 shares which will not vest within 60 days of the Record Date and performance-based restricted stock units granted on December 9, 2020.
(8) Beneficial ownership is based on Schedule 13F filed with the SEC.
(9) Beneficial ownership is based on Schedule 13D/As and Form 4s filed with the SEC, and information provided by the listed shareholder.
(10) Listed shares are directly beneficially owned by Wynnefield Partners Small Cap Value, L.P., as members of a group under Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Wynnefield Capital Management, LLC, as the sole general partner of Wynnefield Partners Small Cap Value, L.P., has an indirect beneficial ownership interest in the shares of common stock that Wynnefield Partners Small Cap Value L.P. directly beneficially owns. Nelson Obus and Joshua Landes, as co-managing members of Wynnefield Capital Management, LLC, have an indirect beneficial ownership interest in such shares of common stock. Includes 17,694 shares which may be issued upon the exercise of outstanding warrants.
(11) Listed shares are directly beneficially owned by Wynnefield Partners Small Cap Value, L.P. I, as members of a group under Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Wynnefield Capital Management, LLC, as the sole general partner of Wynnefield Partners Small Cap Value, L.P. I, has an indirect beneficial ownership interest in the shares of common stock that Wynnefield Partners Small Cap Value L.P. I directly beneficially owns. Nelson Obus and Joshua Landes, as co-managing members of Wynnefield Capital Management, LLC, have an indirect beneficial ownership interest in such shares of common stock. Includes 25,201 shares which may be issued upon the exercise of outstanding warrants.
(12) Listed shares are directly beneficially owned by Wynnefield Small Cap Value Offshore Fund, Ltd., as members of a group under Section 13(d) of the Exchange Act. Wynnefield Capital, Inc. as the sole investment manager of Wynnefield Small Cap Value Offshore Fund, Ltd., has an indirect beneficial ownership interest in the shares of common stock that Wynnefield Small Cap Value Offshore Fund, Ltd. directly beneficially owns. Mr. Obus and Mr. Landes, as principal executive officers of Wynnefield Capital, Inc., have an indirect beneficial ownership interest in the shares of common stock that Wynnefield Small Cap Value Offshore Fund, Ltd. directly beneficially owns. Includes 10,724 shares which may be issued upon the exercise of outstanding warrants.
(13) Wynnefield Capital Inc. Profit Sharing Plan directly beneficially owns the listed shares of our common stock. Mr. Obus has the power to vote and dispose of Wynnefield Capital, Inc. Profit Sharing Plan’s investments in securities and has an indirect beneficial ownership interest in the shares of common stock directly beneficially owned by Wynnefield Capital, Inc. Profit Sharing Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as disclosed herein, we have not entered into any material transactions or series of similar transactions with any director, executive officer or any security holder owning five percent or more of our common stock since the beginning of our last fiscal year. For information concerning employment agreements with, and compensation of, our executive officers and directors, see the disclosure in the section of this proxy statement captioned “Executive Compensation and Related Information.”

Although we have not adopted a formal policy relating to the approval of proposed transactions that we may enter into with any of our executive officers, directors and principal shareholders, including their immediate family
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members and affiliates, our Audit Committee, all of the members of which are independent, reviews the terms of any and all such proposed material related party transactions. The results of this review are then communicated to the entire Board of Directors, which has the ultimate authority as to whether or not we enter into such transactions. We will not enter into any material related party transaction without the prior consent of our Audit Committee and our Board of Directors. In approving or rejecting the proposed related party transaction, our Audit Committee and our Board of Directors shall consider the relevant facts and circumstances available and deemed relevant to them, including, but not limited to the risks, costs and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products, and, if applicable, the impact on a director’s independence. We shall approve only those agreements that, in light of known circumstances, are in, or are not inconsistent with, our best interests, as our Audit Committee and our Board of Directors determine in the good faith exercise of their discretion.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability or other proxy materials, as applicable, with respect to two or more shareholders sharing the same address by delivering a single Notice of Internet Availability or a copy of other proxy materials, as applicable, addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies. A number of brokers with account holders who are our shareholders may be “householding” our proxy materials. This means that only one copy of the Notice of Internet Availability (or other proxy materials) may be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a Notice of Internet Availability or other proxy materials, as applicable, please notify your broker or the company. To contact us, direct your written request to Corporate Secretary, DLH Holdings Corp., 3565 Piedmont Road, NE, Bldg. 3-700, Atlanta, Georgia 30305 or call at (866) 952-1647. If you revoke your consent, we will promptly deliver to you a separate copy of the Notice of Internet Availability and, if applicable, our other proxy materials. Shareholders who currently receive multiple copies of the Notice of Internet Availability or other proxy materials, as applicable, at their addresses and would like to request “householding” of their communications should contact their brokers or our corporate secretary. Shareholders that have previously received a single set of disclosure documents may request their own copy by contacting their bank, broker or other nominee record holder. We will also deliver a separate copy of this proxy statement to any shareholder upon written request to our corporate secretary at our principal executive offices.

SHAREHOLDER PROPOSALS

By-law Provisions. Under our Amended and Restated By-laws, a shareholder who desires to present a proposal for consideration at next year’s annual meeting must submit the proposal no later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the anniversary date of the immediately preceding annual meeting. The submission should include the proposal and the information specified under our Amended and Restated By-laws, including a brief statement of the reasons for it, the name and address of the shareholder (as they appear in our stock transfer records), the number of shares beneficially owned by the shareholder and a description of any material interest that the shareholder may have in the proposal. Proposals should be addressed to our corporate secretary at our principal executive offices.

Inclusion in Next Year’s Proxy Statement. Notwithstanding the Company’s by-law provisions cited above, a shareholder who desires to submit a proposal to fellow shareholders at the Company’s annual meeting next year and wishes to have it set forth in the corresponding proxy statement and identified in the corresponding proxy form prepared by management, in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, must notify the Company of such proposal in a writing received at its executive offices no later than September 30, 2021. If we hold next year’s annual meeting more than 30 days before or after March 18, 2022, we will disclose the new deadline by which shareholder proposals must be received. In addition, shareholder proposals must also comply with all requirements and regulations of Rule 14a-8 under the Exchange Act.

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Presentation at Meeting. Rule 14a-4(c) under the Exchange Act provides that if a proponent of a proposal fails to notify us at the address below at least 45 days prior to the month and day of mailing of the prior year’s proxy statement (or any date specified in an advance notice provision), then the management proxy holders will be allowed to use their discretionary voting authority with respect to the voting of proxies when the proposal is presented at the meeting, without any discussion of the matter in the proxy statement. With respect to our next annual meeting of shareholders, if we are not provided notice of a shareholder proposal, which the shareholder has not previously sought to include in our proxy statement, by December 14, 2021, the management proxy holders will be allowed to use their discretionary authority with respect to the voting of proxies.

ADDITIONAL INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and file reports, proxy and information statements and other information with the SEC. Such reports, proxy and information statements and other information we file can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. at prescribed rates. You can contact the SEC at 1-800-SEC-0330 for additional information about these facilities. The SEC maintains a web site that contains reports, proxy and information statements and other information filed through the SEC’s Electronic Data Gathering, Analysis and Retrieval System. This web site can be accessed at http://www.sec.gov. For further information about DLH Holdings Corp., please refer to our Annual Report on Form 10-K for the fiscal year ended September 30, 2019. Each such report is publicly available on our website at www.dlhcorp.com. You may also obtain a copy of our Annual Report on Form 10-K and other public filings without charge by sending a written request to our Chief Financial Officer, DLH Holdings Corp., 3565 Piedmont Road, NE, Bldg. 3-700, Atlanta, Georgia 30305. Each such request must set forth a good faith representation that as of the Record Date the person making the request was the beneficial owner of common stock of DLH entitled to vote at the annual meeting of shareholders.

OTHER BUSINESS

As of the date of this proxy statement, the only business which the Board of Directors intends to present, and knows that others will present, at the annual meeting is that herein above set forth. If any other matter or matters are properly brought before the annual meeting, or any adjournments thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their judgment.

By Order of the Board of Directors,
/s/ Victor J. DiGioia, Secretary
January 28, 2021

REGARDLESS OF WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO VOTE AS SOON AS POSSIBLE BY PROXY EITHER VIA INTERNET, SMARTPHONE, TABLET, TELEPHONE, OR MAIL, IN ACCORDANCE WITH THE ENCLOSED VOTING INSTRUCTIONS. IF YOU VOTE BY MAIL, MARK, SIGN AND DATE THE PROXY CARD IN ACCORDANCE WITH THE INSTRUCTIONS ON THE PROXY CARD AND RETURN IT IN THE ENCLOSED PRE-ADDRESSED, POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE.
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Appendix A
DLH HOLDINGS CORP.
2016 OMNIBUS EQUITY INCENTIVE PLAN

(As amended on March , 2021)
DLH Holdings Corp. (the “Company”), a New Jersey corporation, hereby establishes and adopts the following 2016 Omnibus Equity Incentive Plan (the “Plan”).
1.    PURPOSE OF THE PLAN
    The purpose of the Plan is to assist the Company and its Subsidiaries in attracting and retaining selected individuals to serve as employees, directors, consultants and/or advisors who are expected to contribute to the Company's success and to achieve long-term objectives that will benefit stockholders of the Company through the additional incentives inherent in the Awards hereunder.
2.    DEFINITIONS
2.1.    “Affiliate” means, with respect to a Person, another Person that directly or indirectly controls, or is controlled by, or is under common control with such Person.

2.2    “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Other Share-Based Award, Performance Award or any other right, interest or option relating to Shares or other property (including cash) granted pursuant to the provisions of the Plan.

2.3.    “Award Agreement” shall mean any agreement, contract or other instrument or document evidencing any Award hereunder, whether in writing or through an electronic medium.

2.4.    “Board” shall mean the board of directors of the Company.

2.5.    “Cause” means with respect to a Participant’s Termination of Employment or Termination of Consultancy, the following: (a) in the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant applicable to the Award (or where there is such an agreement but it does not define “cause” (or words of like import), termination due to: (i) a Participant’s conviction of, or plea of guilty or nolo contendere to, a felony; (ii) perpetration by a Participant of an illegal act, dishonesty, or fraud that could cause significant economic injury to the Company; (iii) a Participant’s insubordination, refusal to perform his or her duties or responsibilities for any reason other than illness or incapacity or materially unsatisfactory performance of his or her duties for the Company; (iv) continuing willful and deliberate failure by the Participant to perform the Participant’s duties in any material respect, provided that the Participant is given notice and an opportunity to effectuate a cure as determined by the Committee; or (v) a Participant’s willful misconduct with regard to the Company that could have a material adverse effect on the Company; or (b) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award that defines “cause” (or words of like import), “cause” as defined under such agreement. With respect to a Participant’s Termination of Directorship, “cause” means an act or failure to act that constitutes cause for removal of a director under applicable New Jersey law.

2.6    “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
{N0304022 }

2.7.    “Committee” shall mean the Management Resources and Compensation Committee of the Board or a subcommittee thereof formed by the Management Resources and Compensation Committee to act as the Committee hereunder. The Committee shall consist of no fewer than two Directors, each of whom is: (i) a “Non-Employee Director” within the meaning of Rule 16b-3 of the Exchange Act; (ii) an “outside director” within the meaning of Section 162(m) of the Code, to the extent the Board has members meeting such qualifications; and (iii) an “independent director” for purpose of the rules of the principal U.S. national securities exchange on which the Shares are traded, to the extent required by such rules. Anything to the contrary in this Plan notwithstanding, the Board reserves all authority to administer this Plan and to act as if the Committee hereunder.

2.8.    “Consultant” shall mean any consultant or advisor who is a natural person and who provides services to the Company or any Subsidiary, so long as such person (i) renders bona fide services that are not in connection with the offer and sale of the Company's securities in a capitalraising transaction, (ii) does not directly or indirectly promote or maintain a market for the Company's securities and (iii) otherwise qualifies as a consultant under the applicable rules of the SEC for registration of shares of stock on a Form S-8 registration statement.

2.9.    “Covered Employee” shall mean an employee of the Company or its Subsidiaries who is a “covered employee” within the meaning of Section 162(m) of the Code.

2.10.    “Director” shall mean a member of the Board who is not an employee.

2.11.    “Dividend Equivalents” shall have the meaning set forth in Section 12.4.

2.12.    “Effective Date” shall have the meaning set forth in Section 10.1.

2.13.    “Employee” shall mean any employee of the Company or any Subsidiary and any prospective employee conditioned upon, and effective not earlier than, such person becoming an employee of the Company or any Subsidiary.
2.14.    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
2.15.    “Fair Market Value” shall mean, with respect to Shares as of any date, the per Share closing price of the Shares: (i) if the Shares are listed on a national securities exchange, the closing sale price reported as having occurred on the principal securities exchange on which the Shares are listed and traded on such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported; (ii) if the Shares are not listed on any national securities exchange but is quoted in an inter-dealer quotation system on a last sale basis, the final ask price reported on such date, or, if there is no such sale on such date, then on the last preceding date on which a sale was reported; or (iii) if the Shares are not listed on a national securities exchange nor quoted on an inter-dealer quotation system on a last sale basis, the amount determined by the Committee to be the fair market value of the Shares as determined by the Committee in its sole discretion. The Fair Market Value of any property other than Shares shall mean the market value of such property determined by such methods or procedures as shall be established from time to time by the Committee, subject to the requirements of Section 409A of the Code.
2.16.    “Incentive Stock Option” shall mean an Option which when granted is intended to qualify as an incentive stock option for purposes of Section 422 of the Code.
2.17.     “Limitations” shall have the meaning set forth in Section 3.3.
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2.18.     “Non-Qualified Stock Option” means any Stock Option awarded under the Plan that is not an Incentive Stock Option.

2.19.    “Option” shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

2.20.    “Other Share-Based Award” shall have the meaning set forth in Section 9.1.
2.21.    “Participant” shall mean an Employee, Director or Consultant who is selected by the Committee to receive an Award under the Plan.
2.22.    “Performance Award” shall mean any Award of Performance Shares or Performance Units granted pursuant to Article 8.
2.23.    “Performance Period” shall mean the period established by the Committee during which any performance goals specified by the Committee with respect to a Performance Award are to be measured.
2.24.    “Performance Share” shall mean any grant pursuant to Article 8 of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant upon achievement of such performance goals as the Committee shall establish.
    2.25.    “Performance Unit” shall mean any grant pursuant to Article 8 of a unit valued by reference to a designated amount of cash or property other than Shares, which value may be paid to the Participant upon achievement of such performance goals during the Performance Period as the Committee shall establish.
2.26.    “Permitted Assignee” shall have the meaning set forth in Section 12.3.
2.27.    “Prior Plan” shall mean, the Company’s 2006 Long Term Incentive Plan.
2.28.    “Restricted Stock” shall mean any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose (including any restriction on the right to vote such Share and the right to receive any dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.
2.29.    “Restricted Stock Award” shall have the meaning set forth in Section 7.1.
2.30.    “Restricted Stock Unit” means an Award that is valued by reference to a Share, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including without limitation, cash or Shares, or any combination thereof, and that has such restrictions as the Committee, in its sole discretion, may impose, including without limitation, any restriction on the right to retain such Awards, to sell, transfer, pledge or assign such Awards, and/or to receive any cash Dividend Equivalents with respect to such Awards, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.31.    “Restricted Stock Unit Award” shall have the meaning set forth in Section 7.1
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2.32.    “SEC” means the Securities and Exchange Commission.

2.33.     “Services” shall mean services provided to the Company or any Subsidiary or any successor company (or a subsidiary or parent thereof), whether as an Employee, Consultant or Director, unless, in connection with the conversion, if any, of a Participant from one classification (i.e., Employee, Consultant or Director) to another, the Committee, in its sole and absolute discretion, determines that any on-going services to the Company or any Subsidiary or any successor company (or a subsidiary or parent thereof) shall not constitute “Services.”

2.34.    “Shares” shall mean the shares of common stock of the Company, par value $0.001 per share.
2.35.    “Stock Appreciation Right” shall mean the right granted to a Participant pursuant to Article 6.
2.36.    “Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the relevant time each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.
2.37.    Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.
2.38. “Termination” means a Termination of Consultancy, Termination of Directorship or Termination of Employment, as applicable.

2.39. “Termination of Consultancy” means: (a) that the Consultant is no longer acting as a consultant to the Company or an Affiliate; or (b) when an entity that is retaining a Participant as a Consultant ceases to be an Affiliate unless the Participant otherwise is, or thereupon becomes, a Consultant to the Company or another Affiliate at the time the entity ceases to be an Affiliate. In the event that a Consultant becomes an Employee or a Director upon the termination of his or her consultancy, unless otherwise determined by the Committee, in its sole discretion, no Termination of Consultancy shall be deemed to occur until such time as such Consultant is no longer a Consultant, an Employee or a Director. Notwithstanding the foregoing, the Committee may, in its sole discretion, otherwise define Termination of Consultancy in the Award agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Consultancy thereafter.

2.40. “Termination of Directorship” means that the Director has ceased to be a Director of the Company; except that if a Director becomes an Employee or a Consultant upon the termination of his or her directorship, his or her ceasing to be a Director of the Company shall not be treated as a Termination of Directorship unless and until the Participant has a Termination of Employment or Termination of Consultancy, as the case may be.

2.41. “Termination of Employment” means: (a) a termination of employment (for reasons other than a military or personal leave of absence granted by the Company) of a Participant from the Company and its Affiliates; or (b) when an entity that is employing a Participant ceases to be an Affiliate, unless the Participant otherwise is, or thereupon becomes, employed by the Company or another Affiliate at the time
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the entity ceases to be an Affiliate. In the event that an Employee becomes a Consultant or a Director upon the termination of his or her employment, unless otherwise determined by the Committee, in its sole discretion, no Termination of Employment shall be deemed to occur until such time as such Employee is no longer an Employee, a Consultant or a Director. Notwithstanding the foregoing, the Committee may, in its sole discretion, otherwise define Termination of Employment in the Award agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Employment thereafter.

2.42.    “Vesting Period” shall mean the period of time specified by the Committee during which vesting restrictions for an Award are applicable.

3.    SHARES SUBJECT TO THE PLAN
3.1    Number of Shares. (a) Upon the Effective Date of the Plan, a total of 4,000,000 Shares shall be authorized for grant under the Plan, subject to adjustment as provided in Section 12.2. After the Effective Date of the Plan (as provided in Section 10.1), no awards may be granted under any Prior Plan.
    (b)     Subject at all times to Section 14.3, if any Shares subject to an Award are forfeited or expire or an Award is settled for cash (in whole or in part) pursuant to the terms of an Award Agreement, the Shares subject to such Award shall, to the extent of such forfeiture, expiration or cash settlement, again be available for Awards under this Plan, in accordance with this Section 3.1. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under paragraph (a) of this Section: (i) Shares tendered by the Participant or withheld by the Company in payment of the purchase price of an Option, (ii) Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award; (iii) Shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof; and (iv) Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options.

         (c)    Substitute Awards shall not reduce the Shares authorized for grant under the Plan or the applicable Limitations for grant to a Participant under Section 3.3, nor shall Shares subject to a Substitute Award again be available for Awards under the Plan as provided in paragraph (b) above. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.
3.2.     Character of Shares. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise. No fractional shares shall be issued under the Plan and the Committee shall determine the manner in which fractional share value shall be treated.

3.3.     Limitations on Grants to Individual Participants. Subject to adjustment as provided in Section 12.2, no Participant may (i) be granted Options or Stock Appreciation Rights during any 12-
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month period with respect to more than 350,000 Shares and (ii) earn more than 350,000 Shares for each twelve (12) months in the vesting period or Performance Period with respect to Restricted Stock Awards, Restricted Stock Unit Awards, Performance Awards and/or Other Share-Based Awards that are intended to be a performance-based award and are denominated in Shares. In addition to the foregoing, the maximum dollar value that may be earned by any Participant for each twelve (12) months in a Performance Period with respect to Performance Awards and are denominated in cash is $1,000,000. If an Award is cancelled, the cancelled Award shall continue to be counted toward the applicable limitation in this section.

4.    ELIGIBILITY AND ADMINISTRATION
4.1.    Eligibility. Any Employee, Director or Consultant shall be eligible to be selected as a Participant.
4.2.     Administration. (a) This Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to the provisions this Plan and subject to such orders or resolutions not inconsistent with the provisions of this Plan as may from time to time be adopted by the Board, to: (i) select the Employees, Directors and Consultants to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Awards, not inconsistent with the provisions of this Plan, to be granted to each Participant hereunder; (iii) determine the number of Shares to be covered by each Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of this Plan, of any Award granted hereunder (including, but not limited to, the exercise or purchase price (if any), any restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof, regarding any Award and the Shares relating thereto, based on such factors, if any, as the Committee shall determine, in its sole discretion); (v) determine whether, to what extent and under what circumstances Awards may be settled in Shares, cash or other property; (vi) determine whether, to what extent, and under what circumstances Shares, cash or other property and other amounts payable with respect to an Award made under this Plan shall be deferred either automatically or at the election of the Participant, in any case, in a manner intended to comply with Section 409A of the Code; (vii) determine whether, to what extent and under what circumstances any Award shall be canceled or suspended; (viii) interpret and administer this Plan and any instrument or agreement entered into under or in connection with this Plan, including any Award Agreement; (ix) correct any defect, supply any omission or reconcile any inconsistency in this Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (x) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of this Plan; (xi) determine whether any Award, other than an Option or Stock Appreciation Right, will have Dividend Equivalents; and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for administration of this Plan.
(b)Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Participant, and any Subsidiary. Subject to the terms of this Plan, the Committee shall, in its sole discretion, have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan and perform all acts, as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.

(c)To the extent not inconsistent with applicable law, including the Code, or the rules and regulations of the principal U.S. national securities exchange on which the Shares are traded, the Committee may delegate to: (i) a committee of one or more directors of the Company any of the
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authority of the Committee under this Plan, including the right to grant, cancel or suspend Awards; and (ii) to the extent permitted by law, to one or more executive officers or a committee of executive officers the right to grant Awards to Employees who are not Directors or executive officers of the Company and the authority to take action on behalf of the Committee pursuant to this Plan to cancel or suspend Awards to Employees who are not Directors or executive officers of the Company. To the extent applicable, the Plan is intended to comply with the applicable requirements of Rule 16b-3 and with respect to Awards intended to be “performance-based,” the applicable provisions of the Code, and the Plan shall be limited, construed and interpreted in a manner so as to comply therewith.

5.     OPTIONS
5.1.    Grant of Options. Options may be granted hereunder to Participants either alone or in addition to other Awards granted under this Plan. Any Option shall be subject to the terms and conditions of this Article and to such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Committee shall deem desirable. Each Stock Option granted under the Plan shall be one of two types: (a) an Incentive Stock Option; or (b) a Non-Qualified Stock Option. The Committee shall, in its sole discretion, have the authority to grant any Consultant or Director Non-Qualified Stock Options. To the extent that any Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Option or the portion thereof that does not qualify shall constitute a separate Non-Qualified Stock Option.
5.2.    Award Agreements. All Options shall be evidenced by an Award Agreement in such form and containing such terms and conditions as the Committee shall determine which are not inconsistent with the provisions of the Plan. The terms and conditions of Options need not be the same with respect to each Participant. Granting an Option pursuant to the Plan shall impose no obligation on the recipient to exercise such Option. Any individual who is granted an Option pursuant to this Article may hold more than one Option granted pursuant to the Plan at the same time.
5.3.    Option Price. Other than in connection with Substitute Awards, the option price per each Share purchasable under any Option granted pursuant to this Article shall not be less than 100% of the Fair Market Value of one Share on the date of grant of such Option; provided, however, that in the case of an Incentive Stock Option granted to a Participant who, at the time of the grant, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Subsidiary, the option price per share shall be no less than 110% of the Fair Market Value of one Share on the date of grant. Other than pursuant to Section 12.2, the Committee shall not without the approval of the Company’s stockholders (a) lower the option price per Share of an Option after it is granted, (b) cancel an Option in exchange for cash or another Award (other than in connection with a Change in Control as defined in Section 11.3), or (c) take any other action with respect to an Option that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Shares are traded.
5.4.    Option Term. The term of each Option shall be fixed by the Committee in its sole discretion; provided that no Option shall be exercisable after the expiration of ten (10) years from the date the Option is granted, except in the event of death or disability; provided, however, that the term of the Option shall not exceed five (5) years from the date the Option is granted in the case of an Incentive Stock Option granted to a Participant who, at the time of the grant, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Subsidiary. Options awarded hereunder shall vest and become exercisable in whole or in part, in accordance with such vesting conditions as the Committee shall determine, which conditions shall be stated in the Award Agreement. Vested Options
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may be exercised in any order elected by the Participant whether or not the Participant holds any unexercised Options under this Plan or any other plan of the Company.
5.5.    Exercise of Options. (a) Vested Options granted under the Plan shall be exercised by the Participant (or by a Permitted Assignee thereof or the Participant’s executors, administrators, guardian or legal representative, as may be provided in an Award Agreement) as to all or part of the Shares covered thereby, which are vested at such time of exercise, by giving notice of exercise to the Company or its designated agent, specifying the number of Shares to be purchased. The notice of exercise shall be in such form, made in such manner, and shall comply with such other requirements consistent with the provisions of the Plan as the Committee may prescribe from time to time.
        (b)     Unless otherwise provided in an Award Agreement, full payment of such purchase price shall be made at the time of exercise and shall be made: (i) in cash or cash equivalents (including certified check or bank check or wire transfer of immediately available funds); (ii) to the extent provided for in the applicable Award Agreement or approved by the Committee, in its sole discretion, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their Fair Market Value as determined by the Committee, provided: (A) such method of payment is then permitted under applicable law; (B) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Committee in its discretion; and (C) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements; (iii) to the extent permitted by applicable law and provided for in the applicable Award Agreement or approved by the Committee in its sole discretion, by payment of such other lawful consideration having a Fair Market Value on the exercise date equal to the total purchase price as the Committee may determine; (iv) except as may otherwise be provided in the applicable Award Agreement, by: (A) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding; or (B) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding; (v) through any other method specified in an Award Agreement, or (vi) through any combination of any of the foregoing.

    (c)     The notice of exercise, accompanied by such payment, shall be delivered to the Company at its principal business office or such other office as the Committee may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of this Plan, as the Committee may from time to time prescribe. In no event may any Option granted hereunder be exercised for a fraction of a Share. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such issuance.

(d)Notwithstanding the foregoing, an Award Agreement may provide at the time of grant, in the discretion of the Committee, that if on the last day of the term of an Option the Fair Market Value of one Share exceeds the option price per Share, the Participant has not exercised the Option (or a tandem Stock Appreciation Right, if applicable) and the Option has not expired, the Option shall be deemed to have been exercised by the Participant on such day with payment made by withholding Shares otherwise issuable in connection with the exercise of the Option; provided, however, that this feature, to the extent contained in an Option, may only be utilized to the extent that the holder of such Option is an active Employee, Director or Consultant as of the last day of the term of such Option. In such event, the Company shall deliver to the Participant the number of Shares for which the Option was deemed exercised, less the number of Shares required to be withheld for the payment of the total purchase price and required withholding taxes; provided, however, any fractional Share shall be settled in cash.
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5.6.     Incentive Stock Options. The Committee may grant Options intended to qualify as “incentive stock options” as defined in Section 422 of the Code, to any employee of the Company or any Subsidiary, subject to the requirements of Section 422 of the Code. To the extent that the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an Employee during any calendar year under the Plan and/or any other stock option plan of the Company, any Subsidiary or any Parent exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options. Should any provision of the Plan not be necessary in order for the Stock Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may, in its sole discretion, amend the Plan accordingly, without the necessity of obtaining the approval of the stockholders of the Company. Solely for purposes of determining whether Shares are available for the grant of “incentive stock options” under this Plan, the maximum aggregate number of Shares that may be issued pursuant to “incentive stock options” granted under this Plan shall be the number of Shares set forth in the first sentence of Section 3.1(a), subject to adjustments provided in Section 12.2.

6.    STOCK APPRECIATION RIGHTS
6.1.    Grant and Exercise. The Committee may grant Stock Appreciation Rights (a) in tandem with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option, (b) in tandem with all or part of any Award (other than an Option) granted under the Plan or at any subsequent time during the term of such Award, or (c) without regard to any Option or other Award in each case upon such terms and conditions as the Committee may establish in its sole discretion.
6.2.    Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:
(a)Upon the exercise of a Stock Appreciation Right, the holder shall have the right to receive the excess of (i) the Fair Market Value of one Share on the date of exercise (or such amount less than such Fair Market Value as the Committee shall so determine at any time during a specified period before the date of exercise) over (ii) the grant price of the Stock Appreciation Right on the date of grant, which, except in the case of Substitute Awards or in connection with an adjustment provided in Section 12.2, shall not be less than the Fair Market Value of one Share on such date of grant of the Stock Appreciation Right.
(b)The Committee shall determine in its sole discretion whether payment on exercise of a Stock Appreciation Right shall be made in cash, in whole Shares or other property, or any combination thereof.

(c)The terms and conditions of Stock Appreciation Rights need not be the same with respect to each recipient. The Committee may impose such terms and conditions on Stock Appreciation Rights granted in conjunction with any Award (other than an Option) as the Committee shall determine in its sole discretion.

(d)Stock Appreciation Rights may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board, together with any other documents required by the Board. The Committee
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may impose such other terms and conditions on the exercise of any Stock Appreciation Right, as it shall deem appropriate. A Stock Appreciation Right shall (i) have a grant price per Share of not less than the Fair Market Value of one Share on the date of grant or, if applicable, on the date of grant of an Option with respect to a Stock Appreciation Right granted in exchange for or in tandem with, but subsequent to, the Option (subject to the requirements of Section 409A of the Code) except in the case of Substitute Awards or in connection with an adjustment provided in Section 12.2, and (ii) have a term not greater than ten (10) years, except in the event of death or disability.

(e)An Award Agreement may provide at the time of grant, in the discretion of the Committee, that if on the last day of the term of a Stock Appreciation Right the Fair Market Value of one Share exceeds the grant price per Share of the Stock Appreciation Right, the Participant has not exercised the Stock Appreciation Right, and the Stock Appreciation Right has not expired, the Stock Appreciation Right shall be deemed to have been exercised by the Participant on such day; provided, however, that this feature, to the extent contained in an Stock Appreciation Right, may only be utilized to the extent that the holder of such Stock Appreciation Right is an active Employee, Director or Consultant as of the last day of the term of such Stock Appreciation Right. In such event, the Company shall make payment to the Participant in accordance with this Section, reduced by the number of Shares (or cash) required for withholding taxes; any fractional Share shall be settled in cash.

(f)Without the approval of the Company’s stockholders, other than pursuant to Section 12.2, the Committee shall not (i) reduce the grant price of any Stock Appreciation Right after the date of grant (ii) cancel any Stock Appreciation Right when the grant price per Share exceeds the Fair Market Value of one Share in exchange for cash or another Award (other than in connection with a Change in Control as defined in Section 11.3), or (iii) take any other action with respect to a Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Shares are traded.

7.    RESTRICTED STOCK AND RESTRICTED STOCK UNITS
7.1.    Grants. Awards of Restricted Stock and of Restricted Stock Units may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan (a “Restricted Stock Award” or “Restricted Stock Unit Award” respectively), and such Restricted Stock Awards and Restricted Stock Unit Awards shall also be available as a form of payment of Performance Awards and other earned cash-based incentive compensation. Subject to the provisions of Section 7.4, a Restricted Stock Award or Restricted Stock Unit Award may be subject to vesting restrictions during the Vesting Period as specified by the Committee. The Committee has absolute discretion to determine whether any consideration (other than services) is to be received by the Company or any Subsidiary as a condition precedent to the grant of Restricted Stock or Restricted Stock Units, subject to such minimum consideration as may be required by applicable law.
7.2.    Award Agreements. The terms of any Restricted Stock Award or Restricted Stock Unit Award granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The terms of Restricted Stock Awards and Restricted Stock Unit Awards need not be the same with respect to each Participant
7.3.    Rights of Holders of Restricted Stock and Restricted Stock Units. Unless otherwise provided in the Award Agreement, beginning on the date of grant of the Restricted Stock Award and subject to execution of the Award Agreement, the Participant shall become a stockholder of the Company
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with respect to all Shares subject to the Award Agreement and shall have all of the rights of a stockholder, including the right to vote such Shares and the right to receive distributions made with respect to such Shares. A Participant who holds a Restricted Stock Unit Award shall only have those rights specifically provided for in the Award Agreements; provided, however, in no event shall the Participant have voting rights with respect to such Award. Except as otherwise provided in an Award Agreement, any Shares or any other property distributed as a dividend or otherwise with respect to any Restricted Stock Award or Restricted Stock Unit Award as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Stock Award or Restricted Stock Unit Award. Notwithstanding the provisions of this Section, cash dividends, stock and any other property (other than cash) distributed as a dividend or otherwise with respect to any Restricted Stock Award or Restricted Stock Unit Award that vests based on achievement of performance goals shall either (i) not be paid or credited or (ii) be accumulated, shall be subject to restrictions and risk of forfeiture to the same extent as the Restricted Stock or Restricted Stock Units with respect to which such cash, stock or other property has been distributed and shall be paid at the time such restrictions and risk of forfeiture lapse.
7.4.    Minimum Vesting Period. Except for Substitute Awards, the death, disability or retirement of the Participant, or special circumstances determined by the Committee, Restricted Stock Awards and Restricted Stock Unit shall have a Vesting Period of not less than (i) three (3) years from date of grant (but permitting pro rata vesting over such time) if subject only to continued service with the Company or a Subsidiary and (ii) one (1) year from the date of grant if subject to the achievement of performance objectives, subject in either case to accelerated vesting in the Committee’s discretion in the event of a Change in Control (as defined in Section 11.3) or the termination of the Participant’s service with the Company and its Subsidiaries. Notwithstanding the foregoing, the restrictions in the preceding sentence shall not be applicable to (i) grants to new hires to replace forfeited awards from a prior employer or (ii) grants of Restricted Stock or Restricted Stock Units in payment of Performance Awards and other earned cash-based incentive compensation. The Committee may, in its sole discretion waive the vesting restrictions and any other conditions set forth in any Award Agreement under such terms and conditions as the Committee shall deem appropriate under the circumstances. The minimum Vesting Period requirements of this Section shall not apply to Restricted Stock Awards or Restricted Stock Unit Awards granted to Directors or Consultants.
7.5    Restrictions and Conditions.  Restricted Stock and Restricted Stock Units awarded pursuant to the Plan shall be subject to the following restrictions. The Participant shall not be permitted to Transfer shares of Restricted Stock awarded under the Plan during the period or periods set by the Committee (the “Restriction Period”) commencing on the date of such Award, as set forth in an Award Agreement and such agreement shall set forth a vesting schedule and any events that would accelerate vesting of the Award. Within these limits, based on service, attainment of performance goals and/or such other factors or criteria as the Committee may determine in its sole discretion, the Committee may condition the grant or provide for the lapse of such restrictions in installments in whole or in part, or may accelerate the vesting of all or any part of any Award and/or waive the deferral limitations for all or any part of any Award.

7.6.     Issuance of Shares. Any Restricted Stock granted under this Plan may be evidenced in such manner as the Board may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company or its designee. Such certificate or certificates shall be registered in the name of the Participant and, and shall, in addition to such legends required by applicable securities laws, bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, in such form as may be determined by the Committee.

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8.PERFORMANCE AWARDS

8.1.     Grants. Performance Awards in the form of Performance Shares or Performance Units, as determined by the Committee in its sole discretion, may be granted hereunder to Participants, for no consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under this Plan. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and shall be based upon the criteria set forth in Section 8.5.

8.2.     Award Agreements. The terms of any Performance Award granted under this Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Committee and not inconsistent with this Plan. If a Performance Award has Dividend Equivalents, provision for such shall be contained in the applicable Award Agreement. The terms of Performance Awards need not be the same with respect to each Participant.

8.3.     Payment. Except as provided in Article 11 or as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period. Performance Awards may be paid in Shares, cash, other property, or any combination thereof, in the sole discretion of the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code. The amount of the Award to be distributed shall be conclusively determined by the Committee.

8.4.      Terms and Conditions. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee prior to the grant of each Performance Award and shall be subject to the following terms and conditions:

(a)      The Committee shall establish the objective performance goals for the earning of Performance Awards based on a Performance Period applicable to each Participant or class of Participants in writing prior to the beginning of the applicable Performance Period or at such later date as permitted under the Code and while the outcome of the Performance goals are substantially uncertain. Each grant may specify in respect of such performance goals a minimum acceptable level of achievement and may set forth a formula for determining the number of Performance Shares or Performance Units that will be earned if performance is at or above the minimum or threshold level or levels, or is at or above the target level or levels, but falls short of maximum achievement of the specified performance goals. At the expiration of the applicable Performance Period, the Committee shall determine the extent to which the performance goals established pursuant to Section 8.5 are achieved and the percentage of each Performance Award that has been earned.

    (b)     Unless otherwise determined by the Committee at the time of grant, amounts equal to any dividends declared during the Performance Period with respect to the number of shares of Common Stock covered by a Performance Share will not be paid to the Participant.

8.5.     Performance Criteria. If the Committee determines that a Restricted Stock Award, a Restricted Stock Unit, a Performance Award or an Other Share-Based Award is intended to be subject to this Article 8, the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one or any combination of the following: (a) earnings per share; (b) operating income (before or after taxes); (c)
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net income (before or after taxes); (d) net sales; (e) cash flow; (f) gross profit; (g) gross profit return on investment; (h) gross margin return on investment; (i) gross margin; (j) working capital; (k) earnings before interest and taxes; (l) earnings before interest, tax, depreciation and amortization (which may also include adjustments to reflect special or other items, or any combination of any or all of the foregoing); (m) return on equity; (n) return on assets; (o) return on capital; (p) return on invested capital; (q) net revenues; (r) gross revenues; (s) new business awards, bookings or backlog; (t) revenue growth or product revenue growth; (u) total shareholder return; (v) appreciation in and/or maintenance of the Company’s market capitalization; (w) cash flow or cash flow per share (before or after dividends); (x) economic value added; (y) the fair market value of the shares of the Company’s Common Stock; (z) the growth in the value of an investment in the Company’s Common Stock assuming the reinvestment of dividends; (aa) reduction in expenses or improvement in or attainment of expense levels or working capital levels; (bb) financing and other capital raising transactions; (cc) debt reductions; (dd) regulatory achievements (including submitting or filing applications or other documents with regulatory authorities, having any such applications or other documents accepted for review by the applicable regulatory authority or receiving approval of any such applications or other documents); or (ee) strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property). Such performance goals also may be based solely by reference to the Company’s performance or the performance of a Subsidiary, division, business segment or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The Committee may also exclude charges related to an event or occurrence which the Committee determines should appropriately be excluded, including: (A) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges; (B) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management; or (C) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of the Code, and the regulations thereunder.
8.6.     Adjustment and Restrictions. Notwithstanding any provision of this Plan (other than Article 11), with respect to any Performance Award, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals, except in the case of the death or disability of the Participant or as otherwise determined by the Committee in special circumstances. The Committee shall have the power to impose such other restrictions on Awards subject to this Article as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation”.

9. OTHER SHARE-BASED AWARDS

9.1.     Grants. The Committee, in its sole discretion, is authorized to grant to Participants, other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property (“Other Share-Based Awards”), that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Common Stock, including, but not limited to, shares of Common Stock awarded purely as a bonus and not subject to any restrictions or conditions, shares of Common Stock in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company or an Affiliate, performance units, dividend equivalent units, stock equivalent units, restricted stock units and deferred stock units. To the extent permitted by law, the Committee may, in its sole discretion, permit Participants to defer all or a portion of their cash compensation in the form of Other Share-Based Awards granted under the Plan, subject to the terms and conditions of any deferred compensation arrangement established by the Company, which shall be
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intended to comply with Section 409A of the Code. Other Stock-Based Awards may be granted either alone or in addition to or in tandem with other Awards granted under the Plan. Other Share-Based Awards may be subject to vesting restrictions imposed by the Committee covering a period of time specified by the Committee. The Committee has absolute discretion to determine whether any consideration (other than services) is to be received by the Company or any Subsidiary as a condition precedent to the issuance of Other Share-Based Awards.

9.2.     Award Agreements. The terms of Other Share-Based Awards granted under this Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Committee and not inconsistent with this Plan. The terms of such Awards need not be the same with respect to each Participant. Unless otherwise determined by the Committee at the time of Award, subject to the provisions of the Award agreement and the Plan, the recipient of an Other-Share Based Award shall not be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents with respect to the number of shares of Common Stock covered by the Award. Any Other Share-Based Award and any Shares covered by any such Award shall vest or be forfeited to the extent so provided in the Award Agreement, as determined by the Committee, in its sole discretion. Notwithstanding the provisions of this Section, Dividend Equivalents and any property (other than cash) distributed as a dividend or otherwise with respect to the number of Shares covered by a Other Share-Based Award that vests based on achievement of performance goals shall be subject to restrictions and risk of forfeiture to the same extent as the Shares covered by a Other Share-Based Award with respect to which such cash, Shares or other property has been distributed.

9.3.     Payment. Except as may be provided in an Award Agreement, Other Share-Based Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee. Other Share-Based Awards may be paid in a lump sum or in installments or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

10. EFFECTIVENESS OF PLAN; TERMINATION OF AWARDS

10.1.     Effective Date and Termination of Plan. The Plan shall be effective on the date of the approval of the Plan by the holders of the shares entitled to vote at a duly constituted meeting of the stockholders of the Company, which approval shall be obtained within 12 months of the date this Plan is approved by the Board. The Plan shall be null and void and of no effect if the foregoing condition is not fulfilled and in such event each Award shall, notwithstanding any of the preceding provisions of the Plan, be null and void and of no effect. Awards may be granted under the Plan at any time and from time to time on or prior to the tenth anniversary of the effective date of the Plan, on which date the Plan will expire except as to Awards then outstanding under the Plan. Such outstanding Awards shall remain in effect until they have been exercised or terminated, or have expired.

10.2.     Termination of Awards. The Committee shall determine and set forth in each Award Agreement whether any Awards granted in such Award Agreement will continue to be exercisable, and the terms of such exercise, on and after the date that a Participant ceases to be employed by or to provide services to the Company or any Subsidiary (including as a Director or Consultant), whether by reason of death, disability, voluntary or involuntary termination of employment or services, or otherwise. The date of termination of a Participant’s employment or services will be determined by the Committee, which determination will be final. Unless otherwise determined by the Committee at the time of grant, the following provisions shall apply.

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         (a)      Rules Applicable to Options and Stock Appreciation Rights.  Unless otherwise provided in an Award Agreement, as may be determined by the Committee at grant (or, if no rights of the Participant are reduced, thereafter):

        (i) Termination by Reason of Death, Disability or Retirement.  If a Participant’s Termination is by reason of death or Disability, all Options or Stock Appreciation Rights that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant (or, in the case of death, by the legal representative of the Participant’s estate) at any time within a one-year period from the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options or Stock Appreciation Rights; provided, however, if the Participant dies within such exercise period, all unexercised Stock Options or Stock Appreciation Rights held by such Participant shall thereafter be exercisable, to the extent to which they were exercisable at the time of death, for a period of one year from the date of such death, but in no event beyond the expiration of the stated term of such Options or Stock Appreciation Rights.

            (ii) Termination Without Cause. If a Participant’s Termination is a termination without Cause, all Options or Stock Appreciation Rights that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant at any time within a period of 90 days from the date of such Termination, but in no event beyond the expiration of the stated term of such Options or Stock Appreciation Rights.

            (iii) Termination for Cause.  If a Participant’s Termination: (1) is for Cause; or (2) is a voluntary Termination by the Participant after the occurrence of an event that would be grounds for a Termination for Cause, all Options or Stock Appreciation Rights, whether vested or not vested, that are held by such Participant shall thereupon terminate and expire as of the date of such Termination.

            (iv) Unvested Options and Stock Appreciation Rights.  Options or Stock Appreciation Rights that are not vested as of the date of a Participant’s Termination for any reason shall terminate and expire as of the date of such Termination.

    (b)      Rules Applicable to Restricted Stock, Restricted Stock Units Performance Awards and Other Stock-Based Awards. Unless otherwise provided in an Award Agreement, as may be determined by the Committee at grant or thereafter, upon a Participant’s Termination for any reason: (i) with respect to Restricted Stock Awards or Restricted Stock Unit Awards subject to vesting, (A) in the event a Participant who is an Employee ceases to be employed with the consent of the Committee or upon the Participant’s death or Disability before the end of a vesting period subject only to continued service with the Company or a Subsidiary, the number of Shares subject to the Restricted Stock Award or Restricted Stock Unit Award that shall vest shall be determined by the Committee; and (B) in the event the Participant ceases to be employed for any other reason, all Shares subject to the Restricted Stock Award or Restricted Stock Unit Award which are still unvested shall be forfeited; and (ii) any unvested Performance Awards or Other Stock-Based Awards shall be forfeited.
10.3.     Cancellation of Award; Forfeiture of Gain. Notwithstanding anything to the contrary contained herein, an Award Agreement may provide that the Award shall be canceled if the Participant, without the consent of the Company, while employed by the Company or any Subsidiary or after termination of such employment or service, violates a non-competition, non-solicitation or non-disclosure covenant or agreement or otherwise engages in activity that is in conflict with or adverse to the interest of the Company or any Subsidiary (including conduct contributing to any financial restatements or financial irregularities), as determined by the Committee in its sole discretion. The Committee may provide in an
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Award Agreement that if within the time period specified in the Agreement the Participant establishes a relationship with a competitor or engages in an activity referred to in the preceding sentence, the Participant will forfeit any gain realized on the vesting or exercise of the Award and must repay such gain to the Company.

11.    CHANGE IN CONTROL PROVISIONS

11.1.    Impact on Certain Awards. Award Agreements may provide that in the event of a Change in Control of the Company (as defined in Section 11.3): (i) Options and Stock Appreciation Rights outstanding as of the date of the Change in Control shall be cancelled and terminated without payment if the Fair Market Value of one Share as of the date of the Change in Control is less than the per Share Option exercise price or Stock Appreciation Right grant price, and (ii) all Performance Awards shall be (x) considered to be earned and payable based on achievement of performance goals or based on target performance (either in full or pro rata based on the portion of Performance Period completed as of the date of the Change in Control), and any limitations or other restrictions shall lapse and such Performance Awards shall be immediately settled or distributed or (y) converted into Restricted Stock or Restricted Stock Unit Awards based on achievement of performance goals or based on target performance (either in full or pro rata based on the portion of Performance Period completed as of the date of the Change in Control) that are subject to Section 11.2.
11.2.    Assumption or Substitution of Certain Awards. (a) Unless otherwise provided in an Award Agreement, in the event of a Change in Control of the Company in which the successor company assumes or substitutes for an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award (or in which the Company is the ultimate parent corporation and continues the Award), if a Participant’s employment or service as a Director with such successor company (or the Company) or a subsidiary thereof terminates within 24 months following such Change in Control (or such other period set forth in the Award Agreement, including prior thereto if applicable) and under the circumstances specified in the Award Agreement: (i) Options and Stock Appreciation Rights outstanding as of the date of such termination of employment will immediately vest, become fully exercisable, and may thereafter be exercised for 24 months (or the period of time set forth in the Award Agreement), (ii) the restrictions, limitations and other conditions applicable to Restricted Stock and Restricted Stock Units outstanding as of the date of such termination of employment shall lapse and the Restricted Stock and Restricted Stock Units shall become free of all restrictions, limitations and conditions and become fully vested, and (iii) the restrictions, limitations and other conditions applicable to any Other Share-Based Awards or any other Awards shall lapse, and such Other Share-Based Awards or such other Awards shall become free of all restrictions, limitations and conditions and become fully vested and transferable to the full extent of the original grant. For the purposes of this Section 11.2, an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award shall be considered assumed or substituted for if following the Change in Control the Award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award, for each Share subject thereto, will be solely common stock of the successor company substantially equal in fair market
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value to the per Share consideration received by holders of Shares in the transaction constituting a Change in Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding.
    (b)    Unless otherwise provided in an Award Agreement, in the event of a Change in Control of the Company to the extent the successor company does not assume or substitute for an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award (or in which the Company is the ultimate parent corporation and does not continue the Award), then immediately prior to the Change in Control: (i) those Options and Stock Appreciation Rights outstanding as of the date of the Change in Control that are not assumed or substituted for (or continued) shall immediately vest and become fully exercisable, (ii) restrictions, limitations and other conditions applicable to Restricted Stock and Restricted Stock Units that are not assumed or substituted for (or continued) shall lapse and the Restricted Stock and Restricted Stock Units shall become free of all restrictions, limitations and conditions and become fully vested, and (iii) the restrictions, other limitations and other conditions applicable to any Other Share-Based Awards or any other Awards that are not assumed or substituted for (or continued) shall lapse, and such Other Share-Based Awards or such other Awards shall become free of all restrictions, limitations and conditions and become fully vested and transferable to the full extent of the original grant.
    (c)    The Committee, in its discretion, may determine that, upon the occurrence of a Change in Control of the Company, each Option and Stock Appreciation Right outstanding shall terminate within a specified number of days after notice to the Participant, and/or that each Participant shall receive, with respect to each Share subject to such Option or Stock Appreciation Right, an amount equal to the excess of the Fair Market Value of such Share immediately prior to the occurrence of such Change in Control over the exercise price per Share of such Option and/or Stock Appreciation Right; such amount to be payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine.
11.3.    Change in Control. For purposes of this Plan, unless otherwise provided in an Award Agreement, Change in Control means the occurrence of any one of the following events after the date of approval of this Plan by the Board:
            (a)     Over a period of 24 consecutive months or less, there is a change in the composition of the Board such that a majority of the Board (rounded up to the next whole number, if a fraction) ceases, by reason of one or more proxy contests for the election of Board members, to be composed of individuals who either: (i) have been Board members continuously since the beginning of that period; or (ii) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in the preceding clause (i) who were still in office at the time that election or nomination was approved by the Board; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to satisfy the criteria described in the preceding clause (ii);

                (b)     any person or group of persons (within the meaning of Section 13(d)(3) of the Exchange Act) directly or indirectly acquires beneficial ownership (determined pursuant to Rule 13d-3 promulgated under the Exchange Act) of securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities, other than: (i) the Company or any corporation, partnership, limited liability company, business trust, or other entity that is an Affiliate of the Company; (ii) an employee benefit plan of the Company or an Affiliate; (iii) a trustee or other fiduciary holding securities
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under an employee benefit plan of the Company or an Affiliate; or (iv) an underwriter temporarily holding securities pursuant to an offering of such securities;

(c)    the consummation of a merger or consolidation of the Company with or into another person or the sale, transfer, or other disposition of all or substantially all of the Company’s assets to one or more other persons in a single transaction or series of related transactions that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in such transaction (a “Business Combination”), unless in connection with such Business Combination securities possessing more than 50% of the total combined voting power of the survivor’s or acquiror’s outstanding securities (or the securities of any parent thereof) are held by a person or persons who held securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities (“Voting Securities”) immediately prior to such Business Combination and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to such Business Combination; or

(d)     the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or the consummation of a sale of all or substantially all of the Company’s assets.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than 50% of the Voting Securities as a result of the acquisition of Voting Securities by the Company which reduces the number of Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Voting Securities that increases the percentage of outstanding Voting Securities beneficially owned by such person, a Change in Control shall then occur.

12.    GENERALLY APPLICABLE PROVISIONS

12.1.    Amendment and Termination of this Plan. The Board may, from time to time, alter, amend, suspend or terminate this Plan as it shall deem advisable, subject to any requirement for stockholder approval imposed by applicable law, including the rules and regulations of the principal securities market on which the Shares are traded; provided that the Board may not amend this Plan in any manner that would result in noncompliance with Rule 16b-3 of the Exchange Act; and further provided that the Board may not, without the approval of the Company’s stockholders, amend this Plan to: (a) increase the number of Shares that may be the subject of Awards under this Plan (except for adjustments pursuant to Section 12.2); (b) expand the types of awards available under this Plan; (c) materially expand the class of persons eligible to participate in this Plan; (d) amend any provision of Section 5.3 or Section 6.2(a); (e) increase the maximum permissible term of any Option or Stock Appreciation Right; (f) increase the Limitations; or (g) or otherwise materially increase the benefits accruing to Participants under this Plan. The Board may not, without the approval of the Company’s stockholders, take any other action with respect to an Option or Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Shares are traded, including a reduction of the exercise price of an Option or the grant price of a Stock Appreciation Right or the exchange of an Option or Stock Appreciation Right for cash or another Award. In addition, no amendments to, or termination of, this Plan shall impair the rights of a Participant in any material respect under any Award previously granted without such Participant’s consent.

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12.2.     Changes in Capital Structure. In the event of any: (a) any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split; (b) any merger, combination, consolidation, or other reorganization; (c) any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Shares (whether in the form of securities, cash (other than regular cash dividends) or property); (d) any exchange of Shares or other securities of the Company, or any similar, unusual or extraordinary corporate transaction in respect of the Shares; or (e) a sale of all or substantially all the business or assets of the Company as an entirety, then the Committee shall, in such manner, to such extent (if any) and at such time as it deems appropriate and equitable in the circumstances in order to preserve, but not increase, the benefits or potential benefits intended to be made available under the Plan or an outstanding Award: (i) proportionately adjust any or all of: (A) the number and type of shares of Shares (or other securities) that thereafter may be made the subject of Awards (including the specific share limits, maximums and numbers of shares set forth elsewhere in this Plan); (B) the number, amount and type of shares of Shares (or other securities or property) subject to any or all outstanding Awards; (C) the grant, purchase, or exercise price of any or all outstanding Award; (D) the securities, cash or other property deliverable upon exercise or payment of any outstanding Awards, or (E) the performance standards applicable to any outstanding Awards; or (ii) make provision for a cash payment or for the assumption, substitution or exchange of any or all outstanding share-based Awards or the cash, securities or property deliverable to the holder of any or all outstanding share-based Awards, based upon the distribution or consideration payable to holders of the Shares upon or in respect of such event. Notwithstanding the foregoing, to the extent possible, all adjustments shall be made in a manner to avoid: (i) an Award that is not already subject to Section 409A of the Code from becoming subject to Section 409A of the Code; and (ii) the imposition of penalties pursuant to Section 409A of the Code. In any of such events, the Committee may take such action prior to such event to the extent that the Committee deems the action necessary to permit the Participant to realize the benefits intended to be conveyed with respect to the underlying shares in the same manner as is or will be available to stockholders generally. In the case of any stock split or reverse stock split, if no action is taken by the Committee, the proportionate adjustments contemplated by clause (i) above shall nevertheless be made.

12.3.    Transferability of Awards. Except as provided below, no Award and no Shares that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, and such Award may be exercised during the life of the Participant only by the Participant or the Participant’s guardian or legal representative. To the extent and under such terms and conditions as determined by the Committee, a Participant may assign or transfer an Award without consideration (each transferee thereof, a “Permitted Assignee”) (i) to the Participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings, (ii) to a trust for the benefit of one or more of the Participant or the persons referred to in clause (i), (iii) to a partnership, limited liability company or corporation in which the Participant or the persons referred to in clause (i) are the only partners, members or shareholders or (iv) for charitable donations; provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Participant shall remain bound by the terms and conditions of the Plan. The Company shall cooperate with any Permitted Assignee and the Company’s transfer agent in effectuating any transfer permitted under this Section.
12.4.    Deferral; Dividend Equivalents. The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred consistent with the requirements of Section 409A of the Code. Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award other than an Option or Stock Appreciation Right may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, amounts equivalent
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to cash, stock or other property dividends on Shares (“Dividend Equivalents”) with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion. The Committee may provide that the Dividend Equivalents (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested and may provide that the Dividend Equivalents are subject to the same vesting or performance conditions as the underlying Award. Notwithstanding the foregoing, Dividend Equivalents credited in connection with an Award that vests based on the achievement of performance goals shall be subject to restrictions and risk of forfeiture to the same extent as the Award with respect to which such Dividend Equivalents have been credited.
12.5.     Privileges of Stock Ownership.   No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are restricted stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the restricted stock; provided, further, that the Participant will have no right to retain such stock dividends or stock distributions with respect to Shares that are repurchased at the Participant’s original purchase price.

12.6.     Custody. To enforce any restrictions on a Participant’s Award, the Committee may require the Participant to deposit all Award Agreements or certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates.

13. COMPLIANCE MATTERS

13.1. Compliance with Section 409A of the Code. This Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that an Award or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the Award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Committee. Any provision of this Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A of the Code shall be amended to comply with Section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A of the Code.

13.2. Section 16(b) of the Exchange Act.  All elections and transactions under the Plan by persons subject to Section 16 of the Exchange Act involving shares of Common Stock are intended to comply with any applicable exemptive condition under Rule 16b-3. The Committee may, in its sole discretion, establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Exchange Act, as it may deem necessary or proper for the administration and operation of the Plan and the transaction of business thereunder.

13.3. Listing and Registration. (a) Each Award shall be subject to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration, or qualification of such Award, or any Shares or other property subject thereto, upon any securities exchange or under any
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foreign, federal or state securities or other law or regulation, or the consent or approval of any governmental body or the taking of any other action to comply with or otherwise with respect to any such law or regulation, is necessary or desirable as a condition to or in connection with the granting of such Award or the issue, delivery or purchase of Shares or other property thereunder, no such Award may be exercised or paid in Shares or other property unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Committee. The holder of the Award will supply the Company with such certificates, representations and information as the Company shall request and shall otherwise cooperate with the Company in effecting or obtaining such listing, registration, qualification, consent, approval or other action. In the case of persons subject to Section 16 of the Exchange Act, the Committee may at any time impose any limitations upon the exercise, delivery or payment of any Award which, in the discretion of the Committee, are necessary or desirable in order to comply with Section 16 and the rules and regulations thereunder. If the Company, as part of an offering of securities or otherwise, finds it desirable or necessary because of foreign, federal or state legal or regulatory requirements to suspend the period during which Options or Stock Appreciation Rights may be exercised, the Committee may, in its discretion and without the holders’ consent, so suspend such period on not less than 15 days prior written notice to the holders thereof.

    (b)     At the option of the Committee, the obligation of the Company to issue Shares to a Participant upon the grant of any Award or exercise of an Option or other Award, may be conditioned upon obtaining appropriate representations, warranties, restrictions and agreements of the Participant. Among other representations, warranties, restrictions and agreements, the Participant may be required to represent and agree that the purchase or receipt of Shares shall be for investment, and not with a view to the public resale or distribution thereof, unless the Shares are registered under the Securities Act and the issuance and sale of the Shares complies with all other laws, rules and regulations applicable thereto.

    (c)     Unless the issuance of such Shares is registered under the Securities Act of 1933, as amended (the “Securities Act”) (and any similar law of a foreign jurisdiction applicable to the Participant), the Participant shall acknowledge that the Shares purchased are not registered under the Securities Act (or any such other law) and may not be sold or otherwise transferred unless the Shares have been registered under the Securities Act (or any such other law) in connection with the sale or other transfer thereof, or that counsel satisfactory to the Company has issued an opinion satisfactory to the Company that the sale or other transfer of such Shares is exempt from registration under the Securities Act (or any such other law), and unless said sale or transfer is in compliance with all other applicable laws, rules and regulations, including all applicable federal, state and foreign securities laws, rules and regulations. All certificates for Shares delivered under this Plan pursuant to any Award shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. Unless the Shares subject to an Award are registered under the Securities Act, the certificates representing such Shares issued shall contain the following legend in substantially the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THESE SHARES HAVE NOT BEEN ACQUIRED WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, ASSIGNED, EXCHANGED, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR DISPOSED OF, BY GIFT OR OTHERWISE, OR IN ANY WAY ENCUMBERED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE SECURITIES ACT OF 1933, AS
{N0304022 }    A-21

AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS, OR A SATISFACTORY OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT AND UNDER APPLICABLE STATE SECURITIES LAWS.

14.    MISCELLANEOUS
14.1.    Award Agreements. Each Award Agreement shall either be (a) in writing in a form approved by the Committee and executed by the Company by an officer duly authorized to act on its behalf, or (b) an electronic notice in a form approved by the Committee and recorded by the Company (or its designee) in an electronic recordkeeping system used for the purpose of tracking one or more types of Awards as the Committee may provide; in each case and if required by the Committee, the Award Agreement shall be executed or otherwise electronically accepted by the recipient of the Award in such form and manner as the Committee may require. The Committee may authorize any officer of the Company to execute any or all Award Agreements on behalf of the Company. The Award Agreement shall set forth the material terms and conditions of the Award as established by the Committee consistent with the provisions of the Plan.
14.2.     Tax Withholding. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for such withholding are insufficient, including amounts from any other sums or property due or to become due from the Company to the Participant, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Board) may include relinquishment of a portion of such benefit. If a Participant’s benefit is to be received in the form of Shares, and such Participant fails to make arrangements for the payment of tax, the Company may withhold such Shares having a value equal to the amount required to be withheld. When a Participant who is subject to Section 16 of the Exchange Act is required to pay the Company an amount required to be withheld under applicable income and employment tax laws, the Participant may elect to satisfy the obligation, in whole or in part, by electing to have withheld, from the shares required to be delivered to the Participant, Shares having a value equal to the amount required to be withheld, or by delivering to the Company other Shares held by such Participant. The Shares used for tax withholding will be valued at an amount equal to the Fair Market Value per Share of such Shares on the date the benefit is to be included in Participant’s income. In no event shall the Fair Market Value per Share of the Shares to be withheld and delivered pursuant to this Section to satisfy applicable withholding taxes in connection with the benefit exceed the minimum amount of taxes required to be withheld. Participants shall also make such arrangements as the Company may require for the payment of any withholding tax obligation that may arise in connection with the disposition of Shares acquired upon the exercise of Options.

14.3.     No Right of Employment or Service and No Claims to Awards. This Plan is purely voluntary on the part of the Company, and the continuance of the Plan shall not be deemed to constitute a contract between the Company and any Participant, or to be consideration for or a condition of the employment or service of any Participant. Nothing in this Plan nor the grant of an Award hereunder shall confer upon any Employee, Director of Consultant the right to continue in the employment or service of the Company or any Subsidiary or affect any right that the Company or any Subsidiary may have to terminate the employment or service of (or to demote or to exclude from future Awards under this Plan) any such Employee, Director or Consultant at any time for any reason. No Participant shall have any right to or interest in Awards authorized hereunder prior to the award thereof to such Participant, and upon such Award the Participant shall have only such rights and interests as are expressly provided herein, subject, however, to all applicable provisions of the Company’s Certificate of Incorporation, as the same
{N0304022 }    A-22

may be amended from time to time. Except as specifically provided by the Committee, the Company shall not be liable for the loss of existing or potential profit from an Award granted in the event of termination of an employment or other relationship. No Employee or Participant shall have any claim to be granted any Award under this Plan, and there is no obligation for uniformity of treatment of Employees or Participants under this Plan. In the case of any Employee on an approved leave of absence, the Committee may make such provisions with respect to continuance of Awards previously granted while on leave from the employ of the Company or a Subsidiary as it may deem equitable.
14.4.    Substitute Awards. Notwithstanding any other provision of the Plan, the terms of Substitute Awards may vary from the terms set forth in the Plan to the extent the Committee deems appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.
14.5.     Nature of Payments. All Awards made pursuant to this Plan are in consideration of services performed or to be performed for the Company or any Subsidiary, division or business unit of the Company. Any income or gain realized pursuant to Awards under this Plan constitute a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or any Subsidiary except as may be determined by the Committee or by the Board or board of directors of the applicable Subsidiary.

14.6.     Other Plans. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

14.7.    Severability. The provisions of the Plan shall be deemed severable. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction or by reason of change in a law or regulation, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.

14.8.    Construction. As used in the Plan, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”
14.9.    Unfunded Status of the Plan. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.
{N0304022 }    A-23

14.10.    Governing Law. The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of New Jersey, without reference to principles of conflict of laws, and construed accordingly.
14.11.    Foreign Employees and Consultants. Awards may be granted to Participants who are foreign nationals or employed or providing services outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees or Consultants providing services in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company's obligation with respect to tax equalization for Employees or Consultants on assignments outside their home country.
14.12.    No Registration Rights; No Right to Settle in Cash. The Company has no obligation to register with any governmental body or organization (including, without limitation, the SEC) any of (a) the offer or issuance of any Award, (b) any Shares issuable upon the exercise of any Award, or (c) the sale of any Shares issued upon exercise of any Award, regardless of whether the Company in fact undertakes to register any of the foregoing. In particular, in the event that any of (x) any offer or issuance of any Award, (y) any Shares issuable upon exercise of any Award, or (z) the sale of any Shares issued upon exercise of any Award are not registered with any governmental body or organization (including, without limitation, the SEC), the Company will not under any circumstance be required to settle its obligations, if any, under this Plan in cash.
14.13.    Captions. The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.
14.14. Notices. Any notice to be given to the Company pursuant to the provisions of this Plan shall be addressed to the Company in care of its Secretary (or such other person as the Company may designate from time to time) at its principal executive office, and any notice to be given to a Participant shall be delivered personally or addressed to him or her at the address given beneath his or her signature on his or her Award Agreement, or at such other address as such Participant or his or her permitted transferee (upon the permitted transfer) may hereafter designate in writing to the Company. Any such notice shall be deemed duly given on the date and at the time delivered via hand delivery, courier or recognized overnight delivery service or, if sent via telecopier, on the date and at the time telecopied with confirmation of delivery or, if mailed, on the date five (5) days after the date of the mailing (which shall be by regular, registered or certified mail). Delivery of a notice by telecopy (with confirmation) shall be permitted and shall be considered delivery of a notice notwithstanding that it is not an original that is received. It shall be the obligation of each Participant and each permitted transferee to provide the Secretary of the Company, by letter mailed as provided herein, with written notice of his or her direct mailing address.

{N0304022 }    A-24

17287_DLH_Holdings_Proxy_Card - Front

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet, Smartphone or Tablet – QUICK ★★★ EASY IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

DLH HOLDINGS CORP.

As a shareholder of DLH Holdings Corp., you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 P.M., Eastern Time, on March 17, 2021.

INTERNET
www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –
If you plan to attend the virtual online meeting, you will need your 12 digit control number to vote electronically at the meeting. To attend:
http://www.cstproxy.com/dlhcorp/2021

MOBILE VOTING
On your Smartphone/Tablet, open the QR Reader and scan the below image. Once the voting site is displayed, enter your Control Number from the proxy card and vote your shares.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY, BY SMARTPHONE OR TABLET.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

Please mark your votes like this **X**

THE PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" ALL THE NOMINEES UNDER PROPOSAL 1 AND "FOR" PROPOSALS 2, 3 AND 4.

The Board of Directors recommends a vote "FOR" proposals 1, 2, 3 and 4:

(1) James P. Allen
(2) Martin J. Delaney
(3) Dr. Elder Granger
(4) Dr. Frances M. Murphy
(5) Zachary C. Parker
(6) Frederick G. Wasserman
(7) Austin J. Yerks III
(8) Stephen J. Zelkowicz

FOR all Nominees listed to the left	WITHHOLD AUTHORITY to vote (except as marked to the contrary for all nominees listed to the left)
☐	☐

(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list above)

	FOR	AGAINST	ABSTAIN
2. An Advisory Vote regarding the approval of compensation paid to our named Executive Officers.	☐	☐	☐
3. Approval of an Amendment to the 2016 Omnibus Equity Incentive Plan.	☐	☐	☐
4. Ratification of Independent Registered Public Accounting Firm.	☐	☐	☐

CONTROL NUMBER

Signature________________ **Signature, if held jointly**________________ **Date**________, **2021**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

17287_DLH_Holdings_Proxy_Card - Back

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

DLH HOLDINGS CORP.

The undersigned appoints Zachary C. Parker and Frederick G. Wasserman and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of DLH Holdings Corp. held of record by the undersigned at the close of business on January 25, 2021 at the Annual Meeting of Shareholders of DLH Holdings Corp. to be held on March 18, 2021, or at any adjournment thereof.

Due to concerns regarding the COVID-19 outbreak and to assist in protecting the health and well-being of our shareholders, employees, officers, directors and the community, the 2021 Annual Meeting will be held via the internet. Shareholders will be able to listen to the meeting live, submit questions related to, and vote online regardless of location via the internet at **https://www.cstproxy.com/dlhcorp/2021** by using the control number included on your notice regarding the availability of proxy materials, proxy card and the instructions that accompanied your proxy materials.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING EACH OF THE NOMINEES LISTED IN PROPOSAL 1, IN FAVOR OF PROPOSAL 2, PROPOSAL 3, AND PROPOSAL 4, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

(Continued, and to be marked, dated and signed, on the other side)